FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-11

Free Writing Prospectus

Structural and Collateral Term Sheet

$740,314,909

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$644,999,000

 (Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-C30

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

National Cooperative Bank, N.A.

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C30

July 20, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner

Deutsche Bank Securities Co-Manager	Morgan Stanley Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. or Morgan Stanley & Co. LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2015-C30	Certificate Structure

I.            Certificate Structure

Class	Expected Ratings (Fitch/Moody’s/Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/Aaa(sf)/AAA	$38,940,000		30.000%	(7)	2.79	09/15 - 06/20	44.5%	18.1%
A-2	AAAsf/Aaa(sf)/AAA	$4,385,000		30.000%	(7)	4.84	06/20 - 06/20	44.5%	18.1%
A-3	AAAsf/Aaa(sf)/AAA	$150,000,000		30.000%	(7)	9.83	03/25 - 06/25	44.5%	18.1%
A-4	AAAsf/Aaa(sf)/AAA	$263,131,000	(8)	30.000%	(7)	9.92	06/25 - 07/25	44.5%	18.1%
A-SB	AAAsf/Aaa(sf)/AAA	$61,764,000		30.000%	(7)	7.31	06/20 - 03/25	44.5%	18.1%
A-S(9)	AAAsf/Aa2(sf)/AAA	$51,822,000		23.000%	(7)	9.93	07/25 - 07/25	49.0%	16.5%
X-A	AAAsf/NR/AAA	$570,042,000	(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	NR/NR/AAA	$74,957,000	(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA-sf/NR/AA-	$43,493,000		17.125%	(7)	9.93	07/25 - 07/25	52.7%	15.3%
C(9)	A-sf/NR/A-	$31,464,000		12.875%	(7)	9.93	07/25 - 07/25	55.4%	14.5%
PEX(9)	A-sf/NR/A-	$126,779,000		12.875%	(7)	9.93	07/25 - 07/25	55.4%	14.5%

Non-Offered Certificates
X-E	BB-sf/NR/AAA	$16,657,000	(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-FG	NR/NR/AAA	$16,657,000	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-H	NR/NR/AAA	$22,209,909	(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
A-4FL	AAAsf/Aaa(sf)/AAA(20)	$263,131,000	(21)(22)	30.000%	LIBOR plus [ ](23)	9.92	06/25 - 07/25	44.5%	18.1%
A-4FX	AAAsf/Aaa(sf)/AAA	$0	(21)(22)	30.000%	(7)	9.92	06/25 - 07/25	44.5%	18.1%
D	BBB-sf/NR/BBB-	$39,792,000		7.500%	(7)	9.93	07/25 - 08/25	58.9%	13.7%
E	BB-sf/NR/BB-	$16,657,000		5.250%	(7)	10.01	08/25 - 08/25	60.3%	13.4%
F	B-sf/NR/B+	$8,328,000		4.125%	(7)	10.01	08/25 - 08/25	61.0%	13.2%
G	NR/NR/B-	$8,329,000		3.000%	(7)	10.01	08/25 - 08/25	61.7%	13.1%
H	NR/NR/NR	$22,209,909		0.000%	(7)	10.01	08/25 - 08/25	63.6%	12.7%

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated July 20, 2015 (the “Free Writing Prospectus”). Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates in the aggregate. The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2015-C30	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, D, E, F, G and H Certificates and the Class A-4FX, A-S, B and C regular interests in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)	Represents the maximum initial principal balance of the Class A-4 Certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $263,131,000.

(9)	The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $51,822,000, $43,493,000 and $31,464,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-FG Certificates are notional amount certificates. The Notional Amount of the Class X-FG Certificates will be equal to the aggregate principal balance of the Class F and G Certificates outstanding from time to time. The Class X-FG Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-FG Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-H Certificates are notional amount certificates. The Notional Amount of the Class X-H Certificates will be equal to the principal balance of the Class H Certificates outstanding from time to time. The Class X-H Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-H Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)	The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX regular interest. The ratings of Fitch, Moody’s and Morningstar do not address any shortfalls or delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

(21)	The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $263,131,000. The aggregate principal balance of the Class A-4FL and A-4FX Certificates will at all times equal the principal balance of the Class A-4FX regular interest. The maximum initial principal balance of the Class A-4FL certificates is $263,131,000. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $263,131,000.

(22)	The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX regular interest. The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.

(23)	The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2015-C30	Issue Characteristics

II.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	29	33	$317,294,563	42.9%
Rialto Mortgage Finance, LLC	14	22	191,491,726	25.9
C-III Commercial Mortgage LLC	31	34	108,072,533	14.6
Basis Real Estate Capital II, LLC	8	10	73,712,232	10.0
National Cooperative Bank, N.A.	19	19	49,743,856	6.7
Total	101	118	$740,314,909	100.0%

Loan Pool:

Cut-off Date Balance:	$740,314,909
Number of Mortgage Loans:	101
Average Cut-off Date Balance per Mortgage Loan:	$7,329,851
Number of Mortgaged Properties:	118
Average Cut-off Date Balance per Mortgaged Property(1):	$6,273,855
Weighted Average Mortgage Interest Rate:	4.531%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	45.7%
Weighted Average Original Term to Maturity or ARD (months):	120
Weighted Average Remaining Term to Maturity or ARD (months):	119
Weighted Average Original Amortization Term (months)(2):	355
Weighted Average Remaining Amortization Term (months)(2):	355
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.10x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.6%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.5%
% of Mortgage Loans with Additional Subordinate Debt(2):	14.2%
% of Mortgage Loans with Single Tenants(3):	5.1%
(1)	With respect to the Somerset Park Apartments mortgage loan, which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)	Fifteen (15) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2015-C30	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 88.9% of the mortgage pool (96 mortgage loans) has scheduled amortization, as follows:

46.3% (37 mortgage loans) provides for an interest-only period followed by an amortization period; and

42.6% (59 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 11.1% of the mortgage pool (five mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 65.8% and 3.30x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 7.2% of the mortgage pool (seven mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	88.7% of the pool
Insurance:	41.1% of the pool
Capital Replacements:	80.5% of the pool
TI/LC:	74.3% of the pool(1)
(1)	The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties. One mortgage loan identified on the Annex A-1 to the Free Writing Prospectus as “510-512 Bienville Street”, representing 1.0% of the aggregate Cut-off Date Balance, is secured by a multifamily property and has an initial TI/LC Reserve in the amount of $14,959. Such mortgage loan is not included in the TI/LC percentage above.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

90.5% of the mortgage pool (75 mortgage loans) features a lockout period, then defeasance only until an open period;

6.4% of the mortgage pool (18 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then a prepayment premium until an open period;

3.1% of the mortgage pool (eight mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2015-C30	Issue Characteristics

III.        Issue Characteristics

Securities Offered:	$644,999,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Rialto Mortgage Finance, LLC (“RMF”), C-III Commercial Mortgage LLC (C-III), Basis Real Estate Capital II, LLC (“Basis”) and National Cooperative Bank, N.A. (“NCB”)

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC

Co-Managers:	Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC

Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.

Special Servicers:	CWCapital Asset Management LLC and National Cooperative Bank, N.A.

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Pentalpha Surveillance LLC

Initial Majority Subordinate Certificateholder:	Ellington Management Group, LLC or an affiliate

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in August 2015 (or, in the case of any mortgage loan that has its first due date in September 2015, the date that would have been its due date in August 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about August 12, 2015.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in September 2015.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in September 2015.

Rated Final Distribution Date:	The Distribution Date in September 2058.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)

A.            Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF, Rooms, Units or Beds	Cut-off Date Balance Per SF, Room, Unit or Bed ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
RMF	Somerset Park Apartments	Troy	MI	1 / 1	$73,500,000	9.9%	Multifamily	2,226	$80,863	72.1%	72.1%	1.77	x	8.4%
WFB	Riverpark Square	Spokane	WA	1 / 1	60,000,000	8.1	Retail	374,490	160	54.5	46.1	1.73		10.9
WFB	Simmons Tower	Little Rock	AR	1 / 1	44,106,462	6.0	Office	623,354	71	74.9	56.0	1.45		11.7
WFB	Hilton Garden Inn - Downtown Denver	Denver	CO	1 / 1	34,876,763	4.7	Hospitality	221	157,813	56.2	41.3	2.08		15.4
WFB	Kent Office Portfolio	Various	NJ	1 / 2	26,500,000	3.6	Office	240,546	110	59.8	50.9	1.82		12.3
RMF	Sawmill Crossing Apartments	Columbus	OH	1 / 1	22,000,000	3.0	Multifamily	364	60,440	70.9	62.2	1.41		9.1
WFB	Residence Inn Charlotte	Charlotte	NC	1 / 1	21,942,896	3.0	Hospitality	150	146,286	68.6	55.3	1.77		11.8
RMF	Capitol Place Apartments	West Sacramento	CA	1 / 1	21,800,000	2.9	Multifamily	192	113,542	68.4	65.2	1.22		7.9
Basis	Pennbrook Apartments	Philadelphia	PA	1 / 1	18,300,000	2.5	Multifamily	218	83,945	70.9	60.8	1.20		7.5
Basis	Cross Gates Apartments Portfolio	Slidell	LA	1 / 3	15,483,256	2.1	Multifamily	296	52,308	72.0	59.1	1.28		8.7
Top Three Total/Weighted Average				3 / 3	$177,606,462	24.0%				66.8%	59.3%	1.68	x	10.1%

Top Five Total/Weighted Average				5 / 6	$238,983,225	32.3%				64.5%	55.8%	1.75	x	11.1%

Top Ten Total/Weighted Average				10 / 13	$338,509,378	45.7%				66.1%	57.2%	1.65	x	10.5%

Non-Top Ten Total/Weighted Average				91 / 105	$401,805,532	54.3%				61.5%	52.3%	2.48	x	14.5%
(1)	With respect to the Somerset Park Apartments mortgage loan, which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

B.            Summary of Pari Passu Loan Combinations

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Somerset Park Apartments	RMF	$73,500,000	WFCM 2015-C30	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	RMF	$106,500,000	(1)	No	TBD	TBD
(1)	The related pari passu companion loans (Notes A-1-2, A-1-3, A-2-2 and A-2-3) are currently held by RMF and are expected to be contributed to one or more future securitizations. No assurance can be provided that the Notes A-1-2, A-1-3, A-2-2 and A-2-3 will not be split further.

C.            Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
3	WFB	Simmons Tower(3)	$44,106,462	6.0%	$0	$28,437,194	5.760%	1.45	x	0.91	x	11.7%	7.1%	74.9%	123.2%
6	RMF	Sawmill Crossing Apartments	22,000,000	3.0	0	4,000,000	5.730	1.41		1.04		9.1	7.7	70.9	83.7
Total/Weighted Average			$66,106,462	8.9%	$0	$32,437,194	5.750%	1.44	x	0.95	x	10.8%	7.3%	73.6%	110.1%
(1)	In addition, fifteen (15) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.
(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(3)	The equity interests in the Simmons Tower Mortgage Loan borrower and certain affiliates have been pledged to secure additional mezzanine indebtedness of $28,437,194, which is held by an affiliate. Mezzanine debt payments are only required to be paid to the extent there is excess cash flow available after all required payments under the Simmons Tower Mortgage Loan, and unpaid principal and interest will be deferred and added to unpaid principal, with the balance due at maturity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Secured Financing and Mezzanine and Similar Financing” in the Free Writing Prospectus and the “Simmons Tower” large loan description in this Structural and Collateral Term Sheet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

D.            Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	WFB	Riverpark Square	Spokane	WA	Retail	$60,000,000	8.1%	GCCFC 2005-GG5
3	WFB	Simmons Tower	Little Rock	AR	Office	44,106,462	6.0	JPMCC 2005-LDP4
5.01	WFB	Princeton Corporate Plaza	Monmouth Junction	NJ	Office	24,500,000	3.3	JPMCC 2005-LDP4
5.02	WFB	One Naylon Place	Livingston	NJ	Office	2,000,000	0.3	JPMCC 2005-LDP4
7	WFB	Residence Inn Charlotte	Charlotte	NC	Hospitality	21,942,896	3.0	COMM 2005-C6
8	RMF	Capitol Place Apartments	West Sacramento	CA	Multifamily	21,800,000	2.9	BACM 2007-1
13	RMF	Plaza Diamond Bar	Diamond Bar	CA	Mixed Use	11,000,000	1.5	MLMT 2005-CIP1
15	RMF	Sheridan Professional Centre	Cooper City	FL	Office	10,325,370	1.4	GCCFC 2005-GG5
17	RMF	Best Western Brooklyn	Brooklyn	NY	Hospitality	10,000,000	1.4	BSCMS 2005-PWR8
19	CIIICM	Trafalgar Square Apartments	Greenville	NC	Multifamily	10,000,000	1.4	CD 2006-CD2
22	WFB	Superior Mini Storage - Reno	Reno	NV	Self Storage	8,577,365	1.2	MSC 2005-T19
23	RMF	Holiday Inn Express - Concord	Concord	NC	Hospitality	8,240,473	1.1	BACM 2005-4
24	RMF	Bristol Retail Portfolio	Bristol	Various	Retail	8,180,883	1.1	CSFB 2005-C3
25	WFB	Stor-N-Loc Self Storage	Santa Rosa	CA	Self Storage	8,000,000	1.1	GECMC 2005-C3
28	Basis	Tipp City Plaza	Tipp City	OH	Retail	6,700,000	0.9	BSCMS 2005-PWR7
29	WFB	Stater Brothers - Hesperia	Hesperia	CA	Retail	6,698,000	0.9	WBCMT 2005-C16
30	WFB	Stater Brothers - Hook	Victorville	CA	Retail	6,570,000	0.9	WBCMT 2005-C16
31	WFB	Stater Brothers - Bear Valley	Victorville	CA	Retail	6,188,000	0.8	WBCMT 2005-C16
32	WFB	Stater Brothers - Ridgecrest	Ridgecrest	CA	Retail	6,113,000	0.8	WBCMT 2005-C17
34	NCB	Park Towers Owners, Inc.	Brooklyn	NY	Multifamily	5,989,605	0.8	CSFB 2005-C5
35	WFB	Scotts Valley Junction	Scotts Valley	CA	Retail	5,984,673	0.8	GCCFC 2005-GG5
40.01	CIIICM	Aaron Storage	Dandridge	TN	Self Storage	1,756,800	0.2	LBUBS 2005-C5
40.02	CIIICM	A Tech Self Storage	Augusta	GA	Mixed Use	1,699,100	0.2	LBUBS 2005-C5
44	CIIICM	Superior Self Storage	Gold River	CA	Self Storage	4,500,000	0.6	BACM 2005-4
45	CIIICM	Western Way MHC	Tucson	AZ	Manufactured Housing Community	4,325,000	0.6	GECMC 2005-C3
46	CIIICM	Walgreens Rochester Hills	Rochester Hills	MI	Retail	4,284,000	0.6	LBUBS 2005-C5
50	WFB	All American Mini Storage	Claremont	CA	Self Storage	4,050,000	0.5	MSC 2006-T23
55	WFB	Napa Pointe	Napa	CA	Industrial	3,710,000	0.5	MSC 2006-HQ8
61	NCB	Briar Hill Owners Corp.	Briarcliff Manor	NY	Multifamily	3,297,340	0.4	MSC 2007-IQ13
63	NCB	12 Westchester Avenue Tenants Corp.	White Plains	NY	Multifamily	3,195,690	0.4	MSC 2006-IQ11
65	WFB	Maple Del Manor	Ravenna	OH	Manufactured Housing Community	3,096,379	0.4	MLMT 2005-LC1
67	WFB	Garden Lane Apartments	Shakopee	MN	Multifamily	2,931,649	0.4	WBCMT 2005-C20

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
69	NCB	Suburbia Owners, Inc.	Farmingdale	NY	Multifamily	2,791,797	0.4	CSMC 2006-C1
79	CIIICM	Planet Self Storage - Lindenwold	Lindenwold	NJ	Self Storage	2,300,000	0.3	BSCMS 2005-PW10
82	NCB	Croyden Apts. Inc.	Elmhurst	NY	Multifamily	2,095,951	0.3	MSC 2005-IQ10
84	NCB	175 East 79 Tenants Corp.	New York	NY	Multifamily	2,000,000	0.3	CSFB 2004-C4
86	NCB	Hartwell Station	Hartwell	GA	Retail	1,997,737	0.3	CSFB 2005-C6
87	CIIICM	Weiman’s MHC	Houston	TX	Manufactured Housing Community	1,951,000	0.3	LNSTR 2014-2
88	WFB	Calloway Road Storage Center	Tyler	TX	Self Storage	1,797,996	0.2	MLMT 2005-LC1
90	NCB	Brooks Holding Corp.	New York	NY	Multifamily	1,598,782	0.2	MSC 2007-IQ16
94	CIIICM	Mustang MHC	Alvin	TX	Manufactured Housing Community	1,318,000	0.2	LASL 2006-MF4
95	NCB	157 East 75th Street Corporation	New York	NY	Multifamily	1,298,166	0.2	MSC 2006-IQ11
97	WFB	Central Self Storage - Warner	Chandler	AZ	Self Storage	1,246,736	0.2	MSC 2005-T19
98	NCB	838 Greenwich St. Corp.	New York	NY	Multifamily	1,246,476	0.2	CSMC 2006-C1
101	NCB	Whitney Realty Corp.	New York	NY	Multifamily	847,585	0.1	MSC 2005-IQ10
	Total					$352,252,911	47.6%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

E.             Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
54	WFB	Pavlik Professional Center	FL	Office	$3,750,000	0.5%	$3,492,709	79.7%	17,095	$219	1.55x	10.0%	72.1%	67.2%	10	58
Total/Weighted Average					$3,750,000	0.5%	$3,492,709	79.7%			1.55x	10.0%	72.1%	67.2%	10	58

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

F.         Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	38	$256,447,112	34.6%	59.5%	54.2%	3.01	x	15.9%	15.6%	4.486%
Garden	17	180,058,880	24.3	69.8	64.4	1.52		8.6	8.3	4.634
Cooperative	18	47,746,119	6.4	15.9	13.7	9.70		47.8	47.8	3.806
Student Housing	1	18,300,000	2.5	70.9	60.8	1.20		7.5	7.4	4.640
Mid-Rise	1	7,200,000	1.0	71.4	60.1	1.22		7.9	7.8	4.900
Low Rise	1	3,142,113	0.4	38.3	31.1	1.80		11.6	11.0	4.520
Retail	30	162,878,142	22.0	64.9	55.3	1.53		10.0	9.2	4.458
Regional Mall	1	60,000,000	8.1	54.5	46.1	1.73		10.9	10.1	4.130
Single Tenant	7	37,571,746	5.1	74.6	63.2	1.28		8.3	7.9	4.595
Unanchored	13	25,936,486	3.5	70.2	60.0	1.45		10.1	9.2	4.801
Anchored	4	22,959,673	3.1	64.2	54.0	1.48		10.3	9.3	4.772
Shadow Anchored	5	16,410,237	2.2	73.5	65.2	1.53		10.0	9.1	4.367
Hospitality	6	94,050,680	12.7	62.0	48.9	1.88		13.6	11.9	4.534
Limited Service	3	53,117,236	7.2	59.9	46.1	1.99		14.4	12.9	4.500
Extended Stay	1	21,942,896	3.0	68.6	55.3	1.77		11.8	10.6	4.340
Full Service	2	18,990,548	2.6	60.1	49.2	1.67		13.6	10.6	4.855
Office	6	87,104,000	11.8	70.0	55.5	1.57		11.6	10.2	4.711
CBD	1	44,106,462	6.0	74.9	56.0	1.45		11.7	10.2	4.960
R&D	2	26,500,000	3.6	59.8	50.9	1.82		12.3	10.8	4.340
Medical	2	14,075,370	1.9	73.3	62.1	1.49		10.0	9.2	4.647
Suburban	1	2,422,168	0.3	73.4	59.6	1.54		10.6	9.5	4.590
Self Storage	19	69,670,435	9.4	66.3	56.7	1.57		9.8	9.5	4.524
Self Storage	19	69,670,435	9.4	66.3	56.7	1.57		9.8	9.5	4.524
Manufactured Housing Community	15	42,905,440	5.8	65.9	54.7	1.59		10.1	9.9	4.679
Manufactured Housing Community	15	42,905,440	5.8	65.9	54.7	1.59		10.1	9.9	4.679
Industrial	2	14,560,000	2.0	67.8	61.6	1.51		9.8	9.1	4.438
Flex	2	14,560,000	2.0	67.8	61.6	1.51		9.8	9.1	4.438
Mixed Use	2	12,699,100	1.7	71.2	64.7	1.51		10.2	9.5	4.754
Office/Retail	1	11,000,000	1.5	71.9	66.1	1.50		10.1	9.4	4.750
Self Storage/Office	1	1,699,100	0.2	66.7	55.8	1.59		10.5	10.0	4.780
Total/Weighted Average:	118	$740,314,909	100.0%	63.6%	54.5%	2.10	x	12.7%	12.0%	4.531%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the Somerset Park Apartments mortgage loan, which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

G.         Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	15	113,655,786	15.4%	67.7%	60.4%	1.41	x	9.1%	8.6%	4.573%
Southern	9	58,811,113	7.9	69.7	61.2	1.38		9.1	8.5	4.626
Northern	6	54,844,673	7.4	65.6	59.5	1.44		9.2	8.7	4.516
Michigan	5	83,803,427	11.3	71.8	70.4	1.73		8.6	8.3	4.570
Washington	6	73,190,000	9.9	54.5	45.8	1.65		10.4	9.7	4.226
New York	20	63,071,119	8.5	28.8	24.2	7.74		38.9	38.7	4.008
North Carolina	5	48,727,114	6.6	70.9	58.2	1.64		10.9	10.0	4.448
Arkansas	1	44,106,462	6.0	74.9	56.0	1.45		11.7	10.2	4.960
Ohio	6	43,401,379	5.9	69.1	59.0	1.47		9.9	9.2	4.702
Florida	6	38,869,620	5.3	70.5	59.4	1.47		9.9	9.2	4.766
Other(3)	54	231,490,001	31.3	65.2	54.2	1.61		11.0	10.1	4.600
Total/Weighted Average	118	$740,314,909	100.0%	63.6%	54.5%	2.10	x	12.7%	12.0%	4.531%

(1)	The mortgaged properties are located in 23 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the Somerset Park Apartments mortgage loan, which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). See Annex A-1 to the Free Writing Prospectus.
(3)	Includes 15 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

H.         Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)		Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
847,585 - 1,000,000		2	$1,710,085	0.2%
1,000,001 - 2,000,000		18	28,220,719	3.8
2,000,001 - 3,000,000		16	40,136,485	5.4
3,000,001 - 4,000,000		16	55,132,009	7.4
4,000,001 - 5,000,000		10	43,370,817	5.9
5,000,001 - 6,000,000		6	33,464,278	4.5
6,000,001 - 7,000,000		6	38,294,000	5.2
7,000,001 - 8,000,000		3	22,700,000	3.1
8,000,001 - 9,000,000		4	33,989,269	4.6
9,000,001 - 10,000,000		5	49,500,000	6.7
10,000,001 - 15,000,000		5	55,287,870	7.5
15,000,001 - 20,000,000		2	33,783,256	4.6
20,000,001 - 30,000,000		4	92,242,896	12.5
30,000,001 - 50,000,000		2	78,983,225	10.7
50,000,001 - 70,000,000		1	60,000,000	8.1
70,000,001 - 73,500,000		1	73,500,000	9.9
Total:		101	$740,314,909	100.0%
Average:		$7,329,851
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance		% of Cut-off Date Balance
1.22 - 1.30	5	$63,034,000		8.5%
1.31 - 1.40	16	94,351,232		12.7
1.41 - 1.50	9	49,435,947		6.7
1.51 - 1.60	13	56,267,226		7.6
1.61 - 1.70	12	109,992,082		14.9
1.71 - 1.80	9	30,556,464		4.1
1.81 - 1.90	7	157,792,113		21.3
1.91 - 2.00	5	45,229,823		6.1
2.01 - 2.25	4	39,786,403		5.4
2.26 - 2.50	2	44,876,763		6.1
3.01 - 3.50	2	7,987,922		1.1
3.51 - 4.00	1	3,297,340		0.4
4.01 - 31.18	16	37,707,593		5.1
Total:	101	$740,314,909		100.0%
Weighted Average:	2.21x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance		% of Cut-off Date Balance
1.20	1	$18,300,000		2.5%
1.21 - 1.30	17	118,805,232		16.0
1.31 - 1.40	8	40,515,000		5.5
1.41 - 1.50	18	139,164,804		18.8
1.51 - 1.60	13	55,600,357		7.5
1.61 - 1.70	8	37,499,194		5.1
1.71 - 1.80	9	198,152,922		26.8
1.81 - 1.90	3	33,921,379		4.6
1.91 - 2.00	2	9,440,473		1.3
2.01 - 2.25	3	39,922,694		5.4
3.01 - 3.50	2	7,987,922		1.1
3.51 - 4.00	1	3,297,340		0.4
4.01 - 31.18	16	37,707,593		5.1
Total:	101	$740,314,909		100.0%
Weighted Average:	2.10x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	83	$589,363,602	79.6%
Acquisition	17	147,309,258	19.9
Various	1	3,642,049	0.5
Total:	101	$740,314,909	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.680 - 3.750	7	$21,069,664	2.8%
3.751 - 4.000	9	21,646,475	2.9
4.001 - 4.250	7	83,472,029	11.3
4.251 - 4.500	20	163,321,143	22.1
4.501 - 4.750	35	277,490,406	37.5
4.751 - 5.000	16	148,715,645	20.1
5.001 - 5.250	4	20,130,548	2.7
5.251 - 5.500	3	4,469,000	0.6
Total:	101	$740,314,909	100.0%
Weighted Average:	4.531%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.5 - 8.0	6	$69,147,000	9.3%
8.1 - 9.0	19	170,423,179	23.0
9.1 - 10.0	23	132,262,726	17.9
10.1 - 11.0	17	121,197,584	16.4
11.1 - 12.0	8	100,812,851	13.6
12.1 - 13.0	4	41,611,479	5.6
13.1 - 14.0	2	9,440,473	1.3
14.1 - 15.0	2	11,550,000	1.6
15.1 - 16.0	2	39,069,705	5.3
16.1 - 18.0	2	7,092,319	1.0
18.1 - 124.6	16	37,707,593	5.1
Total:	101	$740,314,909	100.0%
Weighted Average:	12.7%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.4 - 8.0	17	$121,621,975	16.4%
8.1 - 9.0	17	178,332,030	24.1
9.1 - 10.0	24	114,883,638	15.5
10.1 - 11.0	17	215,034,318	29.0
11.1 - 12.0	3	20,327,400	2.7
12.1 - 13.0	1	3,495,931	0.5
13.1 - 14.0	2	36,076,763	4.9
14.1 - 15.0	1	1,550,000	0.2
15.1 - 16.0	1	4,192,942	0.6
16.1 - 18.0	2	7,092,319	1.0
18.1 - 124.6	16	37,707,593	5.1
Total:	101	$740,314,909	100.0%
Weighted Average:	12.0%

(1)    Information regarding mortgage loans that are cross-collateralized or cross-defaulted with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the Somerset Park Apartments mortgage loan, which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2015-C30	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	1	$3,750,000	0.5%
120	100	736,564,909	99.5
Total:	101	$740,314,909	100.0%
Weighted Average:	120 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
58	1	$3,750,000	0.5%
115 - 120	100	736,564,909	99.5
Total:	101	$740,314,909	100.0%
Weighted Average:	119 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	5	$82,350,000	11.1%
300	4	82,720,464	11.2
360	87	558,930,777	75.5
480	5	16,313,668	2.2
Total:	101	$740,314,909	100.0%
Weighted Average(3):	355 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	5	$82,350,000	11.1%
297 - 300	4	82,720,464	11.2
355 - 360	87	558,930,777	75.5
478 - 480	5	16,313,668	2.2
Total:	101	$740,314,909	100.0%
Weighted Average(5):	355 months

(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Springing (Without Established Account)	55	$447,052,836	60.4%
Soft/Springing Cash Management	3	113,606,462	15.3
None	34	100,886,611	13.6
Hard/Springing Cash Management	3	27,700,000	3.7
Hard/Upfront Cash Management	4	25,569,000	3.5
Springing (With Established Account)	1	18,300,000	2.5
Soft/Upfront Cash Management	1	7,200,000	1.0
Total:	101	$740,314,909	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	75	$669,881,211	90.5%
Lockout/GTR YM or 1%/Open	8	22,687,579	3.1
GTR YM or 1% / 1% / Open	18	47,746,119	6.4
Total:	101	$740,314,909	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.3 - 25.0	14	$33,110,857	4.5%
25.1 - 30.0	3	7,894,076	1.1
30.1 - 35.0	1	3,794,979	0.5
35.1 - 40.0	2	7,335,056	1.0
50.1 - 55.0	8	80,494,322	10.9
55.1 - 60.0	10	92,504,069	12.5
60.1 - 65.0	7	36,759,165	5.0
65.1 - 70.0	18	131,134,102	17.7
70.1 - 75.0	38	347,288,283	46.9
Total:	101	$740,314,909	100.0%
Weighted Average	63.6%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.3 - 20.0	14	$33,110,857	4.5%
20.1 - 25.0	3	8,339,055	1.1
25.1 - 30.0	1	3,350,000	0.5
30.1 - 35.0	2	7,335,056	1.0
35.1 - 45.0	11	63,235,395	8.5
45.1 - 50.0	6	84,783,361	11.5
50.1 - 55.0	13	79,882,374	10.8
55.1 - 60.0	16	145,303,043	19.6
60.1 - 65.0	28	184,963,268	25.0
65.1 - 70.0	6	56,512,500	7.6
70.1 - 72.1	1	73,500,000	9.9
Total:	101	$740,314,909	100.0%
Weighted Average	54.5%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	33	$316,911,400	42.8%
Amortizing Balloon	59	315,484,509	42.6
Interest-only, Balloon	5	82,350,000	11.1
Interest-only, Amortizing ARD	4	25,569,000	3.5
Total:	101	$740,314,909	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
Range of IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
11 - 12	5	$29,509,900	4.0%
24	14	171,948,000	23.2
36	9	58,175,000	7.9
48	3	21,397,500	2.9
60	5	39,650,000	5.4
84	1	21,800,000	2.9
Total:	37	$342,480,400	46.3%
Weighted Average	34 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	19	$68,721,500	9.3%
1	49	486,439,299	65.7
2	28	171,518,404	23.2
3	4	11,150,875	1.5
5	1	2,484,832	0.3
Total:	101	$740,314,909	100.0%
Weighted Average	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

V.        Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without applicable Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-FG and X-H Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date. For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-FG and X-H Certificates and Class A-4FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-FG and X-H Certificates and the Class A-4FX regular interest, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, on a pro rata basis, to principal on the Class A-4 Certificates and the Class A-4FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

      other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.   After the Class A-1, A-2, A-3, A-4 and A-SB Certificates, the Class A-4FX, A-S, B and C regular interests and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F, G and H Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $51,822,000, $43,493,000 and $31,464,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C”, respectively (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interests, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:	If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-FG, X-H, E, F, G, H, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F, G and H Certificates, and the Class A-4FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class H; second, to Class G; third, to Class F; fourth, to Class E; fifth, to Class D; sixth, to the Class C regular interest; seventh, to the Class B regular interest; eighth, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order. Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-FG Certificates will be reduced by the amount of all losses that are allocated to the Class F or Class G Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:	The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including the pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-FG and X-H Certificates and the Class A-4FX regular interest would be affected on a pari passu basis).

Servicing Advances:	The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The applicable Master Servicer will have the primary obligation to make any servicing advances with respect to the Somerset Park Apartments loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, PEX and D Certificates and the Class A-4FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class E, F, G and H Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F, G and H Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:	The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer. It will be a condition to such appointment that Fitch, Moody’s and Morningstar confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Somerset Park Apartments loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of a related pari passu companion loan described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to the Somerset Park Apartments mortgage loan, (a) the holder(s) of the pari passu companion loan(s) in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-C30 pooling and servicing agreement will not limit the consultation rights of the holder(s) of the related pari passu companion loan(s).

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority subordinate certificateholder or the subordinate class representative is a borrower, a manager of a related mortgaged property, an affiliate of any borrower or manager of a related mortgaged property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a borrower, a manager of the related mortgaged property or an affiliate of any borrower, the majority subordinate certificateholder and the subordinate class representative will have no right to receive asset status reports, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the applicable Special Servicer, with respect to such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

Replacement of Special Servicer by General Vote of Certificateholders:	During any “collective consultation period” or “senior consultation period”, each Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of either Special Servicer without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever either Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by either Special Servicer will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F, G or H Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:	There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Somerset Park Apartments mortgage loan, consultation rights of the holder(s) of the related pari passu companion loan(s), as described in the Free Writing Prospectus.

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by either Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2015-C30	Certain Terms and Conditions

termination and replacement of the Trust Advisor without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX and D Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by either Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Ellington Management Group, LLC or an affiliate will be the initial majority subordinate certificateholder.

Loan Combinations:

The mortgaged property identified on Annex A-1 to the Free Writing Prospectus as Somerset Park Apartments secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan. The Somerset Park Apartments loan combination will be principally serviced under the pooling and servicing agreement.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Loan Combinations”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

SOMERSET PARK APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

SOMERSET PARK APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

SOMERSET PARK APARTMENTS

Somerset Park Apartments
1911 Golfview Drive
Troy, MI 48084
Pontiac
Auburn Hills
Rochester Hills
Auburn Ave
Auburn Rd
South Blvd
Pine Trace Golf Course
Troy Farm Park
Firefighters Park
Chrysler Frwy
Square Lake Rd
Long Lake Rd
Lahser Rd
Adams Rd
Coolidge Hwy
Crooks Rd
Wattles Rd
Bloomfield Hills
AMTRAK
Woodward Ave
Troy
Walsh College
Raintree Park
Phillip J. Huber Park
Troy Commons Shopping Center
Somerset Collection-North
Somerset Collection-South
Big Beaver Rd
Kirts Blvd
Lone Pine Rd
Sterling Heights
Oakland Hills Country Club
Maple Rd
Midtown Square
TROY AMTRAK
Oakland/Troy Airport
Birmingham
Bloomfield Township
Clawson
Oakland Mall
Birmingham Golf Course
14 Mile Rd
OAKLAND COUNTY
Beverly Hills
13 Mile Rd
Rochester Rd
Stephenson Hwy
Dequindre Rd
Beaumont Health System
Royal Oak
Madison Heights
MACOMB COUNTY
Red Run Golf Club
Evergreen Rd
Southfield Rd
Greenfield Rd
12 Mile Rd
Universal Mall Shopping Center
Berkley
Main St
Hilton Rd
John R Rd
Lathrup Village
Warren
11 Mile Rd
Huntington Woods
Detroit Zoo
Civic Ctr. Park
Southfield Civic Ctr. Arena
Harley Ellis Devereaux
Yahoo
CDW
Lawrence Technological University
10 Mile Rd
Walter P. Reuther Frwy
Oak Park Blvd
John C. Lodge Frwy
Southfield
Hazel Park
9 Mile Rd
Oakland Comm. College-Southfield
Providence Park Hospital
Northland Center
Oak Park
Wyoming Ave
Ferndale
Berg Rd
8 Mile Rd
Detroit Metro-Wayne County Airport 20 miles
WAYNE COUNTY
DETROIT
Michigan State Fairgrounds
Downtown Detroit 8 miles
75
696
24
10
39
102
Waterford
Rochester
Shelby
Pontiac
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Royal Oak
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
DETROIT
Canton
Dearborn
Westland
WINDSOR
ONTARIO
CANADA
Lake St. Clair

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

No. 1 – Somerset Park Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$73,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance(1):	$73,500,000			Location:	Troy, MI
% of Initial Pool Balance:	9.9%			Size:	2,226 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(1):	$80,863
Borrower Names(2):	Various			Year Built/Renovated:	1964/2015
Sponsors:	Marc S. Solomon; Mark S. Rosen			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	88.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.2% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	89.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	90.2% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$13,621,953 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$14,090,070 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$14,747,617 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$24,789,739
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Expenses:	$9,759,082
				U/W NOI:	$15,030,657
				U/W NCF:	$14,719,017
				U/W NOI DSCR(1):	1.81x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.77x
				U/W NOI Debt Yield(1):	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.2%
Taxes	$672,715	$106,780	NAP	As-Stabilized Appraised Value(4):	$249,750,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(4):	May 20, 2016
Replacement Reserves	$26,500,000	$46,375	NAP	Cut-off Date LTV Ratio(1)(4):	72.1%
Environmental Reserve	$1,875	$0	NAP	LTV Ratio at Maturity or ARD(1)(4):	72.1%

(1)	The Somerset Park Apartments Loan Combination, totaling $180,000,000, is comprised of six pari passu notes (Notes A-1-1, A-1-2, A-1-3, A-2-1, A-2-2 and A-2-3). The controlling Notes A-1-1 and A-2-1 had a combined original principal balance of $73,500,000, have a combined outstanding principal balance as of the Cut-Off Date of $73,500,000 and will be contributed to the WFCM 2015-C30 Trust. The non-controlling Notes A-1-2, A-1-3, A-2-2 and A-2-3 had a combined original principal balance of $106,500,000, are currently held by Rialto Mortgage Finance, LLC and are expected to be contributed to a future trust or trusts. All statistical financial information related to the balances per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Somerset Park Apartments Loan Combination.
(2)	See “The Borrowers” section.
(3)	See “Escrows” section.
(4)	The “As-Stabilized” Appraised Value assumes the completion of $14.6 million of capital improvements as of May 20, 2016. An upfront replacement reserve of $26.5 million is in place. The appraiser concluded to an “as-is” appraised value of $227,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” value are both 79.1%.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Somerset Park Apartments Loan Combination”) that is evidenced by six pari passu promissory notes (the A-1-1, A-1-2, A-1-3, A-2-1, A-2-2 and A-2-3 notes) secured by a first mortgage encumbering a garden-style multifamily property located in Troy, Michigan (the “Somerset Park Apartments Property”). The Somerset Park Apartments Loan Combination was originated on June 30, 2015 by Rialto Mortgage Finance, LLC. The Somerset Park Apartments Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 4.550% per annum. The Somerset Park Apartments Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the Somerset Park Apartments Loan Combination. The Somerset Park Apartments Loan Combination matures on July 6, 2025.

Notes A-1-1 and A-2-1, which will be contributed to the WFCM 2015-C30 Trust, had an aggregate original principal balance of $73,500,000, have an aggregate outstanding balance as of the Cut-Off Date of $73,500,000 and collectively represent the controlling interest in the Somerset Park Apartments Loan Combination. Notes A-1-2, A-1-3, A-2-2 and A-2-3 (the “Somerset Park Apartments Companion Loans”), which are currently held by Rialto Mortgage Finance, LLC and are expected to be contributed to a future trust or trusts, had an aggregate original principal balance of $106,500,000 and each represents a non-controlling interest in the Somerset Park Apartments Loan Combination. See “Description of the Mortgage Pool – Loan Combination-The Somerset Park Apartments Loan Combination” in the Free Writing Prospectus. The lender provides no assurances that each of the Notes A-1-2, A-1-3, A-2-2 and A-2-3 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

Following the lockout period, the borrower has the right to defease the Somerset Park Apartments Loan Combination in whole, but not in part, on any date prior to January 6, 2025. In addition, the Somerset Park Apartments Loan Combination is prepayable without penalty on or after January 6, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$180,000,000	73.2%	Purchase price	$216,000,000	87.8%
Sponsors’ new cash contribution	65,943,738	26.8	Reserves	27,174,590	11.0
			Closing costs	2,769,148	1.1
Total Sources	$245,943,738	100.0%	Total Uses	$245,943,738	100.0%

The Property. The Somerset Park Apartments Property is a 2,226-unit garden-style multifamily property consisting of 158 two-story residential buildings situated on approximately 290.0 acres and located in Troy, Michigan. The Somerset Park Apartments Property is located 20 miles northwest of the Detroit central business district and adjacent to Somerset Collection, an upscale, luxury super-regional mall with more than 180 specialty stores. The Somerset Park Apartments Property was constructed from 1964 to 1970 and features 594 one-bedroom units, 1,500 two-bedroom units (including townhomes) and 132 three-bedroom units (including townhomes). The one-bedroom units have floor plans ranging from 700 to 1,100 square feet and average 860 square feet; the two-bedroom units have floor plans ranging from 850 to 1,600 square feet and average 1,172 square feet; the three-bedroom units have floor plans ranging from 924 to 1,800 square feet and average 1,674 square feet; the two-bedroom townhomes have floor plans ranging from 1,276 to 1,550 square feet and average 1,456 square feet and the three-bedroom townhomes have floor plans totaling 1,600 square feet. Overall, unit sizes range from 700 square feet to 1,800 square feet, with an average unit size of 1,124 square feet. Community amenities consist of a nine-hole golf course, a 16-acre park, a 2.5-mile walking path, five swimming pools with sun decks, a fitness center, eight tennis courts, a sand volleyball court, a basketball court, a softball field, cross-county skiing trails, a children’s playground, a leasing office and an activities center. Unit amenities include fully equipped kitchens, ceramic tiled baths, large closets, private patios/balconies, covered parking, ceiling fans, individual alarm systems, and washer/dryer connections. Selected units feature private entrances and walk-in closets. The Somerset Park Apartments Property contains 4,166 surface and carport parking spaces, reflecting an overall parking ratio of 1.9 spaces per unit. As of June 1, 2015, the Somerset Park Apartments Property was 90.2% occupied.

Following the acquisition of the Somerset Park Apartments Property, the borrowers plan to invest $14.6 million by June 2016 and $34.2 million ($15,364 per unit) in total in the Somerset Park Apartments Property for unit interior renovations, the addition of washer and dryers to each unit and the conversion of the two-bedroom/one bathroom units to two-bedroom/two bathroom units. Additional planned renovations include replacement of all unit windows and updates to all common hallways. Renovations are also planned for the common amenities, including updating the leasing office and activities buildings. Interior unit renovations will take place initially in currently vacant units; the currently occupied units will be renovated thereafter as they turn over, and are expected to be completed within five years.

The following table presents certain information relating to the unit mix of the Somerset Park Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom / 1 Bath	594	26.7%	860	$813
2 Bedroom / 1 Bath	1,022	45.9%	1,068	$942
2 Bedroom / 2 Bath	424	19.0%	1,420	$1,117
2 Bedroom / 1.5 Bath Townhouse	54	2.4%	1,456	$1,294
3 Bedroom / 2 Bath	112	5.0%	1,674	$1,484
3 Bedroom / 2.5 Bath Townhouse	20	0.9%	1,600	$1,510
Total/Weighted Average	2,226	100.0%	1,124	$982

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Somerset Park Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/1/2015(2)
88.6%	85.2%	89.0%	90.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Somerset Park Apartments Property:

Cash Flow Analysis

	2012	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$23,527,795	$24,671,362	$25,619,513	$26,164,959	$23,671,212	95.5%	$10,634
Grossed Up Vacant Space	0	0	0	0	2,584,442	10.4	1,161
Concessions	0	0	0	0	0	0.0	0
Other Income	1,029,576	1,072,722	1,116,409	1,203,420	1,203,420	4.9	541
Less Vacancy & Credit Loss	(3,148,730)	(3,238,295)	(3,280,155)	(3,302,927)	(2,669,335)(1)	(10.8)	(1,199)
Effective Gross Income	$21,408,641	$22,505,789	$23,455,767	$24,065,452	$24,789,739	100.0%	$11,136

Total Operating Expenses	$8,411,600	$8,883,836	$9,365,697	$9,317,835	$9,759,082	39.4%	$4,384

Net Operating Income	$12,997,041	$13,621,953	$14,090,070	$14,747,617	$15,030,657	60.6%	$6,752
Capital Expenditures	0	0	0	0	311,640	1.3	140
Net Cash Flow	$12,997,041	$13,621,953	$14,090,070	$14,747,617	$14,719,017	59.4%	$6,612

NOI DSCR	1.56x	1.64x	1.69x	1.77x	1.81x
NCF DSCR	1.56x	1.64x	1.69x	1.77x	1.77x
NOI DY	7.2%	7.6%	7.8%	8.2%	8.4%
NCF DY	7.2%	7.6%	7.8%	8.2%	8.2%

(1)	The underwritten economic vacancy is 10.2%. The Somerset Park Apartments Property was 90.2% physically occupied as of June 1, 2015.

Appraisal. As of the appraisal valuation date of May 20, 2015, the Somerset Park Apartments Property had an “as-is” appraised value of $227,500,000. The appraiser also concluded to an “as-stabilized” value of $249,750,000 with an “as-stabilized” valuation date of May 20, 2016. The “as-stabilized” valuation assumes that $14.6 million in renovations are completed by May 2016. $26.5 million of the $34.2 million in aggregate budgeted renovation costs was reserved upfront.

Environmental Matters. According to a Phase I environmental assessment dated June 2, 2015, there was no evidence of any recognized environmental conditions at the Somerset Park Apartments Property.

Market Overview and Competition. The Somerset Park Apartments Property is located in Troy, Michigan, approximately 20.0 miles northwest of the Detroit central business district. The Detroit metropolitan statistical area’s population of 4.3 million accounts for approximately 43.4% of the state of Michigan. Land uses surrounding the Somerset Park Apartments Property consist of retail and commercial developments along the Big Beaver Road corridor (the primary commercial artery for the neighborhood) interspersed with residential development. The Somerset Collection, located directly adjacent to the Somerset Park Apartments Property, is a super-regional mall containing approximately 1.5 million square feet with more than 180 stores and is anchored by Neiman Marcus, Saks Fifth Avenue, Nordstrom and Macy’s. The area’s largest automobile corridor, the Troy Motor Mall, is located just south of the Somerset Park Apartments Property and offers domestic and import brands as well as luxury brands such as Rolls Royce, Bentley, Bugatti and Lamborghini. Additional retailers are located along Big Beaver Road, the primary commercial corridor in the area, including freestanding and in-line retail, bank branches, and restaurants. Big Beaver Road is also a significant office corridor for the area, with approximately half of the 13.0 million square feet of office space found within the Troy office market. Primary regional access to the neighborhood is provided by Interstate 75, located approximately 1.6 miles east of the Somerset Park Apartments Property. Interstate 75 is the primary north/south freeway through the Detroit metropolitan statistical area and connects to Interstate 696, which is the primary east/west freeway through the northern suburbs of Detroit. Lastly, the Somerset Park Apartments Property is situated two blocks south of Big Beaver Road, the primary east/west commercial thoroughfare through Troy. The estimated 2015 population within a one-, three-, and five-mile radius of the Somerset Park Apartments Property is 8,471, 89,070, and 242,570, respectively, and the average household income within the same radii is $84,985, $100,794, and $98,333, respectively.

According to a third party market research report, the Somerset Park Apartments Property is located in the Detroit multifamily market and the Troy/Birmingham multifamily submarket. As of fourth quarter 2014, the Detroit multifamily market contained 214,301 units, with a 3.0% vacancy rate, and average monthly asking rent of $901 per unit. As of fourth quarter 2014, the Troy/Birmingham multifamily submarket contained 8,748 units, with a 2.0% vacancy rate, and average monthly asking rent of $1,137 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Somerset Park Apartments Property:

Competitive Set(1)

	Somerset Park Apartments (Subject)	Eagles Landing of Troy	Village Green of Troy	Charter Square Apartments	Buckingham Square Apartments	Amber Creek Village
Location	Troy, MI	Troy, MI	Troy, MI	Troy, MI	Troy, MI	Troy, MI
Distance to Subject	-	3.0 miles	2.6 miles	1.9 miles	4.4 miles	2.1 miles
Property Type	Garden	Garden	Mid-Rise	Garden	Garden	Garden
Number of Units	2,226	544	168	492	146	91
Average Rent (per unit)
Studio	NAP	NAP	NAP	NAP	NAP	$695-$745
1BR	$813	$775-$915	$850	$780-$825	$865-$955	$795-$895
2BR	$942-$1,294	$835-$1,000	$890-$975	$885-$910	$985-$1,280	$895-$1,345
3BR	$1,484-$1,510	NAP	NAP	$1,119-$1,130	$1,525	NAP
Utilities	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant
Total Occupancy	90%	97%	99%	98%	98%	99%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers, Troy Apts I, LLC, Troy Apts II, LLC, Troy Apts III, LLC and Troy Apts IV, LLC, are tenant-in-common borrowers, each structured as a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Somerset Park Apartments Loan Combination. Marc S. Solomon and Mark S. Rosen are the guarantors of certain nonrecourse carveouts under the Somerset Park Apartments Loan Combination.

The Sponsors. The sponsors, Marc S. Solomon and Mark S. Rosen, are founders and principals of The Solomon Organization. Mr. Solomon has over 40 years of commercial real estate experience and has participated in commercial real estate transactions in excess of $2.0 billion as a principal. Mr. Rosen, a principal of The Solomon Organization, has over 30 years of commercial real estate experience and has served as a past president of the New Jersey Apartment Association. The Solomon Organization owns and manages over 12,000 multifamily units in Connecticut, Michigan, New Jersey, New York and Pennsylvania.

Escrows. The loan documents provide for upfront escrows in the amount of $672,715 for real estate taxes, $1,875 for an environmental reserve and $26,500,000 for a capital expenditure reserve. The loan documents also provide for ongoing monthly reserves in the amount of $106,780 for real estate taxes and $46,375 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Somerset Park Apartments Property is insured via an acceptable blanket insurance policy; and (iii) the borrowers provide the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

The $26.5 million upfront capital expenditure reserve will be used for unit interior renovations ($13,680,000), the addition of washer and dryers to each unit ($6,100,000) and the conversion of the two-bedroom/one bathroom units to two-bedroom/two-bathroom units ($3,350,000). Additional renovations include replacement of all unit windows and updates to all common hallways. Improvements are also planned for the common amenities, including updating the leasing office and activities buildings. The borrowers plan to spend approximately $34.2 million ($15,364 per unit) on the renovation, of which $14.6 million is expected to be completed by June 2016. Funds in the capital expenditure reserve will be released as renovations are completed until a balance of $5.0 million is reached, which will not be released to the borrowers until the $26.5 million in capital improvements are completed and the Somerset Park Apartments Property achieves a net operating income debt yield of at least 8.75% based on the trailing twelve months performance.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Somerset Park Apartments Loan Combination requires the borrowers to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager be deposited into the lockbox account within five business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrowers, the guarantors or the property manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 90 days for the borrowers or guarantors and 120 days for the property manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrowers, the guarantors, or the property manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 90 day for the borrowers or guarantors and 120 days for the property manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

Property Management. The Somerset Park Apartments Property is managed by an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

SOMERSET PARK APARTMENTS

Assumption. The borrowers have the right to transfer the Somerset Park Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates and similar confirmations from each rating agency rating securities backed by the Somerset Park Apartments Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions, including, but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s and Morningstar; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined debt service coverage ratio is not less than 1.25x; and (iv) the lender receives rating agency confirmation from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Somerset Park Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

RIVERPARK SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

RIVERPARK SQUARE

VANCOUVER
BRITISH COLUMBIA
CANADA
U.S.
Nanaimo
Surrey
Abbotsford
Richmond
Bellingham
Victoria
Port Angeles
Oak Harbor
Everett
SEATTLE
Bremerton
Bellevue
Renton
TACOMA
Kent
WASHINGTON
Wenatchee
Ellensburg
Olympia
Yakima
Richland
Pasco
Kennewick
Walla Walla
Longview
Vancouver
PORTLAND
Beaverton
Gresham
OREGON
Pacific Ocean
SELKIRK MTS.
ID
Spokane
Coeur d'Alene
Pullman
Lewiston
Fairwood
Whitworth College
Mead
Hawthorne Rd
North Spokane Corridor
Country Homes
Newport Hwy
Northpointe Plaza
Pend Oreille Hwy
Wall St
Country Homes Blvd
Magnesium Rd
Town and Country
Lincoln Rd
Division St
Nevada St
Crestline St
Market St
Francis Ave
Bigelow Gulch Rd
Northwest
Joe Albi Stadium
Spokane VA Medical Center
Driscoll Blvd
A St
Belt St
Ash St
Shadle Shopping Center
Maple St
Providence Holy Family Hospital
NorthTown Mall
Wellesley Ave
Freya St
Hillyard
Little Baldy
(under construction)
Aubrey L White Pkwy
Spokane River
North Hill
Garland Ave
Nevada/ Lidgerwood
Empire Ave
Beacon Hill
Esmerelda Golf Course
Riverside State Park
SPOKANE
Northwest Blvd
Downriver Golf Course
Frederick Ave
Illinois Ave
Felts Field
Mukogawa Fort Wright Institute
AMTRAK
Spokane Falls Community College
Monroe St
Hamilton St
Spokane River
Spokane Community College
Mission Ave
SPOKANE COUNTY
Palisades Park
West Central
Spokane Arena
The Flour Mill
Ruby St
Gonzaga University
McCarthy Athletic Ctr.
INB Performing Arts Center
Chief Garry Park
Trent Ave
Spokane Valley
Spokane Co. Fair & Expo Center
Avista Stadium
Ohio Ave
Washington State Univ. - Riverpoint Campus
Riverpark Square
706-828 West Main Avenue
Spokane, WA 99201
SPOKANE AMTRAK
Spokane Convention Center
Sprague Ave
2nd Ave
Downtown
High Bridge Park
Indian Canyon Golf Course
Deaconess Hospital
Providence Sacred Heart Medical Center
East Central
Hartson Ave
Fairchild Air Force Base 7 miles
Sunset Hwy
Sunset Blvd
Cliff Canyon
Cedar St
E 17th Ave
Airport Dr
Spokane International Airport
Geiger Blvd
Lincoln St
Bernard St
Manito Park
Grand Blvd
Rockwood
Lincoln Park
Lincoln Heights
E 29th Ave
High Drive Park
E 35th Ave
Latah Valley
Inland Empire Way
E 37th Ave
Comstock
Thorpe Rd
Southgate
Glenrose Rd
The Creek at Qualchan
Manito Golf and Country Club
Palouse Hwy
Havana St
Regal St
E 57th Ave
Grove Rd
Browne Mountain
Hallett Rd
Cheney Spokane Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

RIVERPARK SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

RIVERPARK SQUARE

AMC
THEATRES

FOURTH & FIFTH FLOORS

Anchor | Non Anchor / In-line | AMBS Building | Vacant

NORDSTROM
VIVO
T3 WIRELESS
AMC THEATRES
FOOD COURT
WHIZ KIDS
Twigs
BISTRO AND MARTINI BAR

THIRD FLOOR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

No. 2 – Riverpark Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$60,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$60,000,000			Location:	Spokane, WA
% of Initial Pool Balance:	8.1%			Size(2):	374,490 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$160.22
Borrower Name:	River Park Square, L.L.C.			Year Built/Renovated:	1973/2001
Sponsor:	Cowles Company			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	July 7, 2015			3rd Most Recent Occupancy (As of):	94.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.0% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	97.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	95.3% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,744,460 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,811,303 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$6,796,876 (TTM 4/30/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$11,860,049
Additional Debt Type:	NAP			U/W Expenses:	$5,304,051
				U/W NOI:	$6,555,998
Escrows and Reserves(1):				U/W NCF:	$6,046,393
				U/W NOI DSCR:	1.88x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.73x
Taxes	$226,542	$75,514	NAP	U/W NOI Debt Yield:	10.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	10.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(3):	$110,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date(3):	May 29, 2015
Outstanding TI Reserve	$5,051,064	$0	NAP	Cut-off Date LTV Ratio(3):	54.5%
Apple Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(3):	46.1%

(1)	See “Escrows” section.
(2)

The square footage includes 13,951 square feet that is leased by the borrower in the AMBS Building, which is owned by an unaffiliated third party, and subleased to certain retail tenants, including Apple, Inc. See “Property” section.

(3)

The appraiser concluded to an “As-Stabilized” value of $116,000,000 based on an As-Stabilized valuation date of December 1, 2015. The as-stabilized value is primarily based on the payment of tenant improvement costs related to AMC Theater and Twigs Bistro & Martini Bar, which were reserved upfront. The As-Stabilized Cut-off Date LTV Ratio is 51.7% and the As-Stabilized LTV Ratio at Maturity is 43.7%.

The Mortgage Loan. The mortgage loan (the “Riverpark Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Spokane, Washington (the “Riverpark Square Property”). The Riverpark Square Mortgage Loan was originated on July 7, 2015 by Wells Fargo Bank, National Association. The Riverpark Square Mortgage Loan had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.130% per annum. The Riverpark Square Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Riverpark Square Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrower has the right to defease the Riverpark Square Mortgage Loan in whole, but not in part, on any date before April 11, 2025. In addition, the Riverpark Square Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

RIVERPARK SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$60,000,000	100.0%	Loan payoff(1)	$48,951,818	81.6%
			Reserves	5,277,606	8.8
			Closing costs	506,933	0.8
			Return of equity	5,263,643	8.8
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The Riverpark Square Property was previously securitized in the GCCFC 2005-GG5 transaction.

The Property. The Riverpark Square Property is a five-story regional mall totaling 374,490 square feet located in the central business district of Spokane, Washington. Originally built in 1973, the sponsor razed and rebuilt the Riverpark Square Property in two phases in 1999 and 2000, with Phase I consisting of the Nordstrom anchor and retail space west of the atrium (including 14 of AMC Theater’s 20 screens), and Phase II consisting of retail space east of the atrium (including the other six AMC Theater screens).The Riverpark Square Property is comprised of five buildings that are connected via a second floor skyway and features a four-level atrium with glass panel skylights providing ample natural light. The atrium includes the main entrance off Main Avenue, escalator access to the upper floors, and access to the north-south and east-west corridors containing the remainder of the small shop space. The sponsor has a reported total cost basis of approximately $96.5 million.

The Riverpark Square Property is anchored by Nordstrom, located at the west end of the Riverpark Square Property, and AMC Theater, located on the entire fourth and fifth floors, both of which have been in occupancy for over 15 years. Other major tenants include Apple, Inc. (“Apple”), Banana Republic, Pottery Barn and The North Face; however, no other tenant (outside of the anchors) represents more than 4.4% of the net rentable area. There are no other Nordstrom locations in the Inland Northwest region and the nearest Nordstrom store is located approximately 220 miles west of the Riverpark Square Property in Seattle, Washington. AMC Theater recently executed a lease amendment extending its lease for a 15-year term following the completion of an approximate $8.0 million renovation to its space. AMC Theater will fund approximately $4.0 million of the renovations, which include installing new seating, upgrading the sight and sound equipment, updating the concessions area and installing a bar and lounge. The Riverpark Square Property has averaged 95.0% occupancy since 2006, and has generated total sales of approximately $97.3 million in 2011, $106.9 million in 2012, $122.3 million in 2013 and $111.0 million in 2014. Parking at the Riverpark Square Property is provided via a ten-story parking garage containing 1,302 parking spaces and three additional surface lots for a total of 1,305 parking spaces resulting in a parking ratio of 3.5 spaces per 1,000 square feet of net rentable area. As of May 1, 2015, the Riverpark Square Property was 95.3% occupied by 46 tenants.

The overall center includes a 13,951 square foot building (“AMBS Building”) that is integrated as part of the Riverpark Square Property but is owned by an unaffiliated third party and the related income is not considered in the appraised value. The borrower leases the entire AMBS Building and subleases 9,773 square feet to retail tenants, including Apple, and such lease and subleases have been assigned to the lender. The AMBS Building lease expires on January 31, 2031 and is guaranteed by the sponsor. See the “Cash Flow Analysis” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

RIVERPARK SQUARE

The following table presents certain information relating to the tenancy at the Riverpark Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Nordstrom	BBB+/Baa1/A-	128,975	34.4%	$10.08	$1,300,000	21.9%	$215	4.7%	2/28/2020
AMC Theater	NR/NR/B+	80,811	21.6%	$15.00	$1,212,165	20.4%	$325,537(4)	21.2%	12/31/2030(5)
Total Anchor Tenant – Collateral		209,786	56.0%	$11.97	$2,512,165	42.2%

Major Tenants – Collateral
Twigs Bistro & Martini Bar(6)	NR/NR/NR	7,672	2.0%	$28.00(6)	$214,816(6)	3.6%	$267	14.5%	10/31/2025
Apple(7)	NR/Aa1/AA+	7,059(7)	1.9%	$30.00	$211,770	3.6%	$4,784	0.9%	1/31/2021
Banana Republic	BBB-/Baa3/BBB-	6,519	1.7%	$30.80	$200,785	3.4%	$291	14.0%	1/31/2020
Pottery Barn	NR/NR/NR	9,600	2.6%	$20.59	$197,664	3.3%	$366	11.1%	1/31/2023
The North Face	NR/A3/A	7,381	2.0%	$23.00	$169,763	2.9%	$266	13.6%	1/31/2022(8)
Total Major Tenants – Collateral		38,231	10.2%	$26.02	$994,798	16.7%

Non-Major Tenants – Collateral		108,712	29.0%	$22.47	$2,442,587	41.1%

Occupied Collateral Total		356,729	95.3%	$16.68	$5,949,550	100.0%

Vacant Space		17,761	4.7%

Collateral Total		374,490(7)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through February 2016, totaling $57,881.

(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2014.

(4)	Sales PSF for AMC Theater reflect the sales per screen based on 20 screens.

(5)	AMC Theater executed a lease amendment that extends the lease term for 15 years following the completion of a $8.0 million renovation of the AMC Theater space. The renovation is expected to be complete by December 31, 2015.

(6)	Twigs Bistro & Martini Bar is currently closed as the tenant completes the build out of its expansion space and rent will recommence on October 8, 2015. All related outstanding tenant improvement expenses and free rent have been reserved upfront.

(7)	Apple is located in the AMBS Building that is incorporated with but not owned by the borrower. The borrower leases the entire AMBS Building from an unaffiliated third party and in turn subleases that space to tenants.

(8)	The North Face has the right to terminate its lease effective on July 31, 2016 if sales for the trailing 12-month period ending January 31, 2016 do not exceed $350 per square foot.

The following table presents certain information relating to the historical sales and occupancy costs at the Riverpark Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2012	2013	2014	Current Occupancy Cost
Nordstrom	$263	$250	$215	4.7%
AMC Theater	$330,217(2)	$336,187(2)	$325,537(2)	21.2%

Total Comparable In-Line	$532	$655	$587	11.8%
Total Comparable In-Line (without Apple)	$323	$322	$324	12.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above. Current Occupancy Cost is based on 2014 sales.
(2)	Sales PSF for AMC Theater reflect the sales per screen based on 20 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

RIVERPARK SQUARE

The following table presents certain information relating to the lease rollover schedule at the Riverpark Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	946	0.3%	946	0.3%	$25,000	$26.43
2015	5	11,417	3.0%	12,363	3.3%	$242,651	$21.25
2016	6	15,136	4.0%	27,499	7.3%	$418,250	$27.63
2017	8	15,157	4.0%	42,656	11.4%	$388,989	$25.66
2018	3	11,074	3.0%	53,730	14.3%	$232,808	$21.02
2019	6	13,910	3.7%	67,640	18.1%	$349,236	$25.11
2020	6	159,031	42.5%	226,671	60.5%	$1,693,865	$10.65
2021	3	10,934	2.9%	237,605	63.4%	$360,445	$32.97
2022	2	12,080	3.2%	249,685	66.7%	$311,976	$25.83
2023	1	9,600	2.6%	259,285	69.2%	$197,664	$20.59
2024	2	4,586	1.2%	263,871	70.5%	$248,886	$54.27
2025	2	12,047	3.2%	275,918	73.7%	$267,616	$22.21
Thereafter	1	80,811	21.6%	356,729	95.3%	$1,212,165	$15.00
Vacant	0	17,761	4.7%	374,490	100.0%	$0	$0.00
Total/Weighted Average	46	374,490(4)	100.0%			$5,949,550	$16.68

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	The square footage includes 13,951 square feet that is leased by the borrower in the AMBS Building, which is owned by an unaffiliated third party, and subleased to certain retail tenants.

The following table presents historical occupancy percentages at the Riverpark Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
94.0%	97.0%	97.0%	95.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

RIVERPARK SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Riverpark Square Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,770,801	$5,947,432	$5,914,460	$5,949,550(2)	50.2%	$15.89
Grossed Up Vacant Space	0	0	0	581,314	3.0	0.95
Percentage Rent	154,424	158,293	158,342	93,076	0.8	0.25
Total Reimbursables	2,542,819	2,521,259	2,519,742	2,265,107	19.1	6.05
Other Income	237,420	208,350	213,474	249,744	2.1	0.67
Parking Income	3,268,855	3,331,509	3,275,043	3,331,509	28.1	8.90
Less Vacancy & Credit Loss	(20,000)	(65,000)	(20,000)	(610,250)(3)	(5.1)	(1.63)
Effective Gross Income	$11,954,318	$12,101,843	$12,061,061	$11,860,049	100.0%	$31.67

Total Operating Expenses	$5,209,859	$5,290,540	$5,264,185	$5,304,051	44.7%	$14.16
Net Operating Income	$6,744,460	$6,811,303	$6,796,876	$6,555,998	55.3%	$17.51
TI/LC	0	0	0	427,966	3.6	1.14
Capital Expenditures	0	0	0	81,639	0.7	0.22
Net Cash Flow	$6,744,460	$6,811,303	$6,796,876	$6,046,393	51.0%	$16.15

NOI DSCR	1.93x	1.95x	1.95x	1.88x(1)
NCF DSCR	1.93x	1.95x	1.95x	1.73x(1)
NOI DY	11.2%	11.4%	11.3%	10.9%(1)
NCF DY	11.2%	11.4%	11.3%	10.1%(1)

(1)	The U/W net cash flow includes sublease income from the tenants located in the AMBS Building and all expenses associated with the operations and maintenance of the AMBS Building. The U/W NOI DSCR, NCF DSCR, NOI DY and NCF DY excluding all income and expenses related to the AMBS Building are 1.88x, 1.73x, 10.9% and 10.1%, respectively.
(2)	U/W Base Rent includes contractual rent increases through February 2016, totaling $57,881.
(3)	The underwritten economic vacancy is 8.9% and collection loss is 0.4%. The Riverpark Square Property was 95.3% physically occupied as of May 1, 2015.

Appraisal. As of the appraisal valuation date of May 29, 2015, the Riverpark Square Property had an “as-is” appraised value of $110,000,000. The appraised value does not include income derived from the AMBS Building. The appraiser also concluded to an “as-stabilized” value of $116,000,000 with an as-stabilized valuation date of December 1, 2015. The as-stabilized value is primarily based on the payment of tenant improvement costs related to AMC Theater and Twigs Bistro & Martini Bar, which were reserved upfront. The as-stabilized Cut-off Date LTV ratio is 51.7% and the as-stabilized LTV ratio at maturity is 43.7%.

Environmental Matters. According to the Phase I environmental assessment dated June 5, 2015, there was no evidence of any recognized environmental conditions at the Riverpark Square Property.

Market Overview and Competition. The Riverpark Square Property is located at the northeast corner of West Main Avenue and North Lincoln Street in the central business district of Spokane, Washington, the second largest city in the state. The Riverpark Square Property is located within 300 yards of the Spokane River, just south of Riverfront Park, a 100-acre park originally created for the 1974 World’s Fair. The city of Spokane recently announced a $64.0 million renovation project to redevelop the Riverfront Park, including updating the playground, relocating the ice rink, constructing a new building for the carrousel and updating the pavilion. The Riverpark Square Property is located approximately 0.3 miles west of the Spokane Convention Center, which recently completed a reported $50.0 million expansion adding approximately 91,000 square feet of exhibit, ballroom, reception, meeting room and back-house space. Conventions already scheduled as a result of the expansion are expected to bring approximately $120.0 million in direct economic impact to the area. Downtown Spokane is densely built-out with a mixture of low- and mid-rise office and retail uses. The 2015 estimated population within a one, three- and five-mile radius of the Riverpark Square Property was 14,318, 102,665 and 210,485, respectively, and the estimated average household income within the same radii was $32,190, $51,360 and $55,601, respectively. The Riverpark Square Property has a primary trade area of 50-miles, with a 2015 estimated population and average household income of 703,680 and $63,718, respectively.

The Riverpark Square Property is located in the Spokane central business district retail submarket within the Spokane metropolitan area which is mostly built-out and has experienced modest new supply over the past several years. According to the appraisal, there are currently no retail projects under construction within the submarket; however, Urban Outfitters has a signed a letter of intent to lease a building adjacent to the Riverpark Square Property. As of the first quarter of 2015, the submarket reported a total inventory of 248 properties totaling approximately 3.8 million square feet with a 7.2% vacancy and average asking rent of $14.85 per square foot on a triple-net basis. The appraiser concluded to a gross market rent for a variety of tenant spaces and, overall, concluded that the in-place rents at the Riverpark Square Property are approximately 10.2% below market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

RIVERPARK SQUARE

The following table presents certain information relating to some comparable retail properties for the Riverpark Square Property:

Competitive Set(1)

	Riverpark Square (Subject)	Northtown Mall	Spokane Valley Mall	Silver Lake Mall
Location	Spokane, WA	Spokane, WA	Spokane, WA	Coeur d’Alene, ID
Distance from Subject	--	3.0 miles	10.0 miles	30.0 miles
Property Type	Regional Mall	Super Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1973/2001	1954/2000	2001/NAP	1989/NAP
Anchor Tenants	Nordstrom, AMC Theater	Macy’s, Sears, JC Penney, Kohl’s, Marshalls, Barnes & Noble, Regal Cinemas	Macy’s, JC Penney, Sears, Regal Cinemas	Macy’s, JC Penney, Sears, Sports Authority
Total GLA	374,490 SF	811,887 SF	870,000 SF	325,000 SF
Total Occupancy	95%	87%	97%	96%

(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.

The Borrower. The borrower is River Park Square, L.L.C., a Washington limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverpark Square Mortgage Loan. The Cowles Company is the guarantor of certain nonrecourse carveouts under the Riverpark Square Mortgage Loan.

The Sponsor. The sponsor is the Cowles Company, a fourth generation family-owned enterprise that operates a portfolio of legacy companies and seeks to invest in high growth businesses for the long-term benefit of shareholders, customers, employees and communities in which it operates. In addition to the ownership of the Riverpark Square Property, the Cowles Company real estate division includes Centennial Real Estate Investments, which manages approximately 1.0 million square feet of retail and commercial space in the greater Spokane area and approximately 1,300 acres of raw land zoned for commercial, industrial and residential use in the Spokane Valley.

Escrows. The loan documents provide for upfront reserves of $226,542 for taxes and $5,051,064 for outstanding tenant improvement obligations related to AMC Theater ($4,000,000) and Twigs Bistro & Martini Bar ($1,051,064). Ongoing monthly reserves are required in an amount equal to $75,514 for taxes. Ongoing monthly reserves in an amount equal to $6,803 for replacement reserves and $35,697 for tenant improvements and leasing commissions are suspended as long as no event of default has occurred and the amortizing debt service coverage ratio is at least 1.30x. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Riverpark Square Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. Upon the occurrence of Apple failing to renew its lease or providing notice of its intention not to renew its lease, the borrower will deposit into the reserve an amount equal to 125.0% of the estimated cost to complete the Apple Restoration Work (as defined below).

“Apple Restoration Work” is defined as the work required under the AMBS Building lease to be performed by the borrower upon the expiration of the Apple lease, which includes the removal of the façade installed on the storefront and re-installation of the elevator, escalators, stairwell and stairs that were removed prior to the Apple tenancy.

Lockbox and Cash Management. The Riverpark Square Mortgage Loan required a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposits all rents directly into such lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, the borrower or property manager will direct tenants to deposit all rents into the lockbox account and all excess funds on deposit in the lockbox account are swept into a lender-controlled sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing flow debt service coverage ratio being less than 1.20x; (iii) the occurrence of a Nordstrom Trigger Period (as defined below); or (iv) the borrower failing to deposit the required amount for the Apple Restoration Work. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20 for two consecutive calendar quarters; with regard to clause (iii), upon a Nordstrom Trigger Period ending; or with regard to clause (iv), upon the borrower depositing the required amount for the Apple Restoration Work.

A “Nordstrom Trigger Period” will commence upon the occurrence of the earlier of (i) Nordstrom being in material default under its lease; (ii) Nordstrom going dark or failing to be in physical occupancy of its space; (iii) Nordstrom terminating its lease or giving notice of its intention to terminate its lease or the Nordstrom lease failing to be in full force or effect; (iv) Nordstrom filing bankruptcy or similar insolvency or any resulting rent abatement or relief granted without the lender’s consent; or (v) Nordstrom failing to renew its lease prior to March 1, 2019. A Nordstrom Trigger Period will expire with regard to clause (i), upon Nordstrom curing all defaults under the Nordstrom lease; with regard to clause (ii), upon Nordstrom being in occupancy and open for business; with regard to clause (iii), upon Nordstrom revoking or rescinding its termination notice and affirming that the Nordstrom lease is in full force and effect; with regard to clause (iv), upon Nordstrom no longer being insolvent or subject to bankruptcy proceedings and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

RIVERPARK SQUARE

reaffirming its lease and Nordstrom is paying full, unabated rent; with regard to clause (v), upon Nordstrom renewing or extending its lease on terms acceptable to the lender; or with regard to all of the above, the borrower leasing the entire Nordstrom space to an acceptable replacement tenant on a lease acceptable to the lender and the replacement tenant is in occupancy, open for business and paying full, unabated rent.

Property Management. The Riverpark Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Riverpark Square Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Riverpark Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

SIMMONS TOWER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

SIMMONS TOWER

SIMMONS TOWER

Floor					
40	Entergy Arkansas, Inc 11,664 SF 10/2027				
39	Frost PLLC 11,930 SF 3/2020				
38	Gill Ragon Owen, PA 12,595 SF 11/2019				
37	Dover Dixon Horne PLLC 13,028 SF 12/2016				
36	McLarty Companies 10,656 SF 4/2018	Morgan Stanley Smith Barney Financing, LLC 3,374 SF 1/2016			
35	Barber Law Firm PLLC 5,065 SF 9/2025	Gadberry Financial Group 2,495 SF 8/2016	Vacant 5,614 SF	The Holmes Organisation 1,462 SF 12/2017	
34	Barber Law Firm PLLC 14,433 SF 9/2025				
33	Frost PLLC 13,400 SF 3/2020				
32	Bequette and Billingsly, PA 3,502 SF 3/2018	AT&T Messaging, LLC 819 SF 9/2016	Vacant 7,636 SF		
31	Apptegy, LLC 2,733 SF 6/2018	Vacant 6,171 SF	Spicer Rudstrom, PLLC 2,215 SF 6/2020	ICF Resources, LLC 1,483 SF 1/2016	
30	Frost PLLC 6,398 SF 3/2020	Integrated Direct Marketing 3,876 SF 3/2017	Vacant 3,248 SF		
29	Entergy Arkansas, Inc 13,265 SF 10/2027				
28	Entergy Arkansas, Inc 13,265 SF 10/2027				
27	Entergy Arkansas, Inc 16,076 SF 10/2027				
26	Entergy Arkansas, Inc 16,076 SF 10/2027				
25	Entergy Arkansas, Inc 16,076 SF 10/2027				
24	Entergy Arkansas, Inc 16,076 SF 10/2027				
23	Entergy Arkansas, Inc 16,076 SF 10/2027				
22	Entergy Arkansas, Inc 16,076 SF 10/2027				
21	Entergy Arkansas, Inc 16,076 SF 10/2027				
20	Entergy Arkansas, Inc 16,076 SF 10/2027				
19	Mitchell Williams Selig Gates Woodyard 16,513 SF 3/2018				
18	Mitchell Williams Selig Gates Woodyard 16,353 SF 3/2018				
17	Mitchell Williams Selig Gates Woodyard 15,952 SF 3/2018				
16	Vacant 3,935 SF	GSA - National Labor Relations 1,803 SF 6/2018	Arkansas Information Network 10,108 SF 12/2018		
15	Frost PLLC (Storage) 80 SF 4/2016	Lay Commercial Mortgage Co 1,158 SF 6/2016	Vacant 2,493 SF	Various 8,209 SF MTM	
14	Simmons First National Bank 19,128 SF 10/2019				
13	Simmons First National Bank 19,128 SF 10/2019				
12	Simmons First National Bank 19,128 SF 10/2019				
11	Vacant 19,128 SF				
10	GSA – HUD 20,151 SF 7/2022				
9	Arkansas Dept of Information Systems 19,157 SF 9/2015				
8	Vacant 19,128 SF				
7	GSA – HUD 4,795 SF 7/2022	Vacant 4,235 SF	GSA - Alcohol, Tobacco and Firearms 6,275 SF 10/2023	CBRE, Inc 1,469 SF 11/2019	
6	GSA – US Attorney 19,085 SF 3/2017				
5	GSA – US Attorney 19,085 SF 3/2017				
4	Vacant 7,706 SF	GSA – ITA Dept of Commerce 1,170 SF 10/2019	GSA – TSA 4,506 SF 9/2024	GSA – US Attorney 1,581 SF MTM	
3	Flake and Kelley Commercial 9,630 SF 7/2016	Pack Engineering 2,236 SF 2/2017	Vacant 3,779 SF	First Capital Management Group 1,427 SF 12/2050	
2	Various 3,845 SF	Various 3,691 SF MTM	Vacant 5,162 SF		
1	Simmons First National Bank (Lobby) 8,697 SF 10/2019	Floral Express 938 SF MTM	By Design Salon 817 SF 1/2019	Subway 1,978 SF 7/2016	Vacant 705 SF

Vacant | MTM | 2015 – 2016 | 2017 – 2018 | 2019 – 2020 | 2021+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

SIMMONS TOWER

Simmons Tower
425 West Capitol Avenue
Little Rock, AR 72201
North Little Rock
LITTLE ROCK
Downtown
East End
South End
Pulaski Heights
PULASKI COUNTY
Arkansas River
Bill and Hillary Clinton National Airport
Clinton Presidential Center & Library
River Market
Verizon Arena
First Security Amphitheatre
Statehouse Convention Ctr.
Dillard's Corporate Offices
LITTLE ROCK UNION STATION
RIVER RAIL STREETCAR
US District Court
State Capitol
Ark. Supreme Court
Arkansas Children's Hospital
Philander Smith Coll.
Arkansas Baptist College
QUAPAW QUARTER
Arkansas Arts Center
Mac Arthur Park
War Memorial Stadium
Little Rock Zoo
University of Arkansas Med. Sciences Ctr.
John L. McClellan Veterans Health
Univ. of Arkansas-Little Rock
Arkansas State Fair Complex
Allsopp Park
Fourche Bottoms Park
Gillam Park
Lakewood Village
AMTRAK
Cantrell Rd.
Kavanaugh Blvd.
Lee Ave.
W. Markham St.
W. 3rd St.
W. 7th St.
W. 9th St.
W. 12th St.
W. 16th St.
W. 17th St.
W. 28th St.
W. 47th St.
W. Roosevelt Rd.
E. Roosevelt Rd.
E. Broadway St.
E. Washington Ave.
E. 6th St.
Lincoln Ave.
Charles Bussey Ave.
Asher Ave.
Fair Park Blvd.
Van Buren St.
Woodrow St.
Peyton St.
Pine St.
Park St.
M.L.K. Jr. Dr.
Chester St.
S. Broadway
Main St.
Arch St.
Bragg St.
College St.
Bond Ave.
Frazier Pike
Springer Blvd.
Mabelvale Pike
N. Main St.
Pike Ave.
Percy Machin Dr.
MacArthur Dr.
Camp Robinson Rd.
Allen St.
Ridge Rd.
JFK Blvd.
McCain Blvd.
Fairway Ave.
Lakeview Rd.
Garland Ave.
N. Hills Blvd.
365
40
107
167
30
10
70
630
67
367
440
530
KS
Joplin
Springfield
Neosho
MISSOURI
MARK TWAIN NATL FOREST
West Plains
Poplar Bluff
Bentonville
Springdale
Fayetteville
OZARK NATIONAL FOREST
ARKANSAS
Jonesboro
Blytheville
Dyersburg
TENN.
Van Buren
Russellville
Searcy
West Memphis
MEMPHIS
Collierville
Fort Smith
Conway
OKLA.
Hot Springs Village
North Little Rock
OUACHITA NATIONAL FOREST
Southaven
LITTLE ROCK
Hot Springs
Redfield
Pine Bluff
Oxford
Clarksdale
Red River
MISSISSIPPI
Hope
Texarkana
Greenville
El Dorado
TEXAS
LOUISIANA
Longview
Bossier City
Monroe
SHREVEPORT
Vicksburg
JACKSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

No. 3 – Simmons Tower

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$44,175,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$44,106,462			Location:	Little Rock, AR
% of Initial Pool Balance:	6.0%			Size:	623,354 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$70.76
Borrower Name:	CADC-1, LLC			Year Built/Renovated:	1986/2014
Sponsors:	John J. Flake; Henry Kelley, Jr.			Title Vesting:	Fee
Mortgage Rate:	4.960%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy (As of)(3):	82.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	83.2% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of)(3):	85.4% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	85.7% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$5,145,023 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,112,107 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$5,080,033 (TTM 3/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$9,761,370
				U/W Expenses:	$4,589,926
				U/W NOI:	$5,171,444
				U/W NCF:	$4,479,184
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.68x
				U/W NCF DSCR(1):	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.7%
Taxes	$525,430	$52,543	NAP	U/W NCF Debt Yield(1):	10.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,900,000
Replacement Reserves	$0	$10,389	$374,013	As-Is Appraisal Valuation Date:	April 23, 2015
TI/LC Reserve	$0	$64,933	$2,337,578	Cut-off Date LTV Ratio(1):	74.9%
Tenant Specific TI/LC Reserve	$877,750	$0	NAP	LTV Ratio at Maturity or ARD(1):	56.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the Simmons Tower Mortgage Loan borrower and certain affiliates have been pledged to secure additional mezzanine indebtedness of $28,437,194, which is held by an affiliate of the borrower. The LTV ratios, DSCR, debt yields and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the Simmons Tower Property Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, the combined LTV ratio and the combined U/W NCF Debt Yield are 0.91x, 123.2% and 6.2%, respectively. Mezzanine debt payments are only required to be paid to the extent there is excess cash flow available after all required payments under the Simmons Tower Mortgage Loan, and unpaid principal and interest will be deferred and added to unpaid principal, with the balance due at maturity..
(2)	See “Escrows” section.
(3)	Historical occupancy represents the average over the prior 12-month period.

The Mortgage Loan. The mortgage loan (the “Simmons Tower Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 40-story office building and an adjacent parking garage located in Little Rock, Arkansas (the “Simmons Tower Property”). The Simmons Tower Mortgage Loan was originated on July 10, 2015 by Wells Fargo Bank, National Association. The Simmons Tower Mortgage Loan had an original principal balance of $44,175,000, has an outstanding principal balance as of the Cut-off Date of $44,106,462 and accrues interest at an interest rate of 4.960% per annum. The Simmons Tower Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Simmons Tower Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrower has the right to defease the Simmons Tower Mortgage Loan in whole, but not in part, on any date before April 11, 2025. In addition, the Simmons Tower Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

SIMMONS TOWER

Sources and Uses

Sources			Uses
Original loan amount	$44,175,000	100.0%	Loan payoff(1)	$41,781,691	94.6%
			Reserves	1,403,180	3.2
			Closing costs	709,815	1.6
			Return of equity	280,314	0.6
Total Sources	$44,175,000	100.0%	Total Uses	$44,175,000	100.0%

(1)	The Simmons Tower Property was previously securitized in the JPMCC 2005-LDP4 transaction.

The Property. The Simmons Tower Property is a 40-story, class A office tower totaling 623,354 square feet with ground floor retail (13,085 square feet; 2.1% of net rentable area) and an attached parking garage located in the Little Rock, Arkansas central business district (“CBD”). Constructed in 1986, the Simmons Tower Property is the tallest building in Little Rock, has a three-story lobby and provides for panoramic views of the Arkansas River and the Little Rock area. Amenities at the Simmons Tower Property include a fitness center, outdoor terraces and balconies, on-site leasing/management office, 24-hour security desk as well as ground floor retail, which includes Simmons First National Bank branch, Subway, a salon, and a flower/sundry shop. Parking is provided via an eight-level 952-space parking structure attached via sky-bridge resulting in a parking ratio of 1.5 spaces per 1,000 rentable square feet. The largest tenant at the Simmons Tower Property, Entergy Arkansas, Inc. (166,963 square feet; 26.8% of the net rentable area; rated Baa2/BBB by Moody’s/S&P), which houses its corporate headquarters at the Simmons Tower Property, has been in occupancy since 1986 and recently extended the term of its lease through October 2027. The second largest tenant, Simmons First National Bank (66,081 square feet; 10.6% of the net rentable area), has been in occupancy at the Simmons Tower Property since 2004 and has notable exterior signage on the building. Given the close proximity to the federal courthouse (across the street), the state capitol (0.8 miles west), and several other government buildings downtown, the Simmons Tower Property appeals to law firms, firms doing business with the state and local governments, and government-affiliated tenants, as evidenced by a tenancy which includes the General Services Administration (“GSA”), the Bureau of Alcohol, Tobacco, Firearms and Explosives, the Department of Commerce, and the U.S. Department of Housing and Urban Development. The Simmons Tower Property has benefited from strong historical occupancy with an average occupancy of 87.0% since 2005. Additionally, the Simmons Tower Property has experienced excellent tenant retention with approximately 70.9% of the net rentable area and 82.4% of underwritten base rent having been at the Simmons Tower Property for at least 10 years. As of June 30, 2015 the Simmons Tower Property was 85.7% leased by 59 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

SIMMONS TOWER

The following table presents certain information relating to the tenancy at the Simmons Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Entergy Arkansas, Inc.(3)	NR/Baa2/BBB	166,963	26.8%	$17.32(4)	$2,891,499(4)	32.9%	10/31/2027(5)
Simmons First National Bank	NR/NR/NR	66,081	10.6%	$15.13	$999,475	11.4%	10/31/2019
Mitchell Williams Selig Gates Woodyard	NR/NR/NR	48,818	7.8%	$15.96	$779,135	8.9%	3/31/2018
GSA - US Attorney	AAA/Aaa/AA+	39,751	6.4%	$16.00	$636,016	7.2%	3/31/2017(6)
Frost PLLC	NR/NR/NR	31,808	5.1%	$15.24	$484,732	5.5%	3/31/2020
Barber Law Firm PLLC(7)	NR/NR/NR	19,498	3.1%	$17.95	$349,989	4.0%	9/30/2025
Total Major Tenants		372,919	59.8%	$16.47	$6,140,847	69.9%

Non-Major Tenants(8)		161,495	25.9%	$16.35(8)	$2,641,053	30.1%

Occupied Collateral Total		534,414	85.7%	$16.43	$8,781,900	100.0%

Vacant Space		88,940	14.3%

Collateral Total		623,354	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include a contractual rent step through February 1, 2016 totaling $15,134.
(3)	Borrower-affiliated tenant. Entergy Arkansas, Inc. owns an indirect interest in the borrower.
(4)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Entergy Arkansas, Inc. represent the tenant’s average rent through the loan term. Entergy Arkansas Inc.’s current in-place rental rate is $16.49 per square foot.
(5)	Entergy Arkansas, Inc. has a one-time right to reduce its space in whole floor increments on November 1, 2020 with 18 months written notice. However, Entergy Arkansas, Inc. may not reduce their total square footage below 100,000 square feet (16.0% of net rentable area).
(6)	GSA – US Attorney has the right to terminate the lease at any time with 60 days’ notice.
(7)	Barber Law Firm PLLC is in the process of building out its space on the 34th and 35th floors. Barber Law Firm PLLC will take occupancy and begin paying rent on October 1, 2015. All outstanding tenant improvements, leasing commissions and gap rent have been reserved upfront.
(8)	Non-Major Tenants includes the conference and break rooms (1,502 square feet or 0.2% of the net rentable area) which do not have associated leases or underwritten rent. Annual U/W Base Rent PSF excluding the conference and break rooms is $16.50 per square foot.

The following table presents certain information relating to the lease rollover schedule at the Simmons Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(5)	36	14,528	2.3%	14,528	2.3%	$226,783	$15.61
2015	7	22,531	3.6%	37,059	5.9%	$355,679	$15.79
2016	11	34,466	5.5%	71,525	11.5%	$588,984	$17.09
2017	6	45,744	7.3%	117,269	18.8%	$742,580	$16.23
2018	11	78,790	12.6%	196,059	31.5%	$1,293,794	$16.42
2019	9	80,962	13.0%	277,021	44.4%	$1,249,860	$15.44
2020	4	33,943	5.4%	310,964	49.9%	$523,101	$15.41
2021	0	0	0.0%	310,964	49.9%	$0	$0.00
2022	2	24,946	4.0%	335,910	53.9%	$399,136	$16.00
2023	1	6,275	1.0%	342,185	54.9%	$91,741	$14.62
2024	1	4,506	0.7%	346,691	55.6%	$72,096	$16.00
2025	1	19,498	3.1%	366,189	58.7%	$349,989	$17.95
Thereafter	12	168,225	27.0%	534,414	85.7%	$2,888,158	$17.17
Vacant	0	88,940	14.3%	623,354	100.0%	$0	$0.00
Total/Weighted Average	101	623,354	100.0%			$8,781,900	$16.43

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Numerous tenants operate under more than one lease.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(5)	MTM includes the conference and break rooms which do not have associated leases or underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

SIMMONS TOWER

The following table presents historical occupancy percentages at the Simmons Tower Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/30/2015(2)
82.1%	83.2%	85.4%	85.7%

(1)	Information obtained from the borrower. Historical occupancy represents the average over the prior 12-month period.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Simmons Tower Property:

Cash Flow Analysis

	2012	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,287,145	$8,464,014	$8,699,945	$8,734,275	$8,781,900	90.0%	$14.09
Grossed Up Vacant Space	0	0	0	0	1,503,584	15.4	2.41
Total Reimbursables	91,013	101,518	84,584	44,913	55,596	0.6	0.09
Other Income	224,049	227,266	239,032	221,019	221,019	2.3	0.35
Parking Income	633,080	660,263	703,017	702,855	702,855	7.2	1.13
Less Vacancy & Credit Loss	0	0	0	0	(1,503,584)(1)	(15.4)	(2.41)
Effective Gross Income	$9,235,287	$9,453,061	$9,726,578	$9,703,062	$9,761,370	100.0%	$15.66

Total Operating Expenses	$4,325,259	$4,308,038	$4,614,471	$4,623,029	$4,589,926	47.0%	$7.36

Net Operating Income	$4,910,028	$5,145,023	$5,112,107	$5,080,033	$5,171,444	53.0%	$8.30
TI/LC	0	0	0	0	536,421	5.5	0.86
Capital Expenditures	0	0	0	0	155,839	1.6	0.25
Net Cash Flow	$4,910,028	$5,145,023	$5,112,107	$5,080,033	$4,479,184	45.9%	$7.19

NOI DSCR	1.59x	1.67x	1.66x	1.65x	1.68x
NCF DSCR	1.59x	1.67x	1.66x	1.65x	1.45x
NOI DY	11.1%	11.7%	11.6%	11.5%	11.7%
NCF DY	11.1%	11.7%	11.6%	11.5%	10.2%

(1)	The underwritten economic vacancy is 14.6%. The Simmons Tower Property was 85.7% physically occupied as of June 30, 2015.

Appraisal. As of the appraisal valuation date of April 23 2015, the Simmons Tower Property had an “as-is” appraised value of $58,900,000.

Environmental Matters. According to the Phase I environmental reports dated April 29, 2015 and May 13, 2015, there is one underground storage tank (“UST”) owned by the borrower that is currently used at the Simmons Tower Property. No records of leaks, spills or other releases were identified in the historical records reviewed and the UST is registered as current and compliant. However, based on the age of the UST, it is considered a recognized environmental condition. No further investigation or action is recommended. Additionally, from 1926 to the 1950s, the northeast portion of the Simmons Tower Property was utilized as a gasoline filling station. However, based on the elapsed time since the last observed use as a gasoline station, no further investigation or action is recommended.

Market Overview and Competition. The Simmons Tower Property occupies approximately half a city block in the Little Rock, Arkansas central business district (“CBD”) and is connected via sky-bridge to the adjacent parking garage. The Simmons Tower Property is located on Capitol Avenue, a major east-west thoroughfare which extends from the core of the CBD to the state capital complex, approximately 0.8 miles west of the Simmons Tower Property. The government accounts for 20.6% of the total employment in the Little Rock metropolitan area. Additionally, opposite the northwest corner of the Simmons Tower Property is the Richard Sheppard Arnold United States Federal Courthouse, which underwent a $49.1 million renovation and expansion in 2006, which included construction of a 160,000 square foot, five-story annex with 12 courtrooms, 12 judicial chambers and a subterranean parking garage. The strong presence of federal and state government buildings within close proximity appeals to the tenancy of Simmons Tower Property. Approximately 0.8 miles northeast of Simmons Tower Property, along the Arkansas River, is the River Market District, the cultural center of Little Rock. The River Market District has led the charge in the revitalization of downtown Little Rock and features numerous pavilions, a 30-acre park, and a 7,500-seat amphitheater along with several retail and residential developments and the William J. Clinton Presidential Center and Library. The River Rail Streetcar is in the planning stages of extending the rail line south to the William J. Clinton Presidential Center, which would connect the Little Rock CBD to the residentially-dense North Little Rock. The 2014 estimated population within a one-, three- and five-mile radii of the Simmons Tower Property was 5,694, 48,409 and 120,293, respectively. The average household income within the same one-, three- and five-mile radii was $36,598, $41,682 and $52,772, respectively.

According to the appraisal, the Simmons Tower Property is located in the Little Rock office market and the CBD office submarket, which comprises approximately 4.2 million square feet of office space as of the first quarter of 2015 and accounts for approximately 40.9% of Little Rock’s office inventory. As of the first quarter of 2015, the class A submarket occupancy rate was 98.0% and the average class A asking rent within the submarket was $15.66 per square foot on a gross basis. Based on the mix of different office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

SIMMONS TOWER

suites and floors, storage space, and retail components at the Simmons Tower Property, the appraiser concluded to a blended market rate of $16.82 per square foot, gross, which is 2.4% above the Simmons Tower Property’s blended rental rate of $16.43 per square foot, gross.

The following table presents certain information relating to comparable office properties for the Simmons Tower Property:

Competitive Set(1)

	Simmons Tower (Subject)	Regions Center	Bank of America Plaza	Stephens Building	Riverfront Plaza – Building 5	Riverfront Plaza – Building 1 & 2
Location	Little Rock, AR	Little Rock, AR	Little Rock, AR	Little Rock, AR	Little Rock, AR	Little Rock, AR
Distance from Subject	--	0.1 miles	0.1 miles	0.3 miles	2.6 miles	2.6 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/NAP	1975/NAV	1968/NAV	1985/NAV	1982/NAV	1982/NAV
Stories	40	30	24	25	12	7
Total GLA	623,354 SF	554,491 SF	268,598 SF	471,556 SF	212,165 SF	180,494 SF
Total Occupancy	86%	95%	68%	99%	68%	98%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is CADC-1, LLC, a Delaware limited liability company which is a single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Simmons Tower Mortgage Loan. Flake & Kelley Management, Inc. is the guarantor of certain nonrecourse carveouts under the Simmons Tower Mortgage Loan.

The Sponsors. The sponsors are John J. Flake and Henry Kelley, Jr., principals of Flake & Kelley Management, Inc. Flake & Kelley Management, Inc. is a commercial real estate firm based in Little Rock, Arkansas and headquartered at the Simmons Tower Property that specializes in property management, tenant representation, development management, consulting, and investment sales. Founded by John Flake in 1979 and with the inclusion of Hank Kelly in 1984, Flake & Kelley Management, Inc. has established a management portfolio of 5.9 million square feet of office, retail and industrial space. Flake & Kelley Management, Inc. have significant commercial real estate experience, specifically in the downtown Little Rock submarket and have owned, operated, and leased the Simmons Tower Property since development in 1986. John Flake and Henry Kelly, principals of the guarantor, disclosed four prior deeds-in-lieu of foreclosure, one prior bankruptcy and one default. See “Description of the Mortgage Pool –Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $525,430 for real estate taxes and $877,750 for tenant improvements, leasing commissions and gap rent associated with the space leased to Barber Law Firm PLLC. The loan documents also provide for ongoing monthly escrows in the amount of $52,543 for real estate taxes, $10,389 for replacement reserves (subject to a cap of $374,013) and $64,933 for tenant improvements and leasing commissions (subject to a cap of $2,337,578). The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Simmons Tower Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policy and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Simmons Tower Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within one day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or a Simmons Tower Mezzanine Loan (as defined below) event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar month or (iii) the earlier to occur of (a) the date on which Entergy Arkansas, Inc. gives notice of its election to reduce its leased space, and (b) May 1, 2019.

A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default or mezzanine event of default; with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (iii), upon the earlier to occur of (a) if on or before May 1, 2019, Entergy Arkansas, Inc. does not elect to reduce its leased space, or (b) the date on which the excess cash flow funds captured during the Cash Trap Event Period equals an amount no less than $20 per square foot of the amount reduced by Entergy Arkansas, Inc. leased space reduction (provided that a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (i) or (ii) above).

Property Management. The Simmons Tower Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Simmons Tower Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the mezzanine debt (see “Subordinate and Mezzanine Indebtedness” section) has been paid in full and no additional obligations thereunder remain outstanding; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

SIMMONS TOWER

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Rogers-Flake Investments, LLC (the “Simmons Tower Mezzanine Lender”), an affiliate of the Simmons Tower Mortgage Loan borrower and sponsor, has an existing $28,437,194 mezzanine loan (the “Simmons Tower Mezzanine Loan”) to Capitol Avenue Development Company, A Limited Partnership (the “Mezzanine Borrower”). The Mezzanine Borrower is the sole member of the Simmons Tower Mortgage Loan Borrower, and Entergy Arkansas, Inc. owns an approximate 90.0% indirect interest in the Mezzanine Borrower. The Simmons Tower Mezzanine Loan was the result of a restructuring of maturing senior mortgage debt in 1997, which has been maintained to obviate adverse tax consequences. See “Description of the Mortgage Pool –Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The Simmons Tower Mezzanine Loan has a maturity date of July 20, 2027 and monthly principal and interest payments on the Simmons Tower Mezzanine Loan will accrue and are only required to the extent there is excess cash flow available after all required payments under the Simmons Tower Mortgage Loan, and unpaid principal and interest will be deferred and added to unpaid principal, with the balance due at maturity. The Simmons Tower Mezzanine Loan may only be accelerated if, among other things, (i) there is an event of default under the Simmons Tower Mortgage Loan or (ii) the Entergy Arkansas, Inc. lease expires or is terminated. The rights of the lender under the Simmons Tower Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus. The borrower is not permitted to incur any future subordinate debt.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Simmons Tower Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Simmons Tower Property during the loan term. At the time of closing, the Simmons Tower Property has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

HILTON GARDEN INN – DOWNTOWN DENVER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

HILTON GARDEN INN – DOWNTOWN DENVER

Hilton Garden Inn - Downtown Denver
1400 Welton Street
Denver, CO 80202
DENVER
LoDo
Downtown
Uptown
Capitol Hill
Civic Center
Lincoln Park
Highland
City of Cuernavaca Park
Denver Skate Park
South Platte River
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
UNION STATION
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Tivoli Student Union
Events Center
Center for Colo. & the West Auraria Library
Univ. of Colorado at Denver
King Center
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
Four Seasons Hotel Denver
Spire
17th Street Plaza
1600 Larimer
One Tabor Center
US Bank Tower
707 17th Street
Denver Place
U.S. Courthouse
1999 Broadway
Century Link Tower
555 17th Street
Denver Pavilions
Republic Plaza
Denver World Trade Center
1700 Broadway
1670 Broadway
1560 Broadway
Wells Fargo Center
Denver Public Works
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
Civic Center Park
State Capitol
Colorado History Museum
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Lawson Park
Lincoln Park
Sunken Gardens Park
Cherry Creek
16TH STREET MALL
D,F,H LINES
RTD LIGHT RAIL D LINE
W,C,E LINES
W LINE
RTD LIGHT RAIL
C,D,E,F,H LINES
PEPSI CENTER/ELITCH GARDENS
AURARIA WEST
COLFAX AT AURARIA
THEATRE DISTRICT/CONV. CENTER
16TH ST/STOUT
18TH ST/STOUT
16TH ST/CALIFORNIA
18TH ST/CALIFORNIA
20TH ST/WELTON
25TH ST/WELTON
10TH/OSAGE
25
40
287
32nd Ave.
29th Ave.
Pecos St.
Osage St.
23rd St.
Denargo St.
Huron St.
Wewatta St.
20th St.
Central St.
15th St.
Speer Blvd.
Wynkoop St.
Wazee St.
Blake St.
Market St.
Larimer St.
Lawrence St.
15th St.
14th St.
17th St.
18th St.
19th St.
20th St.
21st St.
22nd St.
Arapahoe St.
Broadway
Champa St.
Stout St.
Welton St.
Glenarm Pl.
Tremont Pl.
Park Ave.
Washington St.
22nd St.
21st St.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
E. Colfax Ave.
W. Colfax Ave.
E. 14th Ave.
W. 14th Ave.
E. 13th Ave.
W. 13th Ave.
E. 12th Ave.
W. 12th Ave.
E. 11th Ave.
W. 11th Ave.
E. 10th Ave.
W. 10th Ave.
Sherman St.
Grant St.
Logan St.
Pennsylvania St.
Pearl St.
Washington St.
Clarkson St.
Lincoln St.
Auraria Pkwy
7th St.
9th St.
5th St.
Curtis St.
13th St.
Court Pl.
Glenarm Pl.
Welton St.
Tremont Pl.
Fox St.
Speer Blvd.
Shoshone St.
Rio Ct.
Osage St.
Mariposa St.
Lipan St.
Kalamath St.
Santa Fe Dr.
Inca St.
Galapago St.
Cherokee St.
Bannock St.
Acoma St.
Broadway
Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Wheat Ridge
DENVER
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Golden
Applewood
Glendale
Cherry Hills Village
Greenwood Village
Lone Tree
Parker
Denver International Airport
Rocky Mountain Arsenal Natl Wildlife Refuge
JEFFERSON COUNTY
ADAMS COUNTY
ARAPAHOE COUNTY
DOUGLAS COUNTY
DENVER COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

No. 4 – Hilton Garden Inn – Downtown Denver

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar)	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$35,000,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$34,876,763	Location:	Denver, CO
% of Initial Pool Balance:	4.7%	Size:	221 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$157,813
Borrower Name:	Apple Ten SPE Denver, Inc.	Year Built/Renovated:	2007/2015
Sponsor:	Apple REIT Ten, Inc.	Title Vesting:	Fee
Mortgage Rate:	4.460%	Property Manager:	Stonebridge Realty Advisors, Inc.
Note Date:	June 10, 2015	3rd Most Recent Occupancy (As of):	75.7% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	79.1% (12/31/2013)
Maturity Date:	June 11, 2025	Most Recent Occupancy (As of):	82.6% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	78.7% (5/31//2015)
Loan Term (Original):	120 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$5,066,000 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$5,524,000 (12/31/2014)
Call Protection:	L(26),D(90),O(4)	Most Recent NOI (As of):	$5,292,320 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$13,605,335
U/W Expenses:	$8,230,850
U/W NOI:	$5,374,485
U/W NCF:	$4,830,271
U/W NOI DSCR:	2.31x
U/W NCF DSCR:	2.08x
Escrows and Reserves(1):	U/W NOI Debt Yield:	15.4%
U/W NCF Debt Yield:	13.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(2):	$62,100,000
Taxes	$44,969	$44,968	NAP	As-Is Appraisal Valuation Date(2):	May 6, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(2):	56.2%
FF&E Reserve	$0	$44,591	NAP	LTV Ratio at Maturity or ARD(2):	41.3%

(1)	See “Escrows” section.

(2)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn – Downtown Denver Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a limited-service hotel located in Denver, Colorado (the “Hilton Garden Inn – Downtown Denver Property”). The Hilton Garden Inn – Downtown Denver Mortgage Loan was originated on June 10, 2015 by Wells Fargo Bank, National Association. The Hilton Garden Inn – Downtown Denver Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,876,763 and accrues interest at an interest rate of 4.460% per annum. The Hilton Garden Inn – Downtown Denver Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Hilton Garden Inn – Downtown Denver Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hilton Garden Inn – Downtown Denver Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hilton Garden Inn – Downtown Denver Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

HILTON GARDEN INN – DOWNTOWN DENVER

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Reserves	$44,969	0.1%
			Closing costs	349,374	1.0
			Return of equity(1)	34,605,657	98.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Hilton Garden Inn – Downtown Denver Property was previously unencumbered.

The Property. The Hilton Garden Inn – Downtown Denver Property is comprised of the fee interest in a 221-room, twelve-story, limited-service hotel located in Denver, Colorado, directly across the street from the Colorado Convention Center. Built in 2007, renovated in 2015 and situated on a 0.5-acre site, the Hilton Garden Inn – Downtown Denver Property’s guestroom configuration includes 8 king suites, 138 standard single rooms with king beds, 61 standard double rooms with queen beds, 7 handicap-accessible double rooms with king beds and 7 handicap-accessible single rooms with king beds. Each guestroom features a flat screen television with cable, telephone, wireless internet access, work desk and chair, small refrigerator, microwave oven, nightstand, lounge chair and dresser. Amenities at the Hilton Garden Inn – Downtown Denver Property include 6,656 square feet of meeting and banquet space, an indoor swimming pool, a fitness center, a business center, guest laundry, a sundry shop, DazBog Coffee Café and the recently renovated Territory Kitchen & Bar restaurant, which offers a full breakfast, lunch, dinner and cocktail menu. The Hilton Garden Inn – Downtown Denver Property also features 125 garage parking spaces, equating to a parking ratio of 0.6 spaces per room.

According to the borrower, the Hilton Garden Inn – Downtown Denver Property recently received approximately $2.6 million in renovations between November 2014 and March 2015. Approximately $2.2 million ($9,955 per key) was spent on room upgrades. The franchise agreement with Hilton Worldwide expires in June 2026.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Garden Inn – Downtown Denver Property:

Cash Flow Analysis

	2012	2013	2014(1)	TTM 5/31/2015(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.7%	79.1%	82.6%	78.7%	78.7%
ADR	$156.24	$155.66	$164.93	$174.18	$174.18
RevPAR	$118.35	$123.15	$136.22	$137.00	$137.00

Total Revenue	$11,770,000	$12,494,000	$13,542,000	$13,300,901	$13,605,335	100.0%	$61,563
Total Department Expenses	3,185,000	3,242,000	3,535,000	3,481,861	3,678,497	27.0	16,645
Gross Operating Profit	$8,585,000	$9,252,000	$10,007,000	$9,819,040	$9,926,838	73.0%	$44,918

Total Undistributed Expenses	3,455,000	3,662,000	3,973,000	3,986,801	4,012,434	29.5	18,156
Profit Before Fixed Charges	$5,130,000	$5,590,000	$6,034,000	$5,832,239	$5,914,404	43.5%	$26,762

Total Fixed Charges	486,000	524,000	510,000	539,919	539,919	4.0	2,443

Net Operating Income	$4,644,000	$5,066,000	$5,524,000	$5,292,320	$5,374,485	39.5%	$24,319
FF&E	0	0	0	0	544,213	4.0	2,463
Net Cash Flow	$4,644,000	$5,066,000	$5,524,000	$5,292,320	$4,830,271	35.5%	$21,856

NOI DSCR	2.00x	2.18x	2.38x	2.28x	2.31x
NCF DSCR	2.00x	2.18x	2.38x	2.28x	2.08x
NOI DY	13.3%	14.5%	15.8%	15.2%	15.4%
NCF DY	13.3%	14.5%	15.8%	15.2%	13.8%

(1)	The decrease in Occupancy from 2014 to the trailing 12-month was due to the renovations that took place at the Hilton Garden Inn – Downtown Denver Property, which caused occupancy to decrease from 82.6% in 2014 to 78.7% as of the trailing-12 month period ending May 31, 2015. The renovation is now complete and management reports that performance has returned to historical levels.

The Appraisal. As of the appraisal valuation date of May 6, 2015, the Hilton Garden Inn – Downtown Denver Property had an “as-is” appraised value of $62,100,000. The appraiser also concluded to an “as-stabilized” value of $67,800,000 with an “as-stabilized” valuation date of May 6, 2017. The “as-stabilized” valuation assumes the Hilton Garden Inn – Downtown Denver Property will achieve a stabilized occupancy rate of 75.0%, stabilized ADR of $200.36 and stabilized RevPAR of $150.27 by May 6, 2017. The “as-stabilized” value equates to a Cut-off Date LTV Ratio of 51.4% and an LTV Ratio at Maturity of 37.8%.

Environmental Matters. The Phase I environmental site assessment dated May 7, 2015 identified two recognized environmental conditions (“RECs”) related to soil and groundwater contamination, which were caused by a gas station that was located at the Hilton Garden Inn – Downtown Denver Property from approximately 1934 to 1953. These RECs were previously identified in 2004 before the Hilton Garden Inn – Downtown Denver Property was developed, and no further action was recommended at the time. The consultant indicated further soil and groundwater investigation is not achievable based on the configuration of the Hilton Garden Inn – Downtown Denver Property. Due to the difficulty in further soil investigation, an environmental insurance policy was obtained at closing with an aggregate limit of $1.0 million and a thirteen year term. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HILTON GARDEN INN – DOWNTOWN DENVER

Market Overview and Competition. The Hilton Garden Inn – Downtown Denver Property is located in downtown Denver, Colorado, approximately 24.8 miles southwest of the Denver International Airport, which is the fifth busiest airport in the nation and the second largest airport in the world by land area. Access to The Hilton Garden Inn – Downtown Denver Property is provided by Interstate 25, which is approximately 1.1 miles west of the Hilton Garden Inn – Downtown Denver Property. Additionally, the East Light Rail Line, a 22.8-mile light rail transit corridor between Union Station in downtown Denver and the Denver International Airport, is scheduled to begin service in 2016, which will also provide access to the Hilton Garden Inn – Downtown Denver Property as Union Station is located approximately one mile north of the Hilton Garden Inn – Downtown Denver Property. The downtown area is the economic core of Denver. According to a third party research report, the Downtown Denver office submarket had a 10.2% vacancy rate as of Q1 2015 and performs well above-average compared to the greater Denver market due to the concentration of large office developments and urban nature of the area. Some of the top corporate accounts at the Hilton Garden Inn – Downtown Denver Property include PricewaterhouseCoopers, Anthem Inc. (previously known as WellPoint Inc.), Baker Hughes, Xcel Energy Inc. and General Electric.

The Hilton Garden Inn – Downtown Denver Property is proximate to numerous demand drivers including the state capital, Civic Center Park, the 16th Street Mall, Larimer Square, Coors Field, the Pepsi Center, the Denver Performing Arts Complex (“DPAC”) and the Colorado Convention Center (“CCC”), which are all less than one-mile away and within walking distance of the Hilton Garden Inn – Downtown Denver Property. The DPAC is located three blocks north of the Hilton Garden Inn – Downtown Denver. The DPAC is the second largest performing arts center in the world after New York City’s Lincoln Center. The DPAC is located on a four-block, 12-acre site containing more than 10,000 seats across ten performance spaces, all connected by an 80-foot tall glass roof. Home to an award-winning theatre company, the DPAC also hosts Broadway touring productions, internationally acclaimed opera, major symphony orchestras, ballet, contemporary dance and more. The CCC is located one block from the Hilton Garden Inn – Downtown Denver Property. The CCC is a multi-purpose meeting facility and underwent a $340.0 million expansion that was completed in December 2004, which expanded the property to 584,000 square feet of exhibit space, 100,000 square feet of meeting rooms, and 85,000 square feet of ballroom space. The expansion also included the 5,000 seat Bellco Theatre, which was designed as one of the most technically advanced theatres of its kind. In 2014, the CCC hosted 76 conventions with approximately 289,326 attendees, which had an estimated economic impact of $576.3 million. This represents an 8.9% increase in economic impact and number of attendees compared to 2013, which had 265,703 attendees and an estimated economic impact of $529.3 million from 84 conventions throughout the year. Over the past five years the number of conventions has increased at an average annual rate of 2.9%, while the economic impact and number of attendees have increased at an average annual rate of 6.7%. The demand segmentation at the Hilton Garden Inn – Downtown Denver Property is equally distributed between 35.0% commercial, 35.0% meeting and group, and 30.0% leisure. A third party hospitality research report identified a competitive set of eight hospitality properties, which contain 2,974 rooms and exhibited an average occupancy, ADR and RevPAR of 76.4%, $174.81 and $133.53, respectively, for the trailing 12-month period ending May 31, 2015.

The following table presents certain information relating to the Hilton Garden Inn – Downtown Denver Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn – Downtown Denver			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	76.4%	$174.81	$133.53	78.6%	$173.42	$136.39	103.0%	99.2%	102.1%
5/31/2014 TTM	74.5%	$160.37	$119.53	82.9%	$156.21	$129.44	111.2%	97.4%	108.3%
5/31/2013 TTM	74.6%	$156.62	$116.79	77.6%	$156.74	$121.63	104.1%	100.1%	104.1%

(1)	Information obtained from a third party hospitality research report dated June 18, 2015. The competitive set includes: Crowne Plaza Denver, Doubletree The Curtis, Magnolia Hotel Denver, Courtyard Denver Downtown, Hyatt Regency Denver Convention Center, Residence Inn Denver City Center, Hampton Inn & Suites Denver Downtown Convention Center and Homewood Suites Denver Downtown Convention Center.

The Borrower. The borrower is Apple Ten SPE Denver, Inc., a Virginia corporation and a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Hilton Garden Inn – Downtown Denver Mortgage Loan. Apple REIT Ten, Inc. is the guarantor of certain nonrecourse carveouts under the Hilton Garden Inn – Downtown Denver Mortgage Loan.

The Sponsor. The sponsor is Apple REIT Ten, Inc., a real estate investment trust formed in 2011 to invest in income producing real estate. As of March 31, 2015, Apple REIT Ten, Inc.’s real estate portfolio was comprised of ownership interests in 53 hotels with 6,762 rooms located throughout 17 states. Apple Hospitality REIT, Inc., an affiliate of Apple REIT Ten, Inc., is a party to three class action lawsuits relating to the merger of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. See “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.

Operating Lessee. An affiliate of the borrower leases and operates the Hilton Garden Inn – Downtown Denver Property pursuant to an operating lease.  The operating lessee is a special purpose entity and subordinated the operating lease to the loan documents.  The operating lessee assigned the operating lease to the borrower and the borrower assigned the lease to the lender as security for its obligations.

Escrows. The loan documents provide for upfront escrows in the amount of $44,969 for real estate taxes. The loan documents provide for monthly escrows in an amount equal to $44,968 for real estate taxes and for FF&E reserves in an amount equal to one-twelfth of 4.0% of total revenue for the prior fiscal year (initially estimated to be $44,591). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Hilton Garden Inn – Downtown Denver Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

HILTON GARDEN INN – DOWNTOWN DENVER

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to direct tenants to deposit all rents directly into such lockbox account, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon an event of default. A Cash Trap Event Period will be cured upon the cure of such event of default.

Property Management. The Hilton Garden Inn – Downtown Denver Property is managed by Stonebridge Realty Advisors, Inc.

Assumption. The borrower has a two-time right to transfer the Hilton Garden Inn – Downtown Denver Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn – Downtown Denver Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

KENT OFFICE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

KENT OFFICE PORTFOLIO

Flemington
SOMERSET COUNTY
HUNTERDON COUNTY
West Amwell Township
Skillman
Princeton Airport
Rocky Hill
Kingston
Franklin Township
Six Mile Run Park
Delaware & Raritan Canal State Park
New Brunswick
NEW BRUNSWICK
JERSEY AVE.
Rutgers University
NY City 31 miles
Raritan R.
South River
Sayreville
North Brunswick
Farrington Lake
East Brunswick
Old Bridge
Lincoln Hwy
Kendall Park
Monmouth Junction
TRANSIT
Pigeon Swamp State Park
Jamesburg County Park
Spotswood
Dayton
NEW JERSEY
MIDDLESEX COUNTY
Jamesburg
MERCER COUNTY
Princeton
University Medical Ctr. at Princeton
Carnegie Lake
Princeton University
Powers Field
James Forrestal Campus of Princeton Univ.
Princeton Battlefield State Park
Princeton Junction
PRINCETON JUNCTION
Plainsboro Township
Thompson County Park
Hopewell Township
Lawrence Township
NEW JERSEY
Nassau Park Pavilion
West Windsor Township
Cranbury
Monroe Township
Yorketown
Trenton-Mercer Airport
Rider University
Quakerbridge Mall
Lake Mercer
Mercer County Park
NJ Turnpike
Englishtown
PA
Ewing
HAMILTON
Mercer Co. Community College
East Windsor Township
Hightstown
Manalapan
Yardley
TRENTON
Hamilton Square
Millstone Township
MONMOUTH COUNTY
Roosevelt
Philadelphia 28 miles
TRENTON
Hamilton Township

Kent Office Portfolio

1	Princeton Corporate Plaza	Monmouth Junction, NJ
2	One Naylon Place	Livingston, NJ

Pleasant Ave
Lake Parsippany
Parsippany-Troy Hills
Mountain Ridge Country Club
North Caldwell
Essex Mall
West Caldwell
West Caldwell Shopping Center
West Essex Park
Morris Plains
MORRISTOWN LINE
MORRIS PLAINS
Old Troy Park
Whippany
Cedar Knolls
Premium Outlets
Caldwell College
Caldwell
Ridgedale Ave
Fine Plaza Shopping Center
MORRIS COUNTY
East Hanover
Roseland
Mennen Sports Arena
Morris County Mall
Hanover
East Hanover Center
Crestmont Country Club
Livingston Shopping Plaza
Newark 5 miles
Morristown Municipal Airport
MORRISTOWN
Washington's Headquarters Museum
Morristown
Pinch Brook Golf Course
Cedar Hill Country Club
W. Mt. Pleasant Ave
NY City 19 miles
Columbia Tpke
Honeywell
Morristown Memorial Hospital
Spring Brook Country Club
Coll. of St. Elizabeth
Siemens
Livingston
W. Northfield Rd
CONVENT STATION
Florham Park
ESSEX COUNTY
West Orange
Fairleigh Dickinson Univ. Madison Campus
NY Jets Training Facility
Novartis
Livingston Mall
AT&T Research Florham Park
Brooklake Country Club
Saint Barnabas Med. Ctr.
New Vernon
Drew University
Passaic Ave
S. Orange Ave
South Orange
Madison
MADISON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

No. 5 – Kent Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$26,500,000			Specific Property Type:	R&D
Cut-off Date Principal Balance:	$26,500,000			Location:	Various – See Table
% of Initial Pool Balance:	3.6%			Size:	240,546 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$110.17
Borrower Names:	Princeton Corporate Plaza, LLC; One Naylon Place LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Harold Kent			Title Vesting:	Fee
Mortgage Rate:	4.340%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	90.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.0% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(3):	91.7% (Various)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,179,651 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,340,692 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,290,799 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$6,733,575
				U/W Expenses:	$3,465,614
				U/W NOI:	$3,267,962
				U/W NCF:	$2,871,488
Escrows and Reserves(1):				U/W NOI DSCR:	2.07x
				U/W NCF DSCR:	1.82x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.3%
Taxes	$189,256	$63,086	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value(2):	$44,300,000
Replacement Reserves	$700,000	$5,085	NAP	As-Is Appraisal Valuation Date(2):	Various
TI/LC Reserve	$500,000	$70,159(1)	$1,500,000	Cut-off Date LTV Ratio:	59.8%
Deferred Maintenance	$188,502	NAP	NAP	LTV Ratio at Maturity or ARD:	50.9%

(1)	See “Escrows” section.
(2)	See “Appraisal” section.
(3)	Current Occupancy is as of May 1, 2015 for Princeton Corporate Plaza and June 30, 2015 for One Naylon Place.

The Mortgage Loan. The mortgage loan (the “Kent Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering two office buildings located in New Jersey (the “Kent Office Portfolio Properties”). The Kent Office Portfolio Mortgage Loan was originated on June 30, 2015 by Wells Fargo Bank, National Association. The Kent Office Portfolio Mortgage Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.340% per annum. The Kent Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Kent Office Portfolio Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrowers have the right to defease the Kent Office Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before April 11, 2025. In addition, the Kent Office Portfolio Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

KENT OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	100.0%	Loan payoff(1)	$24,175,749	91.2%
			Reserves	1,577,758	6.0
			Closings costs	577,120	2.2
			Return of equity	169,373	0.6
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	The Kent Office Portfolio Properties were previously securitized in the JPMCC 2005-LDP4 transaction.

The Property. The Kent Office Portfolio Properties are comprised of two class B research and development properties located in New Jersey with five buildings located in two business parks approximately 37.7 miles apart. In the aggregate, the Kent Office Portfolio Properties contain 240,546 square feet and were 91.7% occupied as of May 1, 2015 and June 30, 2015.

Princeton Corporate Plaza

The Princeton Corporate Plaza property is a four-building, 214,989 square foot class B+ research and development campus located in Monmouth Junction, New Jersey, approximately 45.1 miles southwest of New York, New York and 45.4 miles northeast of Philadelphia, Pennsylvania in central New Jersey. Originally developed by the sponsor between 1984 and 1989 and situated on a 27.4 acre parcel. The Princeton Corporate Plaza property consists of approximately 45.0% laboratory space with the remaining space consisting of predominantly supporting office uses. Historical occupancy has been stable, ranging from 85.5% to 96.3% and averaging 91.7% over the last ten years. Amenities include a full service café, landscaped grounds and extensive infrastructure to support small- to mid-sized bio-pharmaceutical and research & development companies that cannot afford build-to-suit facilities or extensive tenant improvement buildouts. The Princeton Corporate Plaza property offers “turn-key” lab space featuring fume hoods, lab-specific improvements, dedicated state-of-the-art HVAC and ventilation systems, onsite backup generators, environmental rooms, walk-in freezers and refrigerators. The Princeton Corporate Plaza property is situated on the Princeton-Rutgers Route 1 corridor, otherwise known as “Einstein’s Alley”, a high tech corridor featuring business and industrial parks with research-and technology-based businesses. Parking for the Princeton Corporate Plaza property is provided by 532 surface parking spaces, equating to a parking ratio of 2.5 spaces per 1,000 square feet of rentable area. As of May 1, 2015, the Princeton Corporate Plaza property was 90.7% occupied by 74 tenants.

One Naylon Place

The One Naylon Place property is a single-story, 25,557 square foot class B research and development building located in Livingston, New Jersey, approximately 21.4 miles west of New York, New York and 11.9 miles west of Newark, New Jersey in northern New Jersey. Constructed in 1962 and situated on a 2.4 acre parcel, the One Naylon Place property consists of approximately 82.1% office and laboratory space, with the remaining space consisting of warehouse / flex uses. Three of the four existing tenants have 100% finished office / laboratory space. Two tenants have some lower end lab build out with extra power within their space. The largest tenant is GE Health (46.7% of net rentable area), who has been in occupancy since 1994 and recently renewed for five years in 2015. Parking for the One Naylon Place property is provided by 74 surface parking spaces, equating to a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. As of June 30, 2015, the One Naylon Place property was 100.0% occupied by four tenants.

The following table presents certain information relating to the Kent Office Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Princeton Corporate Plaza – South Brunswick, NJ	$24,500,000	92.5%	90.7%	1984/NAP	214,989	$40,800,000	60.0%
One Naylon Place – Livingston, NJ	$2,000,000	7.5%	100.0%	1962/NAP	25,557	$3,500,000	57.1%
Total/Weighted Average	$26,500,000	100.0%	91.7%		240,546	$44,300,000	59.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancies at the Kent Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TyRx	NR/NR/NR	21,217	8.8%	$21.39	$453,828	11.3%	12/31/2016
Rive	NR/NR/NR	19,849	8.3%	$22.00	$436,680	10.9%	9/30/2018
Liquid Light	NR/NR/NR	12,229	5.1%	$22.68	$277,332	6.9%	1/31/2017
Salus	NR/NR/NR	11,008	4.6%	$18.00	$198,144	4.9%	11/30/2016
Cytosorbents	NR/NR/NR	11,496	4.8%	$17.17	$197,388	4.9%	5/31/2016
Total Major Tenants		75,799	31.5%	$20.63	$1,563,372	39.0%

Non-Major Tenants		144,841	60.2%	$16.92	$2,450,197	61.0%

Occupied Collateral Total		220,640	91.7%	$18.19	$4,013,569	100.0%

Vacant Space		19,906	8.3%

Collateral Total		240,546	100.0%

(1)	All tenants in the table are located at the Princeton Corporate Plaza property.

The following table presents certain information relating to the lease rollover schedule at the Kent Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5(4)	6,815	2.8%	6,815	2.8%	$50,493	$7.41
2015	19	22,579	9.4%	29,394	12.2%	$396,584	$17.56
2016	30	85,503	35.5%	114,897	47.8%	$1,608,575	$18.81
2017	14	40,786	17.0%	155,683	64.7%	$712,317	$17.46
2018	8	46,069	19.2%	201,752	83.9%	$902,508	$19.59
2019	0	0	0.0%	201,752	83.9%	$0	$0.00
2020	2	18,888	7.9%	220,640	91.7%	$343,092	$18.16
2021	0	0	0.0%	220,640	91.7%	$0	$0.00
2022	0	0	0.0%	220,640	91.7%	$0	$0.00
2023	0	0	0.0%	220,640	91.7%	$0	$0.00
2024	0	0	0.0%	220,640	91.7%	$0	$0.00
2025	0	0	0.0%	220,640	91.7%	$0	$0.00
Thereafter	0	0	0.0%	220,640	91.7%	$0	$0.00
Vacant	0	19,906	8.3%	240,546	100.0%	$0	$0.00
Total/Weighted Average	78	240,546	100.0%			$4,013,569	$18.19

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM tenancy includes a 3,885 square foot (1.6% net rentable area) management office, for which no rent was underwritten.

The following table presents historical occupancy percentages at the Kent Office Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
90.0%	85.0%	96.4%	91.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current occupancy is as of May 1, 2015 for Princeton Corporate Plaza and June 30, 2015 for One Naylon Place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KENT OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Kent Office Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,668,416	$3,786,394	$4,021,117	$4,023,207	$4,013,569	59.6%	$16.69
Grossed Up Vacant Space	0	0	0	0	418,026	6.2	1.74
Total Reimbursables	2,663,217	2,665,936	2,875,350	2,794,453	2,731,332	40.6	11.35
Other Income	22,806	18,321	21,052	18,901	18,901	0.3	0.08
Less Vacancy & Credit Loss	0	0	0	0	(448,253)(1)	(6.7)	(1.86)
Effective Gross Income	$6,354,439	$6,470,651	$6,917,519	$6,836,561	$6,733,575	100.0%	$27.99

Total Operating Expenses	$3,278,764	$3,291,000	$3,576,827	$3,545,762	$3,465,614	51.5%	$14.41

Net Operating Income	$3,075,675	$3,179,651	$3,340,692	$3,290,799	$3,267,962	48.5%	$13.59
TI/LC	0	0	0	0	336,337	5.0	1.40
Capital Expenditures	0	0	0	0	60,137	0.9	0.25
Net Cash Flow	$3,075,675	$3,179,651	$3,340,692	$3,290,799	$2,871,488	42.6%	$11.94

NOI DSCR	1.95x	2.01x	2.11x	2.08x	2.07x
NCF DSCR	1.95x	2.01x	2.11x	2.08x	1.82x
NOI DY	11.6%	12.0%	12.6%	12.4%	12.3%
NCF DY	11.6%	12.0%	12.6%	12.4%	10.8%

(1)	The underwritten economic vacancy is 10.1%. The Kent Office Portfolio Properties were 91.7% physically occupied as of May 1, 2015 and June 30, 2015.

Appraisal. As of the appraisal valuation date of April 15, 2015, the Princeton Corporate Plaza property had an “as-is” appraised value of $40,800,000 and as of the appraisal valuation date of April 21, 2015, the One Naylon Place property had an “as-is” appraised value of $3,500,000, resulting in an aggregate appraised value $44,300,000.

Environmental Matters. According to the Phase I environmental reports dated April 22, 2015 (the Princeton Corporate Plaza property) and April 27, 2015 (the One Naylon Place property), there was no evidence of any recognized environmental conditions at the Kent Office Portfolio Properties.

Market Overview and Competition. The Kent Office Portfolio Properties are located in central and northern New Jersey in two distinct markets. The New Jersey biopharmaceutical industry remains one of the more robust in the nation. In 2013, New Jersey’s biopharmaceutical employment accounted for 8.8% of the nation’s biopharmaceutical industry workforce (ranked first in the United States) and New Jersey has more scientists per capita than any other state. Despite several large biopharmaceutical company reorganizations, the number of biopharmaceutical businesses in New Jersey has grown by 9.4% since 2008. Pharmaceutical firms with a significant presence in New Jersey include Wyeth, BASF, Bristol-Myers Squibb, Aventis, Hoffmann-LaRoche, Johnson & Johnson, Novartis, Pharmacia and Schering-Plough.

Princeton Corporate Plaza

The Princeton Corporate Plaza property is located in Monmouth Junction, New Jersey, approximately 45.1 miles southwest of New York, New York and 45.4 miles northeast of Philadelphia, Pennsylvania in central New Jersey. The Princeton Corporate Plaza property is situated along Route 1, a major north-south highway traversing South Brunswick and Princeton. The area is known as the Princeton-Rutgers Route 1 corridor and is near the center of “Einstein’s Alley”, a high tech corridor featuring business and industrial parks with research-and technology-based businesses. Compared to California’s Silicon Valley, and touted as the research and technology center of New Jersey, Einstein’s Alley spans five counties: Mercer, Hunterdon, Middlesex, Somerset, and Monmouth and began conceptually in the 1990s as local business owners started thinking about identifying central New Jersey as a region known for its high tech industries and educational institutions. Einstein’s Alley is also a private, non-profit economic development initiative whose purpose is to attract, build and retain technology-based businesses in central New Jersey. Helping companies set up or relocate in New Jersey’s is one of Einstein Alley’s most important initiatives. The Princeton Corporate Plaza property (and the surrounding Einstein’s Alley area) benefits from its proximity to two major research universities: Princeton University (4.8 miles southwest) and Rutgers University (11.8 miles northeast). The estimated 2015 population within a three- and five-mile radius of the Princeton Corporate Plaza property is 33,175 and 117,518, respectively, while the 2015 estimated average household income for the same radii is $141,229 and $138,006, respectively.

According to a third-party market research report, the Princeton Corporate Plaza property is located in the Princeton North office submarket, which is comprised of 5.1 million square feet across 217 buildings. As of the first quarter 2015, the Princeton North office submarket reported a 10.8% vacancy rate and average asking rent of $23.08 per square foot on a gross basis. However, according to the appraisal, the Princeton Corporate Plaza Property is considered life science real estate (which features lab space, specialized building systems, substantial clear heights and appropriate zoning). There are no published reports for the life science real estate industry, but demand for lab space in the area remains strong. According to a survey of 15 comparable properties with a lab component, the average occupancy was 91.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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One Naylon Place

The One Naylon Place property is located in located in Livingston, New Jersey, approximately 21.4 miles west of New York, New York and 11.9 miles west of Newark, New Jersey in northern New Jersey. The One Naylon Place property is located approximately five miles north of Saint Barnabas Medical Center, New Jersey’s oldest non-profit, nonsectarian hospital and one of the largest health care providers in the state. Together, Saint Barnabas Medical Center and the Barnabas Health Ambulatory Care Center provide treatment and services to more than 300,000 outpatients annually. Over 1,500 healthcare professionals are employed by the hospital representing approximately 100 specialties. Primary access to the One Naylon Place property is provided by State Route 10, a four lane highway providing east/west travel. Further, the One Naylon Place property is located 16.2 miles northwest of the Newark Liberty International Airport and is an approximate 45 minute commute to midtown Manhattan. The estimated 2015 population within a three- and five-mile radius of the One Naylon Place property is 48,476 and 148,023, respectively, while the 2015 estimated average household income for the same radii is $151,441 and $143,159, respectively.

According to the appraisal, the One Naylon Place property is located in the Suburban Essex/Eastern Morris office submarket (of the New Jersey office market), which is comprised of 8.2 million square feet. As of the fourth quarter 2014, the Suburban Essex/Eastern Morris submarket reported a 20.3% vacancy rate and average asking rent of $24.47 per square foot on a gross basis. However, the vacancy figure is skewed since the submarket covers such a large area, and is not reflective of the One Naylon Place property. The appraiser identified 14 comparable flex properties (less than 50,000 square feet) within a two-mile radius of the One Naylon Place property. The inventory totaled 285,531 square feet and exhibited an average occupancy of 100.0%.

The following tables present certain information relating to comparable office properties for the Kent Office Portfolio Properties:

Competitive Set – Princeton Corporate Plaza(1)

	Princeton Corporate Plaza (Subject)	246 W Industrial Way	100 Philips Parkway	100 SciPark	95 Corporate Drive
Location	Monmouth Junction, NJ	Eatontown, NJ	Montvale, NJ	East Windsor, NJ	Bridgewater, NJ
Distance from Subject	--	34.5 miles	59.6 miles	8.4 miles	22.5 miles
Property Type	Office/R&D	Office/R&D	Office/R&D	Office/Lab	Office/Lab
Year Built/Renovated	1984/NAP	1981/NAP	1969/1999	2009/NAP	1984/1998
Total GLA	214,989 SF	193,836 SF	78,501 SF	65,552 SF	118,000 SF
Total Occupancy	91%	NAV	NAV	NAV	100%

(1)	Information obtained from the appraisal.

Competitive Set – One Naylon Place(1)

	One Naylon Place (Subject)	246 W Industrial Way	7 Becker Farm Road	100 Executive Drive	290 West Mount Pleasant Campus
Location	Livingston, NJ	Eatontown, NJ	Roseland, NJ	West Orange, NJ	Livingston, NJ
Distance from Subject	--	47.6 miles	2.6 miles	6.1 miles	1.7 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1962/NAP	1981/NAP	1981/NAP	1978/NAP	1984/NAP
Total GLA	25,557 SF	193,836 SF	90,042 SF	93,285 SF	386,827 SF
Total Occupancy	100%	NAV	NAV	NAV	NAV

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are Princeton Corporate Plaza, LLC and One Naylon Place LLC, both New Jersey limited liability companies and single purpose entities each with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Kent Office Portfolio Mortgage Loan. Harold Kent is the guarantor of certain nonrecourse carveouts under the Kent Office Portfolio Mortgage Loan.

The Sponsor. The sponsor is Harold Kent, the owner of Kent Management, a real estate service company specializing the development and management of office, R&D and laboratory properties throughout New Jersey. Mr. Kent’s portfolio of seven properties totals approximately 500,000 square feet of commercial space, all of which are located within a 50-mile radius of New York City. Mr. Kent was involved in various loan defaults during the 1990’s that resulted in deeds-in-lieu of foreclosure or “consensual” foreclosures. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront reserve in the amount of $189,256 for real estate taxes, $700,000 for replacement reserves, $500,000 for tenant improvements and leasing commissions (“TI/LC”) and $188,502 for deferred maintenance. The loan documents also provide for ongoing monthly reserves of $63,086 for real estate taxes and $5,085 for replacement reserves. Monthly TI/LC reserves of $70,159 are required from August 2015 through July 2017 and monthly TI/LC reserves of $34,077 are required thereafter, subject to a capped amount of $1.5 million. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Kent Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KENT OFFICE PORTFOLIO

Properties are insured under acceptable blanket insurance policies; and (iii) the borrowers provide the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrowers will be required to establish a lender-controlled lockbox account and direct tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrowers or property manager relating to the Kent Office Portfolio Properties shall be deposited into the lockbox account within 30 days. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Kent Office Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Kent Office Portfolio Properties, in whole, but not in part (unless a release and partial defeasance of the One Naylon Place property has occurred), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Following the lockout period, the borrowers are permitted to partially release the One Naylon Place property in connection with a bona-fide sale to an unaffiliated third-party via partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance equal to the greater of (a) 100% of the net sales proceeds or (b) 120% of the One Naylon Place property’s allocated loan balance; (iii) the loan-to-value with respect to the Princeton Corporate Plaza property will be no greater than the loan-to-value ratio immediately prior to the release; (iv) the amortizing debt service coverage ratio (based on a 30-year amortization schedule) with respect to the Princeton Corporate Plaza property will be no less than the amortizing debt service coverage ratio immediately prior to the release; and (v) if required by the lender, receipt of rating agency confirmation from Fitch, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Kent Office Portfolio Properties (provided that the borrowers are not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

SAWMILL CROSSING APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

SAWMILL CROSSING APARTMENTS

Sawmill Crossing Apartments
6700 Allister Way
Columbus, OH 43235
O'Shaughnessy Reservoir
Shawnee Hills
Powell
DELAWARE COUNTY
UNION COUNTY
Highbanks Metro Park
Dublin
Worthington
Riverlea
Hilliard
COLUMBUS
FRANKLIN COUNTY
Upper Arlington
University District
Grandview Heights
Short North
Downtown
Lincoln Village
Ohio State University Airport
Shamrock Golf Club
Tartan Fields Golf Club
Columbus Zoo and Aquarium
Safari Golf Club
Wedgewood Country Club
Riviera Country Club
Muirfield Village Country Club
Worthington Hills Country Club
Polaris Fashion Place
Pontifical College Josephinum
York Golf Club
The Shops at Worthington Place
Dublin Methodist Hospital
Perimeter Center
Dublin Village Ctr.
Sawmill Plaza Shopping Center
Brookside Golf and Country Club
Busch Boulevard Center
Harding Hospital
The Golf Club of Dublin
State School for the Blind
State School for the Deaf
Graceland Shopping Center
Whetstone Park of Roses
Franklin County Fairgrounds
Mill Run Shopping Center
Mill Run Amphitheater
Ohio State University Golf Course
Riverside Methodist Hospital
Ohio St. University Farms
The Ohio State University
Value City Arena
Ohio Stadium
Columbus Crew Stadium
Wexner Center for the Arts
Ohio State Fairgrounds
Lennox Town Ctr.
Ohio State Univ. Medical Center
Scioto Country Club
Raymond Mem. Golf Course
Great Western Shopping Ctr.
Nationwide Arena
Columbus Convention Center
State Capitol
Scioto River
Olentangy Frwy
Orange Rd
Powell Rd
Glick Rd
Brand Rd
Hard Rd
Post Rd
Snouffer Rd
Dublin Granville Rd
Shier Rings Rd
Woerner Temple Rd
Rings Rd
Tuttle Crossing Blvd
Hayden Run Rd
Davidson Rd
Cemetery Rd
Scioto Darby Creek Rd
Case Rd
Bethel Rd
Park Rd
Lincoln Ave
Cooke Rd
N. Broadway St
Zollinger Rd
Lane Ave
King Ave
3rd Ave
Goodale Blvd
Trabue Rd
W. Broad St
Town St
Sullivant Ave
County Hwy 11
Avery Rd
Hyland-Croy Rd
Coffman Rd
Dublin Rd
Sawmill Pkwy
Sawmill Rd
Frantz Rd
Riverside Drive
Smoky Row Rd
Olentangy River Rd
Columbus Pike
Old State Hwy
Galena Rd
Godown Rd
Kenny Rd
Reed Rd
Tremont Rd
Northwest Blvd
North Star Rd
High St
Summit St
Maize Rd
Cosgray Rd
Leap Rd
Wilson Rd
Hague Ave
McKinley Ave
42
257
745
33
161
270
315
23
71
70
670
40
Powell
Westerville
Dublin
Upper Arlington
COLUMBUS
Gahanna
New Albany
Hilliard
Whitehall
Reynoldsburg
Pataskala
Bexley
Grandview Heights
Lincoln Village
Lake Darby
Grove City
Blacklick Estates
Pickerington
Groveport
Canal Winchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

No. 6 – Sawmill Crossing Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$22,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$22,000,000			Location:	Columbus, OH
% of Initial Pool Balance:	3.0%			Size:	364 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$60,440
Borrower Name:	Sawmill Crossing Property, LLC			Year Built/Renovated:	2003/NAP
Sponsors:	Brian H. Yeager; Michelle R. Yeager			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	Self-managed
Note Date:	June 12, 2015			3rd Most Recent Occupancy (As of):	98.1% (5/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.4% (5/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	95.0% (5/31/2014)
IO Period:	36 months			Current Occupancy (As of):	97.5% (5/18/2015)
Loan Term (Original):	120 Months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,735,291 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$1,850,885 (Ann. 8 12/31/2014)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$1,885,987 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$3,582,964
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$1,580,865
				U/W NOI:	$2,002,099
				U/W NCF:	$1,911,099
				U/W NOI DSCR(1):	1.48x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.41x
				U/W NOI Debt Yield(1):	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.7%
Taxes	$45,526	$43,359	NAP	As-Is Appraised Value:	$31,050,000
Insurance	$29,581	$4,695	NAP	As-Is Appraisal Valuation Date:	May 12, 2015
Replacement Reserves	$0	$7,583	$273,000	Cut-off Date LTV Ratio(1):	70.9%
Performance Reserve	$750,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Sawmill Crossing Apartments Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $4,000,000. The LTV ratios, DSCR, debt yields and Cut-off Date Principal Balance shown in the chart above are based solely on the Sawmill Crossing Apartments Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.04x, 83.7% and 7.4%, respectively.
(2)	See “Escrows” section.
(3)	The December 31, 2014 NOI is annualized from May 2014 through December 2014 due to the Sawmill Crossing Apartments Property being acquired in April 2014.

The Mortgage Loan. The mortgage loan (the “Sawmill Crossing Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Columbus, Ohio (the “Sawmill Crossing Apartments Property”). The Sawmill Crossing Apartments Mortgage Loan was originated on June 12, 2015 by Rialto Mortgage Finance, LLC. The Sawmill Crossing Apartments Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.590% per annum. The Sawmill Crossing Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Sawmill Crossing Apartments Mortgage Loan matures on July 6, 2025.

Following the lockout period, the borrower has the right to defease the Sawmill Crossing Apartments Mortgage Loan in whole, but not in part, on any date before March 6, 2025. In addition, the Sawmill Crossing Apartments Loan is prepayable without penalty on or after March 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAWMILL CROSSING APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	84.6%	Loan payoff	$18,622,719	71.6%
Mezzanine loan	4,000,000	15.4	Closing costs	616,202	2.4
			Reserves	825,107	3.2
			Return of equity	5,935,973	22.8
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Property. The Sawmill Crossing Apartments Property is a 364-unit, garden-style multifamily property consisting of seven, three-story residential buildings situated on 12.8 acres located in Columbus, Ohio. The Sawmill Crossing Apartments Property is located approximately 11.0 miles northwest of the Columbus central business district. The improvements were constructed in 2003. Community amenities include a clubhouse, a pool, a fitness center, storage units, elevators, and detached garages. Unit amenities include fully equipped kitchens and washer/dryer connections. The Sawmill Crossing Apartments Property contains 546 surface parking spaces and 68 detached garage spaces for a total of 614 parking spaces, resulting in an overall parking ratio of 1.7 spaces per unit. As of May 18, 2015, the Sawmill Crossing Apartments Property was 97.5% occupied.

The following table presents certain information relating to the unit mix of the Sawmill Crossing Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	14	3.8%	556	$635
1 Bedroom/1 Bath	70	19.2%	672	$700
1 Bedroom/1.5 Bath	14	3.8%	985	$751
2 Bedroom/1 Bath	70	19.2%	998	$772
2 Bedroom/2 Bath	168	46.2%	965	$788
2 Bedroom/2.5 Bath	28	7.7%	1,200	$923
Total/Weighted Average	364	100.0%	918	$771

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Sawmill Crossing Apartments Property:

Historical Occupancy

5/31/2012(1)	5/31/2013(1)	5/31/2014(1)	5/18/2015(2)
98.1%	93.4%	95.0%	97.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sawmill Crossing Apartments Property:

Cash Flow Analysis

	2013	Annualized 8 12/31/2014(1)	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,190,922	$3,184,625	$3,188,563	$3,286,784	91.7%	$9,030
Grossed Up Vacant Space	0	0	0	82,625	2.3	227
Concessions	(38,730)	(51,921)	(36,114)	(1,944)	(0.1)	(5)
Other Income	224,924	254,182	298,124	298,124	8.3	819
Less Vacancy & Credit Loss	0	0	0	(82,625)(2)	(2.3)	(227)
Effective Gross Income	$3,377,116	$3,386,886	$3,450,573	$3,582,964	100.0%	$9,843

Total Operating Expenses	$1,641,825	$1,536,001	$1,564,585	$1,580,865	44.1%	$4,343

Net Operating Income	$1,735,291	$1,850,885	$1,885,987	$2,002,099	55.9%	$5,500
Capital Expenditures	0	0	0	91,000	2.5	250
Net Cash Flow	$1,735,291	$1,850,885	$1,885,987	$1,911,099	53.3%	$5,250

NOI DSCR	1.28x	1.37x	1.40x	1.48x
NCF DSCR	1.28x	1.37x	1.40x	1.41x
NOI DY	7.9%	8.4%	8.6%	9.1%
NCF DY	7.9%	8.4%	8.6%	8.7%

(1)	The 2014 cash flow represents the annualized period from May 2014 through December 2014 due to the Sawmill Crossing Apartments Property being acquired in April 2014.
(2)	The underwritten economic vacancy is 2.5%. The Sawmill Crossing Apartments Property was 97.5% physically occupied as of May 18, 2015.

Appraisal. As of the appraisal valuation date of May 12, 2015, the Sawmill Crossing Apartments Property had an “as-is” appraised value of $31,050,000.

Environmental Matters. According to a Phase I environmental assessment dated May 27, 2015, there was no evidence of any recognized environmental conditions at the Sawmill Crossing Apartments Property.

Market Overview and Competition. The Sawmill Crossing Apartments Property is located in Columbus, Ohio, approximately 11.0 miles northwest of the Columbus central business district on the eastern border of Columbus and the suburb of Dublin. According to the appraisal, Dublin is home to the headquarters of Wendy’s, Ashland Inc., Cardinal Health, and several other corporations. According to a government agency, the unemployment rate for the Columbus metropolitan statistical area was 4.5% as of February 2015. In comparison, the unemployment rate in Ohio was 5.1%, and the national unemployment rate was 5.5% for the same time period. The Sawmill Crossing Apartments Property is situated along Allister Way, which is just south of West Dublin Granville Road and just east of Sawmill Road, two major thoroughfares in the neighborhood. The intersection of West Dublin Granville Road and Sawmill Road is a major retail hub for the area and is comprised of a mix of power centers, big box retailers and neighborhood centers. Large retail draws include Sun Center, a 527,000 square foot power center anchored by Babies “R” Us, Old Navy, Whole Foods and Bed Bath & Beyond and other big box retailers in the area include Dick’s Sporting Goods, Target, Office Max, PetSmart, Hobby Lobby, Hallmark, Meijer, Kohl’s, Sports Authority, Home Depot, Sam’s Club, Burlington Coat Factory and an AMC Theatres. The area is also heavily developed with numerous freestanding restaurants, banks and service-oriented retailers. The estimated 2015 population within a one-, three- and five-mile radius of the Sawmill Crossing Apartments Property was 10,558, 86,351 and 214,241, respectively, and the average annual household income within the same radii was $75,426, $93,355 and $101,406, respectively.

According to a third party market research report, the Sawmill Crossing Apartments Property is located in the Columbus multifamily market and the Upper Arlington multifamily submarket. As of first quarter 2015, the Columbus multifamily market contained 131,406 units, with a 5.0% vacancy rate and average monthly asking rent of $736 per unit. As of the first quarter of 2015, the Upper Arlington submarket contained 9,767 units, with a 4.0% vacancy rate and average monthly asking rent of $789 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily properties for the Sawmill Crossing Apartments Property:

Competitive Set(1)

	Sawmill Crossing Apartments (Subject)	Arbors of Dublin	Sawmill Ridge	Heathermoor Apartments	Bedford Commons	The Residences at Sawmill Park	Orchard at Wilcox
Location	Columbus, OH	Dublin, OH	Dublin, OH	Columbus, OH	Dublin, OH	Dublin, OH	Dublin, OH
Distance to Subject	NAP	0.7 miles	0.9 miles	2.2 miles	2.2 miles	1.4 miles	6.3 miles
Property Type	Garden	Garden	Garden/Townhouse	Garden/Townhouse	Townhouse	Garden	Garden
Number of Units	364	288	192	280	112	120	292
Average Rent (per unit)
Studio	$635	NAP	NAP	NAP	NAP	NAP	$770
1BR	$700-$751	$710-$945	$720	$620	NAP	$825	$850-$960
2BR	$772-$923	$975 - $999	$883	$840	$1,150-$1,210	$875-$880	$1,082-$1,435
3BR	NAP	$1,140	NAP	NAP	NAP	NAP	$1,645
Total Occupancy	98%	97%	99%	99%	97%	98%	98%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Sawmill Crossing Property, LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sawmill Crossing Apartments Mortgage Loan. Brian H. Yeager and Michelle R. Yeager are the guarantors of certain nonrecourse carveouts under the Sawmill Crossing Apartments Mortgage Loan.

The Sponsors. The sponsors, Brian H. Yeager and Michelle R. Yeager, are the co-founders of Champion Real Estate (“Champion”). Champion is a Columbus, Ohio based multifamily investment firm. Mr. Yeager, who serves as president and chief executive officer of Champion, has closed more than $350.0 million of multifamily sales since 2010 and currently oversees Champion’s existing multifamily portfolio of 12 properties totaling 4,525 units. Champion’s real estate holdings are valued at approximately $367.4 million. Ms. Yeager serves as Champion’s chief operations officer and is responsible for Champion’s day-to-day operations.

Escrows. The loan documents provide for upfront escrows in the amount of $45,526 for real estate taxes and $29,581 for insurance. The loan documents also provide for ongoing monthly reserves in the amount of $43,359 for real estate taxes, $4,695 for insurance and $7,583 for replacement reserves (subject to a cap of $273,000).

In connection with the Sawmill Crossing Apartments Mezzanine Loan (as defined below; see “Subordinate and Mezzanine Indebtedness” section), the mezzanine borrower deposited an initial upfront performance reserve of $750,000, which may be returned to the mezzanine borrower if requested within two years of June 12, 2015, provided that the following conditions are satisfied (a) the mezzanine borrower is entitled to only one request for disbursement; (b) (i) no event of default has occurred and is continuing at time of request, and (ii) there has been no previous monetary event of default under the Sawmill Crossing Apartments Mezzanine Loan that was not cured within five days and no more than three monetary defaults have occurred since the origination date; (c) no Cash Management Trigger Event (as defined below) is in effect; (d) the combined amortizing debt service coverage ratio of the Sawmill Crossing Apartments Mezzanine Loan and the Sawmill Crossing Apartments Mortgage Loan is at least 1.10x, provided that if such debt service coverage ratio test is not satisfied, a portion or all of the performance reserve funds may be used to prepay the Sawmill Crossing Apartments Mezzanine Loan by the amount necessary to cause the combined amortizing debt service coverage ratio to equal 1.10x (with the balance of the performance reserve funds being released to the mezzanine borrower if all other conditions are satisfied); and (e) the mezzanine borrower has delivered an officer’s certificate confirming all conditions have been satisfied.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Sawmill Crossing Apartments Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within three business days (or within one business day if an event of default is continuing) of receipt. All excess funds will be applied as follows (a) if the Cash Management Trigger Event was caused by an event of default under the Sawmill Crossing Apartments Mezzanine Loan (as defined below), to the holder of the mezzanine loan or (b) to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default or Sawmill Crossing Apartments Mezzanine Loan event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantors; (iv) any bankruptcy action of the manager; or (v) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default or Sawmill Crossing Apartments Mezzanine Loan event of default has been cured; with respect to clauses (ii), (iii) and (iv), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions; and with respect to clause (v) once the amortizing debt service coverage ratio is greater than 1.05x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.05x.

Property Management. The Sawmill Crossing Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Sawmill Crossing Apartments Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to, (i) the lender’s reasonable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. Rialto Mortgage Finance, LLC is the holder of a mezzanine loan in the original amount of $4,000,000 (the “Sawmill Crossing Apartments Mezzanine Loan”) from Sawmill Crossing Holdings, LLC, a Delaware limited liability company that directly owns 100.0% of the Sawmill Crossing Apartments Mortgage Loan borrower. The Sawmill Crossing Apartments Mezzanine Loan accrues interest at an interest rate of 12.000% per annum. The Sawmill Crossing Apartments Mezzanine Loan matures on July 6, 2025. The rights of the Sawmill Crossing Apartments Mezzanine Loan lender are further described under “Description of the Mortgage Pool-Subordinate and/or Other Financing-Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sawmill Crossing Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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RESIDENCE INN CHARLOTTE

Residence Inn Charlotte
404 South Mint Street
Charlotte, NC 28202
CHARLOTTE
Uptown
4th Ward
Wesley Heights
Belmont
Midtown
Dilworth
Johnson C. Smith University
Greenville Park
Biddleville Park
ELMWOOD CEMETERY
Frazier Park
Carolina Panthers Practice Field
BB&T Ballpark
Bank of America Stadium
Bechtler Museum of Modern Art
Duke Energy Center
3 Wells Fargo Center
Charlotte Convention Center
NASCAR Hall of Fame
Fifth Third Center
Bank of America Corp. Center
Performing Arts Center & Spirit
Hearst Tower
The EpiCenter
Time Warner Cable Arena
ImaginOn: The Joe & Joan Martin Center
7th Street Public Market
Levine Museum of the New South
Charlotte Mecklenburg Library
Spirit Square
Discovery Place/ Charlotte Nature Museum
Centralina Council of Governments
McColl Center for Visual Art
Charlotte-Mecklenburg Government Ctr.
Charlotte Superior Court
Marshall Park
Thompson Park
Midtown Square Shopping Ctr.
Central Piedmont Community College
Independence Park
Grady Cole Center
American Legion Mem. Stadium
Alexander Street Park
Pearl Street Park
Latta Park
Carolinas Medical Center
Presbyterian Hospital
Charlotte-Douglas Intl. Airport 6 miles
AMTRAK
Future Light Rail
LYNX LIGHT RAIL
7th Street
CTC
3rd/ Conv. Ctr.
Stonewall
Carson
Bland
East-West
77
277
16
49
29
27
74
W. Trade St.
Rozzelles Ferry Rd.
Beatties Ford Rd.
N. Summit Ave.
S. Bruns Ave.
Wesley Heights Way
W. 4th Street Ext.
S. Summit Ave.
W. 4th St.
W. 5th St.
W. Trade St.
Hamilton St.
Seaboard St.
Oaklawn Ave.
Andrill Ter.
N. Smith St.
N. Graham St.
W. 9th St.
W. 7th St.
W. 6th St.
N. Tryon St.
N. College St.
E. 11th St.
N. Caldwell St.
N. Davidson St.
Belmont Ave.
E. 9th St.
E. 10th St.
E. 8th St.
E. 10th St.
S. Mint St.
S. Poplar St.
W. Trade St.
W. 4th St.
W. 3rd St.
S. Cedar St.
S. Clarkson St.
W. Summit Ave.
S. Mint St.
S. Church St.
S. Tryon St.
W. Park Ave.
S. Brevard St.
S. Caldwell St.
S. Davidson St.
E. Trade St.
N. McDowell St.
E. Stonewall St.
S. McDowell St.
E. 7th St.
Lexington Ave.
Euclid Ave.
E. Morehead St.
Dilworth Rd.
Hawkins St.
Camden Rd.
South Blvd.
E. Park Ave.
E. Kingston Ave.
East Blvd.
E. Worthington Ave.
E. Tremont Ave.
Kenilworth Ave.
S. Kings Dr.
Charlottetown Ave.
E. Independence Blvd.
E. 4th St.
S. Torrence St.
Lillington Ave.
E. 3rd St.
Huntersville
CONCORD
Harrisburg
Mt. Holly
Belmont
Uptown
CHARLOTTE
Mint Hill
Matthews
Indian Trail
Stallings
Pineville
Ballantyne
Weddington
NC
SC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Residence Inn Charlotte

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$22,000,000			Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$21,942,896			Location:	Charlotte, NC
% of Initial Pool Balance:	3.0%			Size:	150 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$146,286
Borrower Name:	Charlotte Uptown R.I., LLC			Year Built/Renovated:	2000/2015
Sponsors:	R. Doyle Parrish; C. Eugene Singleton; J. David Beam, III			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.340%			Property Manager:	Self-managed
Note Date:	June 1, 2015			3rd Most Recent Occupancy (As of):	79.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.6% (12/31/2013)
Maturity Date:	June 1, 2025			Most Recent Occupancy (As of):	81.7% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	82.1% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,528,776 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,703,790 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$2,747,386 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$6,681,592
				U/W Expenses:	$4,085,509
				U/W NOI:	$2,596,083
				U/W NCF:	$2,328,819
Escrows and Reserves(1):				U/W NOI DSCR:	1.98x
				U/W NCF DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.8%
Taxes	$200,007	$20,001	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value(2):	$32,000,000
FF&E Reserve	$0	$22,272	NAP	As-Is Appraisal Valuation Date(2):	April 29, 2015
PIP Reserve	$2,250,000	$0	NAP	Cut-off Date LTV Ratio(2):	68.6%
Key Money Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(2):	55.3%

(1)	See “Escrows” section.
(2)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Residence Inn Charlotte Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee and leasehold interest in an extended stay hotel located in Charlotte, North Carolina (the “Residence Inn Charlotte Property”). The Residence Inn Charlotte Mortgage Loan was originated on June 1, 2015 by Wells Fargo Bank, National Association. The Residence Inn Charlotte Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $21,942,896 and accrues interest at an interest rate of 4.340% per annum. The Residence Inn Charlotte Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Residence Inn Charlotte Mortgage Loan matures on June 1, 2025.

Following the lockout period, the borrower has the right to defease the Residence Inn Charlotte Mortgage Loan in whole, but not in part, on any date before March 1, 2025. In addition, the Residence Inn Charlotte Mortgage Loan is prepayable without penalty on or after March 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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RESIDENCE INN CHARLOTTE

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$10,441,147	47.5%
			Reserves	2,450,007	11.1
			Closing costs	85,739	0.4
			Return of equity	9,023,107	41.0
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Residence Inn Charlotte Property was previously securitized in the COMM 2005-C6 transaction.

The Property. The Residence Inn Charlotte Property is comprised of the fee and leasehold interests in a 150-room, eleven-story, extended stay hotel located in Charlotte, North Carolina, within the Charlotte central business district. Built in 2000 and situated on a 0.5-acre site, the Residence Inn Charlotte Property’s guestroom configuration includes 81 queen studios, 39 queen one-bedroom units, 10 king one-bedroom suites, 19 queen two-bedroom units and one king penthouse suite. Each guestroom features a flat screen television, dresser, work desk and chair, nightstands, lounge chair, fully equipped kitchenette with small refrigerator, coffee maker and microwave oven. Amenities at the Residence Inn Charlotte Property include approximately 1,200 square feet of meeting space, a fitness center, business center, guest laundry, sundry shop and the Mint Street Pub restaurant, which offers a full dinner and cocktail menu. The Residence Inn Charlotte Property also offers high-speed Wi-Fi, a complimentary breakfast and an evening manager’s reception. The Residence Inn Charlotte Property also features the leasehold interest in 80 garage parking spaces, equating to a parking ratio of 0.5 spaces per room. See “Ground Lease” section.

According to the borrower, the Residence Inn Charlotte Property has been continually updated, with approximately $296,882 invested since 2012, which included lobby, guestroom and common area upgrades. The borrower is planning a $2.3 million renovation program on the Residence Inn Charlotte Property that includes replacing the FF&E in guest rooms, corridors and finishes in public spaces. The current franchise agreement with Marriott International, Inc. expires in February 2021; however, the borrower is currently negotiating to extend the franchise agreement to December 2034. Should the franchise agreement terminate or expire, the Residence Inn Charlotte Mortgage Loan will become full-recourse to the borrower and guarantors until an acceptable replacement franchise agreement is executed.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Charlotte Property:

Cash Flow Analysis

	2012	2013	2014	TTM 4/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	79.7%	82.6%	81.7%	82.1%	80.0%
ADR	$128.04	$131.90	$139.39	$140.72	$139.39
RevPAR	$102.08	$108.91	$113.93	$115.50	$111.51

Total Revenue	$6,182,059	$6,538,064	$6,820,172	$6,902,637	$6,681,592	100.0%	$44,544
Total Department Expenses	1,649,993	1,713,544	1,754,249	1,764,150	1,736,801	26.0	11,579
Gross Operating Profit	$4,532,066	$4,824,520	$5,065,923	$5,138,487	$4,944,791	74.0%	$32,965

Total Undistributed Expenses	2,004,333	2,012,994	2,083,624	2,112,499	2,063,708	30.9	13,758
Profit Before Fixed Charges	$2,527,733	$2,811,526	$2,982,299	$3,025,988	$2,881,083	43.1%	$19,207

Total Fixed Charges	262,454	282,750	278,509	278,602	285,000	4.3	1,900

Net Operating Income	$2,265,279	$2,528,776	$2,703,790	$2,747,386	$2,596,083	38.9%	$17,307
FF&E	0	0	0	0	267,264	4.0	1,782
Net Cash Flow	$2,265,279	$2,528,776	$2,703,790	$2,747,386	$2,328,819	34.9%	$15,525

NOI DSCR	1.73x	1.93x	2.06x	2.09x	1.98x
NCF DSCR	1.73x	1.93x	2.06x	2.09x	1.77x
NOI DY	10.3%	11.5%	12.3%	12.5%	11.8%
NCF DY	10.3%	11.5%	12.3%	12.5%	10.6%

The Appraisal. As of the appraisal valuation date of April 29, 2015, the Residence Inn Charlotte Property had an “as-is” appraised value of $32,000,000. The appraiser also concluded to an “as-complete & stabilized” value of $36,600,000 as of April 29, 2018. The “as-complete & stabilized” valuation assumes that the property improvement plan (“PIP”) has been completed (the $2.3 million PIP cost was reserved at loan closing) and the Residence Inn Charlotte Property is operating at a stabilized RevPAR of $125.55. The “as-complete & stabilized” value equates to a Cut-off Date LTV Ratio of 60.0% and an LTV Ratio at Maturity or ARD of 48.3%.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2015, there was no evidence of any recognized environmental conditions at the Residence Inn Charlotte Property.

Market Overview and Competition. The Residence Inn Charlotte Property is located in Charlotte, North Carolina, within the central business district and adjacent to BB&T Ballpark, one block northeast of Bank of America Stadium, two blocks north of the Duke Energy Center, four blocks northwest of the Charlotte Convention Center and seven blocks west of the Time Warner Cable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Arena. The Residence Inn Charlotte Property is located in the Uptown area of Charlotte, home to Wells Fargo’s east coast headquarters, along with Bank of America’s and Duke Energy’s corporate headquarters. The Uptown area has a large office and commercial presence consisting mainly of office buildings with street-level restaurants and retail space. Uptown contains approximately 15.9 million square feet of Class A office space and has an overall vacancy rate of 8.2% with an additional 2.9 million square feet under construction or proposed. Some of the top accounts at the Residence Inn Charlotte Property include Duke Energy Corp., Deloitte LLP and Wells Fargo & Co. Further, there are currently 2.1 million square feet of retail in Uptown with another 321,000 square feet planned or under construction. According to the appraisal, two major transit projects are also under construction in the Uptown area: the 9.3 mile LYNX Blue Line extension, scheduled to be completed in 2017, will link Uptown to the University of North Carolina Charlotte, and the City LYNX Gold Line streetcar will open in 2015, linking Uptown to the southern suburbs.

As mentioned, the Residence Inn Charlotte Property is also proximate to numerous demand drivers. The Duke Energy Center and Duke Energy’s headquarters are located two blocks south of the Residence Inn Charlotte Property; Duke Energy is the hotel’s largest corporate account. BB&T Ballpark, a 10,000 seat stadium that opened in April 2014, is home to the Charlotte Knights, Major League Baseball’s Chicago White Sox’s Triple-A affiliate and is located adjacent to the Residence Inn Charlotte Property. Bank of America Stadium, the 73,778 seat home to the National Football League’s Carolina Panthers, is located one block south of the Residence Inn Charlotte Property. Additionally, Time Warner Cable Arena is located 0.7 miles east of the Residence Inn Charlotte Property and is home to the National Basketball Association’s Charlotte Hornets. Collectively, these three venues had a 2014 combined sporting attendance of 2.5 million people, in addition to the other entertainment events and concerts that take place at these locations. Additional demand drivers include the Charlotte Convention Center, which is located 0.4 miles southeast of the Residence Inn Charlotte Property. The 850,000 square foot convention center attracts more than half a million visitors each year and features 280,000 square feet of contiguous exhibit space, 90,000 square feet of meeting and break-out rooms, and a 35,000 square foot ballroom. The convention center is located adjacent to the 150,000 square foot NASCAR Hall of Fame, which features another 40,000 square feet of exhibit space and had a 2014 attendance of 169,724 people. These demand drivers result in approximately 12.0 million annual visitors to the Uptown area. The demand segmentation at the Residence Inn Charlotte Property is 65.0% transient (which includes commercial demand), 25.0% extended stay and 10.0% meeting and group. Marriott International, Inc. is planning on entering into a franchise agreement with a new 182-room AC Hotel and a new 120-room Residence Inn, both to be built at the Epicenter, approximately 0.6 miles east of the Residence Inn Charlotte Property. According to the appraisal, the AC Hotel will have an upscale, service-focused design and is only 50% competitive with the Residence Inn Charlotte Property, therefore, will have a minimal impact on performance. Should construction of these hotels commence, the Residence Inn Charlotte franchise agreement includes a conditional payment (“Key Money”) to the borrower to compensate for any loss in revenue as a result of the increase in competitive room nights (see “Escrows” section). A third party hospitality research report identified a competitive set of eight hospitality properties, which contain 1,676 rooms and exhibited an average occupancy, ADR and RevPAR of 73.5%, $138.35 and $101.66, respectively, for the trailing 12-month period ending April 30, 2015.

The following table presents certain information relating to the Residence Inn Charlotte Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Charlotte			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2015 TTM	73.5%	$138.35	$101.66	81.5%	$142.66	$116.20	110.9%	103.1%	114.3%
4/30/2014 TTM	75.2%	$127.59	$95.91	81.7%	$135.47	$110.71	108.7%	106.2%	115.4%
4/30/2013 TTM	76.4%	$125.91	$96.18	81.9%	$127.39	$104.39	107.3%	101.2%	108.5%

(1)	Information obtained from a third party hospitality research report dated May 19, 2015. The competitive set includes: Fairfield Inn & Suites Charlotte Uptown, Holiday Inn Charlotte Center City, DoubleTree Charlotte, Hilton Garden Inn Charlotte Uptown, Hampton Inn Charlotte Uptown, Courtyard Charlotte City Center, aloft Hotel Charlotte Uptown @ EpiCentre, and Hyatt House Charlotte Center City.

The Borrower. The borrower is Charlotte Uptown R.I., LLC, a North Carolina limited liability company and a single purpose entity. R. Doyle Parrish, C. Eugene Singleton, and J. David Beam III are the guarantors of certain nonrecourse carveouts under the Residence Inn Charlotte Mortgage Loan.

The Sponsors. The sponsors are R. Doyle Parrish, C. Eugene Singleton, and J. David Beam III. Mr. Parrish and Mr. Singleton founded Summit Hospitality Group (“SHG”), a premier, full-service hotel management and consulting firm with over 25 years of experience developing, building, and operating hospitality assets. Founded in 1988, SHG maintains a portfolio of 18 hotels totaling 2,045 rooms with an estimated market value in excess of $200.0 million. SHG currently employs more than 700 people and operates properties in Raleigh, Charlotte, Chapel Hill, Durham, Winston-Salem, Pinehurst and Wilmington, North Carolina.

Escrows. The loan documents provide for upfront escrows in the amount of $200,007 for real estate taxes and $2.3 million for the PIP. The loan documents provide for monthly escrows in an amount equal to $20,001 for real estate taxes and for FF&E reserves in an amount equal to 4.0% of total revenue for the prior fiscal year (initially estimated to be $22,272). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn Charlotte Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums. In addition, the franchisor will pay the borrower $700,000 as Key Money upon the earlier of (i) 30 days following the commencement of the construction of the vertical structure elements of the first floor of the AC Hotel by Marriott (as mentioned above in the “Market Overview and Competition” section), which will occupy the floors below the proposed Residence Inn; or (ii) September 30, 2015. The borrower is required to deposit the Key Money with the lender and the lender shall disburse funds to the franchisor, in the event the AC Hotel by Marriott and the Residence Inn by Marriott Hotel are not developed, and the franchisor is entitled to repayment from the borrower pursuant to the terms of the franchise agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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RESIDENCE INN CHARLOTTE

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to deposit all rents directly into such lockbox account, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 8.0%; and (iii) the date 12 calendar months prior to the franchise agreement expiration date. A Cash Trap Event Period will be cured, with regard to clause (i) upon the cure of such event of default; with regard to clause (ii) upon the net cash flow debt yield being equal to or greater than 8.0% for two consecutive quarters; and with regard to clause (iii) if the borrower has entered into (a) a franchise agreement extension or (b) a replacement franchise agreement (acceptable to the lender), and in each event, the borrower has completed any required PIP work.

Property Management. The Residence Inn Charlotte Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Residence Inn Charlotte Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Right of First Refusal. The franchisor, Marriott International, Inc., has a right of first refusal (“ROFR”) to acquire the Residence Inn Charlotte Property if it or a controlling interest in the borrower is transferred to a competitor, which is not extinguished by foreclosure or deed-in-lieu thereof. The comfort letter provides that, if the lender exercises remedies against the borrower, the lender may appoint an affiliate to acquire the Residence Inn Charlotte Property and to enter into a management or franchise agreement so long as such agreement is not with a competitor or competitor affiliate. The lender affiliate will not be deemed a competitor solely by virtue of its ownership or management of multiple or competing hotels.

Ground Lease. The Residence Inn Charlotte Mortgage Loan borrower has a sub-subleasehold interest in 80 parking spaces in an adjacent multi-level parking garage that contains approximately 2,600 parking spaces. The borrower sub-subleases the parking spaces from Duke Energy. The sub-sublease is dated June 24, 1999 and does not expire. The borrower paid Duke Energy a one-time rental fee of $620,000 for its perpetual use of the 80 parking spaces.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Residence Inn Charlotte Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Residence Inn Charlotte Property during the loan term. At the time of closing, the Residence Inn Charlotte Property has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

CAPITOL PLACE APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CAPITOL PLACE APARTMENTS

Capitol Place Apartments
850 Sacramento Avenue
West Sacramento, CA 95605
Sacramento International Airport
West Side Fwy
Rio Linda
Rio Linda Airport
Rio Linda Blvd
Hansen Ranch Park
North Natomas
Del Paso Rd
Powerline Rd
Main Ave
Marysville Blvd
Raley Blvd
Sleep Train Arena
Golden State Fwy
Bell Ave
The Promenade
Dwight D. Eisenhower Hwy
Sacramento Gateway
Natomas Marketplace
Grand Ave
North Sacramento
SACRAMENTO COUNTY
Sacramento River
El Centro Rd
San Juan Rd
Natomas
Truxel Rd
Northgate Blvd
Norwood Ave
Del Paso Blvd
El Camino Ave
Garden Hwy
Sunset Ave
Discovery Park
American River
AMTRAK
Blue Line Light Rail
Arden Fair
Lighthouse Golf Course
Lighthouse Dr
Richards Blvd
California Highway Patrol Academy
Riverbend Shopping Center
Sacramento Ave
California Expo and Fair
American River Parkway
SACRAMENTO
Riverpoint Marketplace
Harbor Blvd
West Sacramento
Old Town Sacramento
Sacramento Downtown Plaza
CAPITOL CORRIDOR
Capitol City Fwy
Raging Waters Sacramento
Elvas Ave
East Sacramento
W. Capitol Ave
Raley Field
Sacramento Conv. Center
State Capitol
Downtown
Capitol Ave
Sutter Memorial Hospital
Mercy General Hospital
Cal State University-Sacramento
YOLO COUNTY
Industrial Blvd
Park Blvd
San Francisco 80 miles
Broadway
Gold Line
Folsom Blvd
Lincoln Hwy
UC Davis Medical Center
Riverside Blvd
William Land Park
Franklin Blvd
Sacramento Zoo
Sacramento City College
City College
South Sacramento Fwy
MLK Jr. Blvd
14th Ave
Stockton Blvd
65th Street Expwy
Fruitridge Rd
Land Park Dr
43rd Ave
Sacramento Executive Airport
24th St
Campbell Soup Plant
Lemon Hill
Plumas Lake
Sheridan
North Auburn
Auburn
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
El Dorado Hills
Yolo
Woodland
Rio Linda
North Highlands
Citrus Heights
Folsom
Carmichael
Arden
Rancho Cordova
West Sacramento
Davis
SACRAMENTO
Rancho Murieta
Florin
Vineyard
Dixon
Laguna
Elk Grove
Wilton
Courtland
Clay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

No. 8 – Capitol Place Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$21,800,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$21,800,000			Location:	West Sacramento, CA
% of Initial Pool Balance:	2.9%			Size:	192 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$113,542
Borrower Name:	Capitol Place California Partners, LLC			Year Built/Renovated:	2005/NAP
Sponsors:	Jon Wood; Roger Kuula			Title Vesting:	Fee
Mortgage Rate:	4.780%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	84 months			Current Occupancy (As of):	95.3% (5/14/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,301,486 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,504,853 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,576,785 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$2,720,989
Additional Debt Type:	NAP			U/W Expenses:	$1,008,379
				U/W NOI:	$1,712,610
				U/W NCF:	$1,664,610
				U/W NOI DSCR:	1.25x
Escrows and Reserves(1):				U/W NCF DSCR:	1.22x
				U/W NOI Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.6%
Taxes	$85,819	$20,433	NAP	As-Is Appraised Value:	$31,890,000
Insurance	$29,448	$2,337	NAP	As-Is Appraisal Valuation Date:	May 15, 2015
Replacement Reserves	$0	$4,000	NAP	Cut-off Date LTV Ratio:	68.4%
Deferred Maintenance	$4,919	$0	NAP	LTV Ratio at Maturity or ARD:	65.2%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Capitol Place Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in West Sacramento, California (the “Capitol Place Apartments Property”). The Capitol Place Apartments Mortgage Loan was originated on June 30, 2015 by Rialto Mortgage Finance, LLC. The Capitol Place Apartments Mortgage Loan had an original principal balance of $21,800,000, has an outstanding principal balance as of the Cut-off Date of $21,800,000 and accrues interest at an interest rate of 4.780% per annum. The Capitol Place Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 84 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Capitol Place Apartments Mortgage Loan matures on July 6, 2025.

Following the lockout period, the borrower has the right to defease the Capitol Place Apartments Mortgage Loan in whole, but not in part, on any date before April 6, 2025. In addition, the Capitol Place Apartments Mortgage Loan is prepayable without penalty on or after April 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CAPITOL PLACE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$21,800,000	100.0%	Loan payoff(1)	$20,238,318	92.8%
			Closing costs	473,157	2.2
			Reserves	120,186	0.6
			Return of equity	968,339	4.4
Total Sources	$21,800,000	100.0%	Total Uses	$21,800,000	100.0%

(1)	The Capitol Place Apartments Property was previously securitized in the BACM 2007-1 transaction.

The Property. The Capitol Place Apartments Property is a 192-unit, garden-style multifamily property consisting of ten two- and three-story buildings situated on approximately 9.4 acres located in West Sacramento, California, approximately 3.1 miles west of the Sacramento central business district. The improvements were constructed in 2005. Unit amenities include walk-in closets, ceiling fans, extra storage, internet access, window coverings, covered private patio/balcony, and stackable or full size washer/dryer. Community amenities include a swimming pool and spa, clubhouse with fireplace, billiard and game room, TV theatre room and state of the art fitness center. The Capitol Place Apartments Property has a controlled main entry access gate and 24-hour on-site maintenance. The Capitol Place Apartments Property contains 388 surface and carport parking spaces, reflecting an overall parking ratio of 2.0 spaces per unit. As of May 14, 2015, the Capitol Place Apartments Property was 95.3% occupied.

The following table presents certain information relating to the unit mix of the Capitol Place Apartments Property:

Unit Mix Summary(1) (2)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom / 1 Bath	22	11.5%	786	$994
1 Bedroom / 1 Bath	9	4.7%	821	$1,032
1 Bedroom / 1 Bath	11	5.7%	821	$666
2 Bedroom / 1 Bath	13	6.8%	946	$1,128
2 Bedroom / 1 Bath	7	3.6%	946	$959
2 Bedroom / 1 Bath	24	12.5%	1,015	$1,156
2 Bedroom / 2 Bath	84	43.8%	1,065	$1,168
2 Bedroom / 2 Bath	22	11.5%	1,097	$1,254
Total/Weighted Average	192	100.0%	993	$1,111

(1)	Information obtained from the underwritten rent roll.
(2)	15% (29 of 192) of the units are required to be made available for low and moderate-income housing pursuant to a regulatory agreement entered into with the city of West Sacramento when the Capitol Place Apartments Property was developed. Eleven one bedroom units are required to be rented to residents with income less than 50% of the area median income, seven two bedroom units are required to be rented to residents with income less than 80% of the area median income and 11 two bedroom units are required to be rented to residents with income less than 110% of the area median income.

The following table presents historical occupancy percentages at the Capitol Place Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/14/2015(2)
92.2%	93.8%	96.4%	95.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CAPITOL PLACE APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Capitol Place Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,062,291	$2,381,942	$2,450,145	$2,436,504		89.5%	$12,690
Grossed Up Vacant Space	0	0	0	126,060		4.6	657
Concessions	0	0	0	0		0.0	0
Other Income	240,858	270,134	286,987	286,987		10.5	1,495
Less Vacancy & Credit Loss	0	(110,775)	(105,499)	(128,563	)(1)	(4.7)	(670)
Effective Gross Income	$2,303,149	$2,541,301	$2,631,633	$2,720,989		100.0%	$14,172

Total Operating Expenses	$1,001,663	$1,036,448	$1,054,848	$1,008,379		37.1%	$5,252

Net Operating Income	$1,301,486	$1,504,853	$1,576,785	$1,712,610		62.9%	$8,920
Capital Expenditures	0	0	0	48,000		1.8	250
Net Cash Flow	$1,301,486	$1,504,853	$1,576,785	$1,664,610		61.2%	$8,670

NOI DSCR	0.95x	1.10x	1.15x	1.25x
NCF DSCR	0.95x	1.10x	1.15x	1.22x
NOI DY	6.0%	6.9%	7.2%	7.9%
NCF DY	6.0%	6.9%	7.2%	7.6%

(1)	The underwritten economic vacancy is 5.0%. The Capitol Place Apartments Property was physically 95.3% occupied as of May 14, 2015.

Appraisal. As of the appraisal valuation date of May 15, 2015, the Capitol Place Apartments Property had an “as-is” appraised value of $31,890,000.

Environmental Matters. According to a Phase I environmental assessment dated May 26, 2015, there was no evidence of any recognized environmental conditions at the Capitol Place Apartments Property.

Market Overview and Competition. The Capitol Place Apartments Property is located in West Sacramento, California, within the Sacramento metropolitan statistical area (“MSA”), which is the fifth largest MSA in the state and consists of Sacramento, El Dorado, Placer and Yolo Counties. The Capitol Place Apartments Property’s neighborhood is bounded by major regional arteries, including Interstate 5, a north/south thoroughfare two miles east of the Capitol Place Apartments Property, and Interstate 80, an east/west thoroughfare eight miles north of Capitol Place Apartments Property. The Arden Fair Mall, located approximately eight miles east of the Capitol Place Apartments Property, is anchored by Macy’s and Nordstrom and includes over 165 tenants, encompassing 1.1 million square feet. The neighborhood surrounding the Capitol Place Apartments Property consists of a mixture of established single-family and multifamily residential properties supported by retail and industrial commercial development. National retailers located west of the Capitol Place Apartments Property include IKEA (approximately 1.9 miles), Home Depot (approximately 1.5 miles) and Walmart Supercenter (approximately 1.7 miles). The 2015 estimated population within a one-, three-, and five-mile radius of the Capitol Place Apartments Property is 16,785, 108,413 and 245,265, respectively, and the 2015 estimated average household income within the same radii is $46,948, $58,930 and $64,952, respectively.

According to third party market research report, the Capitol Place Apartments Property is located in the Sacramento MSA multifamily market. As of first quarter 2015, the Sacramento MSA multifamily market contained 758 apartment buildings totaling 101,650 units with a 2.3% vacancy rate and average effective rental rate of $1,014 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Capitol Place Apartments Property:

Competitive Set(1)

	Capitol Place Apartments (Subject)	City Park	Harbor Oaks	River Walk Villas	Monticello at Southport Apartments	Capital View	Governor’s Terrace
Location	West Sacramento, CA	Sacramento, CA	Sacramento, CA	Sacramento, CA	West Sacramento, CA	Sacramento, CA	Sacramento, CA
Distance to Subject	-	2.1 miles	3.2 miles	2.5 miles	4.7 miles	0.5 miles	1.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	192	103	474	65	208	40	44
Average Rent (per unit)
Studio	NAP	$910	NAP	NAP	NAP	NAP	$950
1BR	$666-$1,032	$1,135	$1,260-$1,265	$934	$1,069-$1,129	$995	$1,340-$1,365
2BR	$959-$1,254	$1,235	$1,280-$1,625	$1,140	$1,214-$1,433	$1,275-$1,395	$1,450-$1700
3BR	NAP	$1,700	NAP	NAP	NAP	NAP	NAP
Utilities	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant
Total Occupancy	95%	96%	95%	100%	94%	98%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

CAPITOL PLACE APARTMENTS

The Borrower. The borrower is Capitol Place California Partners, LLC, a single purpose entity with one independent director. Jon Wood and Roger Kuula are the guarantors of certain nonrecourse carveouts under Capitol Place Apartments Mortgage Loan.

The Sponsors. The sponsors, Jon Wood and Roger Kuula, are co-founders of American Capital Group (“ACG”). ACG is a privately-held commercial real estate developer and home builder established in 1986. ACG is headquartered in Bellevue, Washington and operates regional offices in Sacramento, California and Scottsdale, Arizona. ACG has developed and currently maintains a multifamily portfolio of 79 properties totaling approximately 12,092 units located throughout ten western states. Mr. Kuula serves as chairman and chief executive officer of ACG. Mr. Kuula has been directly involved with real estate development, construction and management for more than 30 years. Mr. Wood is responsible for finance, acquisition, development and sales.

Escrows. The loan documents provide for upfront escrows in the amount of $85,819 for real estate taxes, $29,448 for insurance, and $4,919 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $20,433 for real estate taxes, $2,337 for insurance premiums and $4,000 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Capitol Place Apartments Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrower, the guarantors or the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower or guarantors and 120 days for the manager, among other conditions. Clause (ii) may also be cured by the borrower replacing the manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrower, the guarantors or the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower or guarantors and 120 days for the manager, among other conditions. Clause (ii) may also be cured by the borrower replacing the manager with a qualified manager acceptable to the lender.

Property Management. The Capitol Place Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Capitol Place Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Capitol Place Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 9, 2015 indicated a probable maximum loss of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

PENNBROOK APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

PENNBROOK APARTMENTS

Pennbrook Apartments
2120-2134 North 63rd Street
Philadelphia, PA 19151
Gladwyne
Lower Merion Township Park
Roxborough
Fairmount Park
Lower Merion Township
MONTGOMERY COUNTY
Schuylkill Expwy
Germantown
Manayunk
Philadelphia University
East Falls
Bala Cynwyd
Narberth
Haverford College
Ardmore
Suburban Square
Bala Cynwyd Shopping Center
Philadelphia College of Osteopathic Medicine
Allegheny
St. Joseph's University
St. Charles Seminary
Lankenau Medical Center
Bala Golf Course
The Underground Railroad Museum at Belmont Mansion
Overbrook
Wynnefield
PHILADELPHIA
Fairmount Park
Mann Ctr. for the Performing Arts
Parkwest Town Center
Brewerytown
DELAWARE COUNTY
City Avenue Shopping Ctr.
Morris Park
Havertown
McCall Golf & Country Club
Cobb's Creek Golf Club
West Philadelphia
Philadelphia Zoo
Philadelphia Art Museum
Millbourne
Kirkbride Center
University City
Drexel Hill
Delaware County Memorial Hosp.
The Tower Theatre
Upper Darby
Cobbs Creek
Mercy Philadelphia Hospital
Drexel University
University of Pennsylvania
Center City
PHILADELPHIA COUNTY
Yeadon
Grays Ferry
Darby
Schuylkill River
Southwest Philadelphia
Philadelphia Intl. Airport 1 mile
PENNSYLVANIA
NEW JERSEY
TRENTON
CAMDEN
WILMINGTON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

No. 9 – Pennbrook Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$18,300,000	Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$18,300,000	Location:	Philadelphia, PA
% of Initial Pool Balance:	2.5%	Size:	218 beds
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Bed:	$83,945
Borrower Name:	Aquinas Pennbrook, LP	Year Built/Renovated:	1926/2009
Sponsor:	Leonard Poncia	Title Vesting:	Fee
Mortgage Rate:	4.640%	Property Manager:	Self-managed
Note Date:	June 26, 2015	3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	July 1, 2025	Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	24 months	Current Occupancy (As of):	100.0% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,363,213 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,415,351 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$1,450,908 (TTM 3/31/2015)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	No	U/W Revenues:	$1,706,005
Additional Debt Type:	NAP	U/W Expenses:	$324,644
U/W NOI:	$1,381,361
U/W NCF:	$1,355,461
U/W NOI DSCR(2):	1.22x
U/W NCF DSCR(2):	1.20x
Escrows and Reserves(1):	U/W NOI Debt Yield(2):	7.5%
U/W NCF Debt Yield(2):	7.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$25,800,000
Taxes	$17,301	$3,460	NAP	As-Is Appraisal Valuation Date:	May 8, 2015
Insurance	$42,900	$3,900	NAP	Cut-off Date LTV Ratio:	70.9%
Replacement Reserves	$0	$2,158	NAP	LTV Ratio at Maturity or ARD:	60.8%

(1)	See “Escrows” section.
(2)	St. Joseph’s is charging students an estimated blended rate of $848/bed while the underwritten master lease rent equates to $679/bed (see “Master Lease” section). Based on the estimated blended rent of $848/bed, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.58x, 1.56x, 9.8% and 9.6%, respectively.

The Mortgage Loan. The mortgage loan (the “Pennbrook Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 218-bed student housing property located in Philadelphia, Pennsylvania (the “Pennbrook Apartments Property”). The Pennbrook Apartments Mortgage Loan was originated on June 26, 2015 by Basis Real Estate Capital II, LLC. The Pennbrook Apartments Mortgage Loan had an original principal balance of $18,300,000, has an outstanding principal balance as of the Cut-off Date of $18,300,000 and accrues interest at an interest rate of 4.640% per annum. The Pennbrook Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Pennbrook Apartments Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Pennbrook Apartments Mortgage Loan in whole, but not in part, on any day before April 1, 2025. In addition, the Pennbrook Apartments Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

PENNBROOK APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$18,300,000	100.0%	Loan payoff	$15,924,950	87.0%
			Reserves	60,201	0.3
			Closing costs	643,445	3.5
			Return of equity	1,671,403	9.1
Total Sources	$18,300,000	100.0%	Total Uses	$18,300,000	100.0%

The Property. The Pennbrook Apartments Property is a four-story, student-housing property located in Philadelphia, Pennsylvannia, directly across the street from St. Joseph’s University (“St. Joseph’s”). The Pennbrook Apartments Property is comprised of 74 units with 145 bedrooms and 218 beds; leases are on a per bed basis. Originally constructed in 1926, the Pennbrook Apartments Property was renovated in 2009 for approximately $8.9 million ($40,596 per bed), which included façade updates, complete interior renovations, new mechanicals, new roof and common area updates. The unit mix at the Pennbrook Apartments Property consists of one-, two-, three- , four- and five-bedroom units. The Pennbrook Apartments Property is home to students from St. Joseph’s with a master lease in-place from St. Joseph’s (see “Master Lease” section). St. Joseph’s is a private, co-educational Roman Catholic Jesuit university located in northwestern Philadelphia. St. Joseph’s was founded in 1851 and is the seventh oldest Jesuit university in the United States. St. Joseph’s had an endowment of $209.3 million (as of May 31, 2014) with an operating budget of $223.6 million (for fiscal year 2015) and maintains a credit rating of Aa3/A-/A from Moody’s/S&P/Fitch, respectively, as of June 30, 2015.

The Pennbrook Apartments Property features 38 beds within 30 one-bedroom/one-bathroom units, 90 beds within 30 two-bedroom/one-bathroom units, 30 beds within five three-bedroom/two-bathroom units, 40 beds within five four-bedroom/two-bathroom units and 20 beds within four five-bedroom/two-bathroom units. All units are furnished and have hardwood floors, vinyl tile flooring, updated/modern kitchens and bathrooms and new appliances (electric range/ovens, refrigerators, built-in microwaves, dishwashers and garbage disposals). Common area amenities include a management office, laundry room on each floor, and concrete sidewalks with handicapped accessible ramps. The Pennbrook Apartments Property contains no on-site parking. As of May 1, 2015, the Pennbrook Apartments Property was 100.0% leased. During the academic year 2014-2015 the Pennbrook Apartments Property was 100.0% occupied and is 100.0% preleased for the 2015-2016 academic year.

Master Lease. The initial master lease was signed by St. Joseph’s in December of 2009 for five years and St. Joseph’s has exercised its right to renew three times. Per the sixth amendment executed on June 21, 2015, St. Joseph’s exercised its four-year extension option extending the term of the lease to May 31, 2019. The current annual fixed rent is $1,777,089. The St. Joseph’s lease requires a minimum three-year termination notice (with a rolling four-year term) and annual rent escalations of 3.0% (rent escalations are not included in the underwritten rent). Thereafter, minimum fixed rent will equal the minimum fixed rent for the preceding lease year increased by the average year-over-year percentage rent increase experienced in St. Joseph’s owned and operated student housing for the preceding lease year. St. Joseph’s may extend the lease annually, provided that St. Joseph’s maintains a rolling lease term of at least four lease years. For example, if St. Joseph’s extends the lease next year, the lease will be extended to May 31, 2020. St. Joseph’s is required to give written notice by June 15th of the applicable year. St. Joseph’s is responsible for all leasing activities at the Pennbrook Apartments Property.

The following table presents certain information relating to the unit mix of the Pennbrook Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	No. of Beds(2)	% of Total Beds	Avg. Unit Size (SF)
1 Bedroom	30	38	17.4%	659
2 Bedroom	30	90	41.3%	789
3-Bedroom	5	30	13.8%	1,223
4-Bedroom	5	40	18.3%	1,260
5-Bedroom	4	20	9.2%	1,075
Total/Weighted Average	74	218	100.0%	939

(1)	Information obtained from the appraisal. U/W rent per unit type is not available as the master lease rent was underwritten. St. Joseph’s is charging students an estimated blended rate of $848 per bed while the underwritten master lease rent equates to $679 per bed.
(2)	Some of the bedrooms contain two beds.

The following table presents historical occupancy percentages at the Pennbrook Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the historical cash flow statements. Figures are reflective of economic occupancy.

(2)	Information obtained from the underwritten rent roll and reflects physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

PENNBROOK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pennbrook Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W(1)	% of U/W Effective Gross Income	U/W $ per Bed
Base Rent	$1,654,747	$1,704,391	$1,716,954	$1,777,089	104.2%	$8,152
Grossed Up Vacant Space	0	0	0	0	0.0	0
Concessions	0	0	0	0	0.0	0
Other Income	0	0	0	0	0.0	0
Less Vacancy & Collection Loss	0	0	0	(71,084)(2)	(4.2)	(326)
Effective Gross Income	$1,654,747	$1,704,391	$1,716,954	$1,706,005	100.0%	$7,826

Total Operating Expenses	$291,533	$289,040	$266,046	$324,644	19.0%	$1,489

Net Operating Income	$1,363,213	$1,415,351	$1,450,908	$1,381,361	81.0%	$6,337

Capital Expenditures	36,786	0	0	25,900	1.5	119
Net Cash Flow	$1,326,428	$1,415,351	$1,450,908	$1,355,461	79.5%	$6,218

NOI DSCR	1.21x	1.25x	1.28x	1.22x
NCF DSCR	1.17x	1.25x	1.28x	1.20x
NOI DY	7.4%	7.7%	7.9%	7.5%
NCF DY	7.2%	7.7%	7.9%	7.4%

(1)	The underwritten base rent is the current master lease rent. St. Joseph’s is charging students an estimated blended rate of $848 per bed while the underwritten master lease rent equates to $679 per bed. Based on the estimated blended rate of $848/bed, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.58x, 1.56x, 9.8% and 9.7%, respectively.

(2)	The underwritten economic vacancy is 4.0%. The Pennbrook Apartments Property was 100.0% physically occupied as of May 1, 2015.

Appraisal. As of the appraisal valuation date of May 8, 2015, the Pennbrook Apartments Property had an “as-is” appraised value of $25,800,000.

Environmental Matters. According to a Phase I environmental assessment dated May 12, 2015, there was no evidence of any recognized environmental conditions at the Pennbrook Apartments Property.

Market Overview and Competition. The Pennbrook Apartments Property is located 0.5 miles southwest of St. Joseph’s main campus in the Overbrook area of Philadelphia, Pennsylvania, and is classified as on-campus housing by St. Joseph’s. St. Joseph’s operates a shuttle that runs approximately every 15 minutes from the Pennbrook Apartments Property and surrounding residence halls to other parts of the campus along City Avenue. The Pennbrook Apartments Property is also within walking distance of City Avenue shopping and amenities and is across the street from the Southeastern Pennsylvania Transportation Authority’s Overbrook Train Station, which is an approximate 15-minute train ride from downtown Philadelphia. St. Joseph’s runs four other residential dormitories immediately surrounding the train station. The Overbrook neighborhood was primarily developed between 1900 and 1960 and is mainly residential with many row houses and three- to four-story apartment buildings that are similar to the Pennbrook Apartments Property. It is a dense in-fill location with little available developable land. According to a third-party market research report, the 2015 estimated household population within a one-, three- and five-mile radius of the Pennbrook Apartments Property is 10,589, 101,882, and 284,179, respectively, and the median household income within the same radii is $49,956, $40,461 and $41,121, respectively.

According to the appraisal, the Pennbrook Apartments Property is located in the Bala Cynwyd multifamily submarket, representing an off-campus multifamily market surrounding St. Joseph’s. The submarket consists primarily of smaller walk-up buildings and redeveloped or newly-constructed apartment buildings. According to the appraisal, as of March 31, 2015, the Bala Cynwyd multifamily submarket contained an overall inventory of 4,393 units reflecting a submarket vacancy of 2.7% and an effective rental rate of $1,200 per unit. The effective rents in the submarket have increased at an average rate of 3.1% per year since 2008. The appraisal identified a competitive set of five multifamily properties, which exhibited a 3.1% average vacancy rate and average monthly rent of approximately $1,621 per unit as of May 13, 2015. The appraiser concluded to a market rent of $1,150 per bed (equivalent to approximately $2,876 per unit).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

PENNBROOK APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Pennbrook Apartments Property:

Competitive Set(1)(2)

	Pennbrook Apartments (Subject)	Executive House	Lincoln Court	Bala Apartments	The Metropolitan Bala	Drexel Arms	Overbrook Garden
Location	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA
Distance to Subject	--	0.2 miles	0.2 miles	1.5 miles	2.1 miles	0.1 miles	2.7 miles
Property Type	Student Housing	Multifamily	Multifamily	Multifamily	Multifamily	Student Housing	Multifamily
Year Built/Renovated	1926/2009	1984/NAV	1927/NAV	1931/NAV	1973/NAV	1930/NAV	1927/NAV
Number of Beds	218	302	58	146	140	24	69
Average Rent (per bed)(3)
Studio	NAP	NAP	$755	$993	$993	NAP	$700
1 Bedroom	$1,150	$1,498	$925	$883	$1,148	NAP	$860
2 Bedroom	$750	$883	$618	$513	$763	NAP	$548
3 Bedroom	$600	$540	NAP	$417	NAP	$850	NAP
4 Bedroom	$550	NAP	$525	$338	NAP	$850	NAP
5 Bedroom	$775	NAP	NAP	NAP	NAP	NAP	NAP
Occupancy	100%	97%	100%	96%	NAV	94%	NAV

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	Competitive set properties, aside from Drexel Arms, are not exclusively for student housing, but contain student populations.
(3)	Subject property rents represent estimated market rents as shown in the appraisal.

The Borrower. The borrower is Aquinas Pennbrook, LP, a Pennsylvania limited partnership. Leonard Poncia is the guarantor of certain nonrecourse carveouts under the Pennbrook Apartments Mortgage Loan.

The Sponsor. The sponsor is Leonard Poncia. Mr. Poncia is the president of Aquinas Realty Partners, a privately held, full-service real estate development company based in the Philadelphia region with a focus on investing in and developing value-add commercial mixed use, retail, residential and office projects. Mr. Poncia’s current portfolio consists of two multifamily properties (not including the Pennbrook Apartments Property) spanning 136 units in Philadelphia, Pennsylvania and Newton, Pennsylvania with an estimated market value of $68.5 million. The Estate of Stephen Girard, a high net worth philanthropic educational fund established in 1831 and administered by the city of Philadelphia primarily to develop and operate Girard College, holds a limited partner share (95.0%) in the borrower.

Escrows. The loan documents provide for upfront reserves of $17,301 for taxes and $42,900 for insurance. The loan documents also provide for ongoing monthly reserves of $3,460 for real estate taxes, $3,900 for insurance premiums and $2,158 for replacement reserves.

Lockbox and Cash Management. The Pennbrook Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place. During a Trigger Event Period (as defined below), the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept to a lender-controlled cash management account on a daily basis.

A “Trigger Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falls below 1.15x for two consecutive calendar quarters; or (iii) St. Joseph’s University (a) files for bankruptcy, (b) provides notices of its intent to terminate its lease early or terminates the lease, (c) defaults under the terms of its lease beyond applicable notice and cure periods or (d) fails to provide timely notice of its intent to renew or extend its lease (with a minimum rolling lease term of four years). A Trigger Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters on a trailing twelve month basis; and with respect to clause (iii) upon the borrower re-leasing the premises to an acceptable replacement tenant which results in the Pennbrook Apartment Property having a net cash flow debt yield of no less than 7.8% and an amortizing debt service coverage ratio of no less than 1.28x, among other conditions as stated in the loan documents.

Property Management. The Pennbrook Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Pennbrook Apartments Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

PENNBROOK APARTMENTS

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Pennbrook Apartments Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Cross Gates Apartments Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cross Gates Apartments Portfolio

Cross Gates Apartments Portfolio
1 Cross Roads Apartments Slidell, LA
2 M-H Apartments Slidell, LA
3 Cross Gates Apartments Slidell, LA
MISSISSIPPI
LOUISIANA
HANCOCK COUNTY
Pearl River State Wildlife Management Area
Stennis Space Center
Pearl River
Old Pearl River
Pearl River
Shuttle Pkwy
Watts Rd
Pine St
AMTRAK
Slidell Municipal Airport
ST. TAMMANY PARISH
Baton Rouge 80 miles
Royal Golf Club
Airport Rd
Robert Blvd
Military Rd
Morgan Bluff
Alton
Gulfport 37 miles
North Shore Square Mall
Gause Blvd
Robert Blvd
The Crossing Shopping Center
Textron Systems
West Hall Park
Thompson Rd
Plaza 190 Shopping Center
Gause Blvd
Ochsner Medical Center-North Shore
Slidell
SLIDELL AMTRAK
Pearlington
Paquet Rd
Bayou Liberty Rd
Bayou
Daney St
Old Spanish Trail
Military Rd
Big Branch Marsh National Wildlife Refuge
Pontchartrain Dr
Eden Isle
Old Spanish Trail
Frank Davis "Naturally N'Awlins" Memorial Bridge
Maestri Bridge
AMTRAK
Lake Pontchartrain
The Rigolets
NEW ORLEANS
Downtown New Orleans 20 miles
Lake St. Catherine
ARKANSAS
Texarkana
Greenville
El Dorado
Bossier City
Longview
SHREVEPORT
Monroe
Ruston
Vicksburg
JACKSON
Meridian
Clinton
Pearl
LOUISIANA
MISSISSIPPI
Natchitoches
Natchez
Alexandria
Hattiesburg
TEXAS
Opelousas
BATON ROUGE
Hammond
Covington
Picayune
Biloxi
Gulfport
Slidell
BEAUMONT
Lake Charles
LAFAYETTE
Kenner
Metairie
NEW ORLEANS
Orange
Port Arthur
New Iberia
Thibodaux
Houma
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

No. 10 – Cross Gates Apartments Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$15,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$15,483,256			Location:	Slidell, LA
% of Initial Pool Balance:	2.1%			Size:	296 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$52,308
Borrower Name:	Slidell Rentals I, L.L.C.			Year Built/Renovated:	Various – See Table
Sponsor:	Jared J. Caruso-Riecke			Title Vesting:	Fee
Mortgage Rate:	4.930%			Property Manager:	Self-managed
Note Date:	July 1, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	92.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	98.6% (5/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$1,301,544 (12/31/2013)
Call Protection:	L(25),D(94),O(1)			Most Recent NOI (As of)(3):	$1,262,373 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,446,382
				U/W Expenses:	$1,100,956
				U/W NOI:	$1,345,426
				U/W NCF:	$1,271,426
				U/W NOI DSCR:	1.36x
Escrows and Reserves(1):				U/W NCF DSCR:	1.28x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$196,002	$21,778	NAP	As-Is Appraised Value:	$21,500,000
Insurance	$46,911	$15,637	NAP	As-Is Appraisal Valuation Dates:	May 5, 2015
Replacement Reserves	$0	$6,167	NAP	Cut-off Date LTV Ratio:	72.0%
Deferred Maintenance	$75,750	$0	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cross Gates Apartments Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three garden style multifamily properties totaling 296 units located in Slidell, Louisiana in St. Tammany Parish (the “Cross Gates Apartments Portfolio Properties”). The Cross Gates Apartments Portfolio Mortgage Loan was originated on July 1, 2015 by Basis Real Estate Capital II, LLC. The Cross Gates Apartments Portfolio Mortgage Loan had an original principal balance of $15,500,000, has an outstanding principal balance as of the Cut-off Date of $15,483,256 and accrues interest at an interest rate of 4.930% per annum. The Cross Gates Apartments Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Cross Gates Apartments Portfolio Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Cross Gates Apartments Portfolio Mortgage Loan in whole, but not in part, on any due date before July 1, 2025. In addition, the Cross Gates Apartments Mortgage Loan is payable without penalty on July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cross Gates Apartments Portfolio

Sources and Uses

Sources			Uses
Original loan amount	$15,500,000	99.8%	Loan payoff	$14,866,143	95.7%
Sponsor’s new cash contribution	37,587	0.2	Reserves	318,663	2.1
			Closing costs	352,781	2.3
Total Sources	$15,537,587	100.0%	Total Uses	$15,537,587	100.0%

The Properties. The Cross Gates Apartments Portfolio Properties consist of three garden-style multifamily properties containing 296 units located in Slidell, St. Tammany Parish, Louisiana, approximately 36.3 miles northeast of the central business district of New Orleans, Louisiana. The Cross Gates Apartments Portfolio Properties were built between 1989 and 2011 and last renovated in 2015. The unit mix is comprised of 169 one-bedroom units, 121 two-bedroom units and six three-bedroom units. All units at the Cross Gates Apartments Portfolio Properties contain balconies/patios, central air conditioning, and in-unit washers and dryers. The Cross Gates Apartments Portfolio Properties are all within 1.5 miles along Military Road and have one leasing office. As of May 30, 2015, the Cross Gates Apartments Portfolio Properties were 98.6% occupied.

The Cross Roads Apartments property consists of seven one- and two-story garden-style multifamily buildings situated on two non-contiguous parcels totaling 9.8 acres in Slidell, Louisiana. Constructed between 1999 and 2011, the Cross Roads Apartments property contains 169 units comprised of 160 one-bedroom units (averaging 640 square feet) and nine two-bedroom units (averaging 1,000 square feet). The property contains 301 parking spaces, resulting in a parking ratio of 1.8 spaces per unit.

The M-H Apartments property consists of seventeen one- and two-story garden-style multifamily buildings situated on two non-contiguous parcels totaling 6.8 acres in Slidell, Louisiana. Constructed between 1989 and 1999, the M-H Apartments property contains 69 units comprised of seven one-bedroom units (averaging 750 square feet), 56 two-bedroom units (averaging 1,150 square feet), and six three-bedroom units (averaging 1,700 square feet). The M-H Apartments property contains 131 parking spaces, resulting in a parking ratio of 1.9 spaces per unit.

The Cross Gates Apartments property consists of 14 one- and two-story garden-style multifamily buildings situated on two non-contiguous parcels totaling 5.0 acres in Slidell, Louisiana. Built in 1989, the Cross Gates Apartments property contains 58 units comprised of two one-bedroom units (averaging 750 square feet) and 56 two-bedroom units (averaging 862 square feet). The Cross Gates Apartments property contains 114 parking spaces, resulting in a parking ratio of 2.0 spaces per unit.

Master Lease. The guarantor of the Cross Gates Apartments Portfolio Mortgage Loan is the tenant under a master lease that has a monthly base rent obligation of $171,020. The master lease automatically renews and is in place every year until such time as all of the 240 month-to-month leases put in place by the previous owner of the Cross Gates Apartments Portfolio Properties are converted to traditional 12-month leases. The master lease base rent is reduced each time a tenant enters into a written lease for any apartment unit at a rent greater than the rent previously received for that unit and for a term of not less than one year, and such tenant takes physical possession of such unit and commences paying full unabated rent.

The following table presents certain information relating to the Cross Gates Apartments Portfolio Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	No. of Units	Appraised Value	Allocated LTV
Cross Roads Apartments	$8,641,817	55.8%	97.6%	1999-2011/2015	169	$12,000,000	72.0%
M-H Apartments	$3,888,819	25.1%	100.0%	1989-1999/2008	69	$5,400,000	72.0%
Cross Gates Apartments	$2,952,621	19.1%	100.0%	1989/2008	58	$4,100,000	72.0%
Total/Weighted Average	$15,483,256	100.0%	98.6%		296	$21,500,000	72.0%

The following table presents certain information relating to the unit mix of the Cross Gates Apartments Portfolio Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Base Rent
1 Bedroom / 1 Bathroom	169	57.1%	652	$662
2 Bedroom / 1 Bathroom	52	17.6%	850	$723
2 Bedroom / 2 Bathroom	69	23.3%	1,135	$843
3 Bedroom / 2 Bathroom	6	2.0%	1,700	$1,105
Total/Weighted Average	296	100.0%		$724

(1)	Information obtained from the underwritten rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cross Gates Apartments Portfolio

The following table presents historical occupancy percentages at the Cross Gates Apartments Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	5/30/2015(3)
NAV	NAV	92.0%	98.6%

(1)	The sponsor acquired the Cross Gates Apartments Portfolio Properties in December 2014 and the previous owner did not provide the 2012 or 2013 occupancy.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cross Gates Apartments Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014		U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,171,143	$2,235,899		$2,570,904		105.1%	$8,685
Grossed Up Vacant Space	0	0		0		0	0
Other Income	39,360	26,354		26,105		1.1	88
Less Vacancy & Credit Loss	(8,736)	0		(150,626)	(2)	(6.2)	(509)
Effective Gross Income	$2,201,767	$2,262,254		$2,446,382		100.0%	$8,265

Total Operating Expenses	$900,223	$999,881		$1,100,956		45.0%	$3,719

Net Operating Income	$1,301,544 (3)	$1,262,373	(3)	$1,345,426		55.0%	$4,545
Capital Expenditures	0	0		74,000		3.0	250
Net Cash Flow	$1,301,544	$1,262,373		$1,271,426		52.0%	$4,295

NOI DSCR	1.33x	1.27x		1.36x
NCF DSCR	1.33x	1.27x		1.28x
NOI DY	8.4%	8.2%		8.7%
NCF DY	8.4%	8.2%		8.2%

(1)	The sponsor acquired the Cross Gates Apartments Portfolio Properties in December 2014 and historical financials prior to 2013 were not provided by the seller.
(2)	The underwritten economic vacancy is 5.8%. The Cross Gates Apartments Portfolio Properties were 98.6% physically occupied as of May 30, 2015.
(3)	The decrease in Net Operating Income from 2013 to 2014 is due to an increase in R&M expenses.

Appraisal. As of the appraisal valuation date of May 5, 2015, the Cross Gates Apartments Portfolio Properties had an aggregate “as-is” appraised value of $21,500,000.

Environmental Matters. According to Phase I environmental assessments dated May 15, 2015 and May 18, 2015, there was no evidence of any recognized environmental conditions at the Cross Gates Apartments Portfolio Properties.

Market Overview. The Cross Gates Apartments Portfolio Properties are located within 1.4 miles of each other in Slidell, Louisiana in St. Tammany Parish within the New Orleans-Metairie metropolitan statistical area (“MSA”). The Cross Gates Apartments Portfolio Properties are located 36.3 miles northeast of the New Orleans central business district, 34.0 miles northeast of the historic French Quarter (Vieux Carre), 29.2 miles southeast of Covington (parish seat of St. Tammany Parish), and 90.9 miles east of Baton Rouge (state capital of Louisiana). St. Tammany is the most affluent parish in the New Orleans MSA and is referred to as part of the “North Shore” due to its location on Lake Pontchartrain.

According to a third-party market research report, the New Orleans MSA had an estimated population of 1,247,749 in 2014. In addition, the New Orleans MSA population has grown 4.9% since 2010 and is projected to grow by 6.9% by 2019. The number of households within a five-mile radius of the Cross Gates Apartments Portfolio Properties is also expected to increase through 2019 with an annual growth rate of 1.5%. The 2015 estimated average household income within a one-, three- and five-mile radius of the Cross Gates Apartments Portfolio Properties was $104,162, $87,739 and $76,179 respectively. The New Orleans economy is dominated by four major sectors: oil/gas and related activities, tourism, the port and ship/boat building, and aerospace manufacturing. The presence of universities, hospitals, legal/accounting and other professional services, together with key installations of the United States Navy and other military operations in the region adds to its diversified economic base. The New Orleans region is also a major transportation hub and a leader in production of crude oil and natural gas processing facilities.

The Cross Gates Apartments Portfolio Properties are located in the St. Tammany submarket of the overall New Orleans multifamily market. The New Orleans multifamily market had a vacancy rate of 5.6% as of the first quarter of 2015, which represents an 8.2% decrease from the year-end 2013 vacancy rate of 6.1%. Furthermore, the average asking rent for the New Orleans multifamily market as of the first quarter of 2015 was $911 per unit per month, a 4.5% increase from the year-end 2013 average asking rent of $872 per unit per month. As of first quarter of 2015, the St. Tammany multifamily submarket had an occupancy rate of 94.2%. The average submarket rent per unit was $911 as of the first quarter of 2015, an increase of $39 from year-end 2013. No properties in the St. Tammany Parish multifamily submarket are currently offering concessions. There are currently no apartment properties under construction in the immediate area that are expected to compete with the Cross Gates Apartments Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cross Gates Apartments Portfolio

The Borrower. The borrower is Slidell Rentals I, L.L.C., a Louisiana limited liability company and single purpose entity. Jared J. Caruso-Riecke is the guarantor of certain nonrecourse carve-outs under the Cross Gates Apartments Portfolio Mortgage Loan.

The Sponsor. The sponsor is Jared J. Caruso-Riecke. Mr. Caruso-Riecke is a lifetime resident of St. Tammany Parish, Louisiana and the Riecke family has a long history of real estate development, construction, and banking in the New Orleans area. Upon graduation from Louisiana State University in Baton Rouge in 1994, Mr. Caruso-Riecke returned home to start his own construction and real estate development companies. Since that time, Mr. Caruso-Riecke has served as the managing member of numerous projects ranging from historical renovation, single and multifamily housing projects, to shopping center developments. Mr. Caruso-Riecke also founded Gulf South Real Estate Management, which manages several hundred apartment units and rental houses, as well as in excess of 100,000 square feet of commercial space.

Escrows. The loan documents provide for upfront reserves in the amount of $196,002 for real estate taxes, $46,911 for insurance, and $75,750 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $21,778 for real estate taxes, $15,637 for insurance and $6,167 for replacement reserves.

Recourse. $2,225,000 of the Cross Gates Apartments Portfolio Mortgage Loan is full recourse to the borrower and the guarantor, jointly and severally, until such time as the borrower demonstrates to the lender’s satisfaction, to be determined in the lender’s sole discretion, that the stabilized net operating income (after deduction of contributions to the replacement reserves) for the Cross Gates Apartments Portfolio Properties is at least $1,271,000 for two consecutive years.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Event (as defined below), the borrower is required to establish a lender-controlled cash management account into which the borrower is required to deposit all rents and other income within two business days of receipt and the tenants are directed to deposit directly. During a Cash Sweep Period (as defined below), all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Event” will commence upon the amortizing net cash flow debt service coverage ratio being less than 1.20x for one calendar quarter. A “Cash Sweep Period” will commence upon (i) an event of default, or (ii) the amortizing debt service coverage ratio being less than or equal to 1.15x for the 2 consecutive calendar quarters. A Cash Sweep Period will be cured, with respect to clause (i), when such event of default has been cured; and with respect to clause (ii), when the amortizing net cash flow debt service coverage ratio has been equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Cross Gates Apartments Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cross Gates Apartments Portfolio Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Cross Gates Apartments Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Cross Gates Apartments Portfolio Properties. At the time of Cross Gates Apartments Portfolio Mortgage Loan closing, the Cross Gates Apartments Portfolio Properties has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

No. 11 – Rivercrest Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$11,662,500			Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance:	$11,662,500			Location:	Various – See Table
% of Initial Pool Balance:	1.6%			Size:	106,336 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$109.68
Borrower Names:	Jackson (Rankin) SRX, LLC; Garner (Garner) SRX, LLC; Villa Rica (Villa Rica) SRX, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Stanley Werb; Jonathan Gaines			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	June 15, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	July 11, 2025			Most Recent Occupancy(3):	NAV
IO Period:	48 months			Current Occupancy (As of)(3):	89.5% (Various)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,228,113 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,091,940 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$1,545,893
Additional Debt Type:	NAP			U/W Expenses:	$391,304
				U/W NOI:	$1,154,588
				U/W NCF:	$1,051,352
				U/W NOI DSCR:	1.67x
Escrows and Reserves:				U/W NCF DSCR:	1.52x
				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.0%
Taxes	$101,940	$16,990	NAP	As-Is Appraised Value:	$15,550,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
Replacement Reserves	$0	$3,450	NAP	Cut-off Date LTV Ratio:	75.0%
TI/LC Reserve(2)	$0	$4,431	$215,000	LTV Ratio at Maturity or ARD:	66.9%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Rivercrest Portfolio Properties are insured via an acceptable blanket insurance policy; and (iii) the borrowers provide the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	Monthly TI/LC Reserves of $4,431 are required until the reserve has reached the cap of $215,000. The cap does not apply upon (i) the occurrence and continuance of an event of default; (ii) the sponsor or an affiliate of the sponsor not controlling each borrower; or (iii) the net cash flow debt yield falling below 8.75%.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	As-Is Appraised Value Valuation Dates range from May 12, 2015 to May 18, 2015.

The Rivercrest Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrowers’ fee interest in three shadow anchored retail properties totaling 106,336 square feet (the “Rivercrest Portfolio Properties”). Built between 1999 and 2008, the Rivercrest Portfolio Properties range in size from 30,636 square feet to 44,300 square feet. The Rivercrest Portfolio Properties include a diverse and granular rent roll with no tenant occupying more than 13.2% of net rentable area and 17.7% of the underwritten base rent is from tenants that have occupied their space for over ten years. All of the Rivercrest Portfolio Properties are shadow anchored by a Wal-Mart Supercenter and are located in Garner, North Carolina; Villa Rica, Georgia; and Flowood, Mississippi. Additionally, all of the Rivercrest Portfolio Properties are located in close proximity to the central business districts of Raleigh, North Carolina; Atlanta, Georgia; and Jackson, Mississippi.

The Rivercrest Portfolio Properties feature 679 surface parking spaces resulting in a parking ratio of 6.4 spaces per 1,000 square feet of rentable area with individual properties ranging from 5.7 to 7.7 spaces per 1,000 square feet of rentable area. In 2015, the population within a three-mile and five-mile radius of each individual property ranged from 18,228 to 45,695 with an average of 31,611 and 37,630 to 140,293 with an average of 77,616, respectively, while median household income within the same radii ranged from $48,447 to $75,696 with an average of $59,155 and $44,469 to $73,435 with an average of $58,271, respectively. As of dates ranging from May 13, 2015 to June 1, 2015, the Rivercrest Portfolio Properties were 89.5% occupied by 28 tenants (under 32 leases) with individual properties ranging from 82.8% to 100.0% occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

RIVERCREST PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$11,662,500	80.4%	Purchase price	$14,250,948	98.2%
Sponsor’s new cash contribution	2,843,412	19.6	Reserves	101,940	0.7
			Closing costs	153,024	1.1
Total Sources	$14,505,912	100.0%	Total Uses	$14,505,912	100.0%

The following table presents certain information relating to the Rivercrest Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Shoppes at Garner – Garner, NC	$6,150,000	52.7%	82.8%	2008/NAP	44,300	$8,200,000	75.0%
Villa Rica Commons – Villa Rica, GA	$3,150,000	27.0%	100.0%	1999/NAP	31,400	$4,200,000	75.0%
Rankin Center – Flowood, MS	$2,362,500	20.3%	88.3%	2005/NAP	30,636	$3,150,000	75.0%
Total/Weighted Average	$11,662,500	100.0%	89.5%		106,336	$15,550,000	75.0%

The following table presents certain information relating to the tenants at the Rivercrest Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
Dollar Tree	NR/Ba2/BB	14,000	13.2%	$10.21	$143,000	11.0%	Various(3)	Various(3)	Various(3)
Fashion Ave.(4)	NR/NR/NR	7,000	6.6%	$12.00	$84,000	6.5%	NAV(5)	NAV(5)	4/30/2019(6)
Shoe Show	NR/NR/NR	6,000	5.6%	$13.75	$82,500	6.4%	Various(7)	Various(7)	Various(7)
Cato	NR/NR/NR	7,360	6.9%	$10.28	$75,680	5.8%	Various(8)	Various(8)	Various(8)
Gamestop	NR/Ba1/BB+	3,700	3.5%	$17.60	$65,125	5.0%	NAV(9)	NAV(9)	Various(10)
Total Major Tenants		38,060	35.8%	$11.83	$450,305	34.7%

Non-Major Tenants		57,100	53.7%	$14.82	$845,962	65.3%

Occupied Collateral Total		95,160	89.5%	$13.62	$1,296,267	100.0%

Vacant Space		11,176	10.5%

Collateral Total		106,336	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Sales PSF and Occupancy Cost are for the year-end 2014 period. Sales PSF and Occupancy Cost for Cato are for the year-end 2013 period.

(3)	Dollar Tree leases two spaces: Rankin Center (9,000 square feet, 5.8% U/W base rent, $130 Sales PSF, 10.1% occupancy cost, lease expires 1/31/2021 with one, 5-year renewal option) and Villa Rica Commons (5,000 square feet, 3.9% U/W base rent, lease expires 3/31/2017). The Dollar Tree located at Villa Rica Commons is not required to report sales.

(4)	Located at the Shoppes at Garner property.

(5)	Fashion Ave. sales are not available.

(6)	Fashion Ave. has two, 5-year renewal options.

(7)	Shoe Show leases two spaces: Villa Rica Commons (2,500 square feet, 2.0% U/W base rent, lease expires 6/30/2017 with two, 5-year renewal options) and Shoppes at Garner (3,500 square feet, 3.5% U/W base rent, $155 Sales PSF, 12.0% occupancy cost, lease expires 8/31/2018 with two, 5-year renewal options). The Shoe Show located at Villa Rica Commons is currently not required to report sales.

(8)	Cato leases two spaces: Rankin Center (4,160 square feet, 3.0% U/W base rent, lease expires 1/31/2016 with three, 5-year renewal options) and Villa Rica Commons (3,200 square feet, 2.2% U/W base rent, $188 Sales PSF, 6.9% occupancy cost, lease expires 1/31/2020). The Cato located at Rankin Center is currently not required to report sales.

(9)	Gamestop is not required to report sales.

(10)	Gamestop leases two spaces: Rankin Center (2,100 square feet, 2.0% U/W base rent, lease expires 1/31/2017 with one, 2-year renewal option) and Shoppes at Garner (1,600 square feet, 2.4% U/W base rent, lease expires 8/31/2016).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

RIVERCREST PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	6,200	5.8%	6,200	5.8%	$81,850	$13.20
2015	0	0	0.0%	6,200	5.8%	$0	$0.00
2016	10	23,860	22.4%	30,060	28.3%	$341,005	$14.29
2017	5	16,400	15.4%	46,460	43.7%	$235,425	$14.36
2018	9	26,300	24.7%	72,760	68.4%	$384,087	$14.60
2019	2	9,000	8.5%	81,760	76.9%	$122,000	$13.56
2020	2	4,400	4.1%	86,160	81.0%	$46,400	$10.55
2021	1	9,000	8.5%	95,160	89.5%	$85,500	$9.50
2022	0	0	0.0%	95,160	89.5%	$0	$0.00
2023	0	0	0.0%	95,160	89.5%	$0	$0.00
2024	0	0	0.0%	95,160	89.5%	$0	$0.00
2025	0	0	0.0%	95,160	89.5%	$0	$0.00
Thereafter	0	0	0.0%	95,160	89.5%	$0	$0.00
Vacant	0	11,176	10.5%	106,336	100.0%	$0	$0.00
Total/Weighted Average	32	106,336	100.0%			$1,296,267	$13.62

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rivercrest Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
NAV	NAV	NAV	89.5%

(1)	Historical occupancy is not available, as the sponsors acquired the Rivercrest Portfolio Properties between January 2015 and April 2015 and historical information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll. Occupancy presented is as of dates ranging from May 13, 2015 to June 1, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rivercrest Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,433,230	$1,286,597	$1,296,267	83.9%	$12.19
Grossed Up Vacant Space	0	0	182,616	11.8	1.72
Total Reimbursables	258,103	227,780	266,754	17.3	2.51
Other Income	842	257	1,500	0.1	0.01
Less Vacancy & Credit Loss	0	0	(201,244)(2)	(13.0)	(1.89)
Effective Gross Income	$1,692,175	$1,514,634	$1,545,893	100.0%	$14.54

Total Operating Expenses	$464,062	$422,694	$391,304	25.3%	$3.68

Net Operating Income	$1,228,113	$1,091,940	$1,154,588	74.7%	$10.86
TI/LC	0	0	61,836	4.0	0.58
Replacement Reserves	0	0	41,400	2.7	0.39
Net Cash Flow	$1,228,113	$1,091,940	$1,051,352	68.0%	$9.89

NOI DSCR	1.77x	1.58x	1.67x
NCF DSCR	1.77x	1.58x	1.52x
NOI DY	10.5%	9.4%	9.9%
NCF DY	10.5%	9.4%	9.0%

(1)	Trailing-12 month cash flows are not available, as the sponsor acquired the Rivercrest Portfolio Properties between January 2015 and April 2015 and certain historical information was not provided by the seller.

(2)	The underwritten economic vacancy is 13.6%. The Rivercrest Portfolio Properties were 89.5% physically occupied as of dates ranging from May 13, 2015 to June 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

No. 12 – Westgate MHC

Loan Information				Property Information
Mortgage Loan Seller:	C-III Commercial Mortgage LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$11,450,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$11,450,000			Location:	Largo, FL
% of Initial Pool Balance:	1.5%			Size:	263 pads
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Pad:	$43,536
Borrower Name:	Westgate Park Corp.			Year Built/Renovated:	1972/NAP
Sponsor:	Nicole A. Weis			Title Vesting:	Fee
Mortgage Rate:	4.760%			Property Manager:	Self-managed
Note Date:	July 1, 2015			3rd Most Recent Occupancy (As of):	81.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.0% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	82.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	83.3% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$939,683 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$942,881 (12/31/2014)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of):	$926,538 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$1,455,978
				U/W Expenses:	$546,015
				U/W NOI:	$909,963
				U/W NCF:	$896,813
				U/W NOI DSCR:	1.27x
Escrows and Reserves:				U/W NCF DSCR:	1.25x
				U/W NOI Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.8%
Taxes	$85,711	$10,714	NAP	As-Is Appraised Value:	$16,050,000
Insurance	$12,564	$1,571	NAP	As-Is Appraisal Valuation Date:	May 22, 2015
Replacement Reserves	$1,096	$1,096	NAP	Cut-off Date LTV Ratio:	71.3%
Liquidity Reserve(1)	$200,000	$0	$200,000	LTV Ratio at Maturity or ARD:	61.4%

(1)	The Liquidity Reserve may be used for payment of reasonable and appropriate expenses actually incurred by the borrower in connection with the operation and maintenance of the Westgate MHC Property. To the extent the balance of the reserve is less than $200,000 for more than 30 days, the borrower is required to replenish the reserve to $200,000. Upon the Westgate MHC Property achieving a DSCR of at least 1.40x for four consecutive calendar quarters, and provided no event of default has occurred and is continuing, the Liquidity Reserve will be terminated and all funds will be returned to the borrower.

The Westgate MHC mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 263-pad manufactured housing community located in Largo, Florida (the “Westgate MHC Property”), approximately 23 miles west of the Tampa central business district. The Westgate MHC Property is situated on a 30.2-acre site located within Pinellas County in the Tampa Bay metro area. Pinellas County is the most densely developed county in the Tampa Bay metro area. Within a three-mile radius of the Westgate MHC Property, the estimated 2015 population was 102,106 with an estimated average household income of $53,408. Amenities at the Westgate MHC Property include a playground area. The Westgate MHC Property has maintained average occupancy of 82.0% since 2010. As of May 1, 2015, the Westgate MHC Property was 83.3% occupied. As of June 2015, there are 32 homes on site available for purchase and 62 homes on site that are on a lease-to-own program. See “Cash Flow Analysis” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

WESTGATE MHC

Sources and Uses

Sources			Uses
Original loan amount	$11,450,000	100.0%	Loan payoff	$10,560,353	92.2%
			Reserves	299,371	2.6
			Closing costs	90,862	0.8
			Return of equity	499,414	4.4
Total Sources	$11,450,000	100.0%	Total Uses	$11,450,000	100.0%

The following table presents historical occupancy percentages at the Westgate MHC Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(1)
81.0%	82.0%	82.0%	83.3%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Westgate MHC Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W(1)	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$1,280,670	$1,314,761	$1,295,927	$1,666,368	114.5%	$6,336
Other Income	157,761	160,109	160,051	160,051	11.0	609
Less Vacancy & Credit Loss	0	0	0	(370,441)(2)	(25.4)	(1,409)
Effective Gross Income	$1,438,431	$1,474,870	$1,455,978	$1,455,978	100.0%	$5,536

Total Operating Expenses	$498,748	$531,989	$529,440	$546,015	37.5%	$2,076

Net Operating Income	$939,683	$942,881	$926,538	$909,963	62.5%	$3,460

Replacement Reserves	0	0	0	13,150	0.9	50
Net Cash Flow	$939,683	$942,881	$926,538	$896,813	61.6%	$3,410

NOI DSCR	1.31x	1.31x	1.29x	1.27x
NCF DSCR	1.31x	1.31x	1.29x	1.25x
NOI DY	8.2%	8.2%	8.1%	7.9%
NCF DY	8.2%	8.2%	8.1%	7.8%

(1)	Underwriting was based on pad rental income only.

(2)	The underwritten economic vacancy is 22.2%. The Westgate MHC Property was 83.3% physically occupied as of May 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

No. 13 - Plaza Diamond Bar

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$11,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$11,000,000			Location:	Diamond Bar, CA
% of Initial Pool Balance:	1.5%			Size:	61,857 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$177.83
Borrower Name:	Plaza Diamond Bar Partners Holdings, LLC			Year Built/Renovated:	1980/2007
Sponsors:	Nathaniel Williams; Rodney Freeman			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	July 8, 2015			3rd Most Recent Occupancy (As of):	98.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.2% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of)(2):	81.8% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.7% (6/26/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,133,065 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$947,933 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,016,924 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$1,658,081
				U/W Expenses:	$542,519
				U/W NOI:	$1,115,562
Escrows and Reserves:				U/W NCF:	$1,034,528
				U/W NOI DSCR:	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.50x
Taxes:	$40,554	$9,656	NAP	U/W NOI Debt Yield:	10.1%
Insurance:	$21,855	$4,163	NAP	U/W NCF Debt Yield:	9.4%
Replacement Reserves:	$0	$1,289	NAP	As-Is Appraised Value:	$15,300,000
Deferred Maintenance:	$13,688	$0	NAP	As-Is Appraisal Valuation Date:	May 1, 2015
TI/LC Reserve:	$0	$5,464	NAP	Cut-off Date LTV Ratio:	71.9%
Other(1):	$1,053,400	$0	NAP	LTV Ratio at Maturity or ARD:	66.1%

(1)	Other initial reserves include a $1,000,000 reserve for the Nobel University tenant which executed a lease on May 28, 2015. The Nobel University reserve will be released once (i) the borrower delivers a rent roll certified by the borrower to the lender for the then-current month reflecting that the Plaza Diamond Bar Property has achieved aggregate annual base rents of at least $1,400,000, and (ii) either (a) the borrower delivers an estoppel certificate from Nobel University in form and content reasonably satisfactory and certifying that (1) Nobel University is in full occupancy of its premises with no further termination right, (2) a sum equal to the amount of free rent under the Nobel University lease has been deposited, (3) all tenant improvement allowances have been paid for in accordance with the terms of the Nobel University lease, or (b) the borrower has delivered an estoppel certificate to the lender certified by the borrower in form and content reasonably acceptable to the lender certifying that (1) all tenants on such rent roll are in full occupancy of the premises with no termination rights, (2) a sum equal to the aggregate amount of free rent under the Leases reflected on the rent roll has been deposited with the lender, and (3) all tenant improvements and leasing commissions for which the borrower is obligated have been completed and paid for in accordance with the terms of the leases reflected on such rent roll. Other initial reserves also include $53,400 reserve in the event that the borrower either elects or is required by applicable law to install a sub-slab depressurization system at the property related to a former dry cleaner at the Plaza Diamond Bar Property.

(2)	The 2014 occupancy decreased to 81.8% after a tenant occupying 6,354 square feet (10.3% of net rentable area) vacated in March 2014. The space was re-leased to Nobel University in May 2015.

The Plaza Diamond Bar mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed-use office/retail property (the “Plaza Diamond Bar Property”) located in Diamond Bar, California, which is approximately 18 miles north of the Santa Ana central business district. The Plaza Diamond Bar Property is situated on 3.8 acres and was constructed from 1980-1981. The Plaza Diamond Bar Property is comprised of four, one- and two-story buildings, which include 47,270 square feet (76.4% of net rentable area) of office space and 14,587 square feet (23.6% of net rentable area) retail space. As of the June 26, 2015 rent roll the Plaza Diamond Bar Property was 83.4% occupied and 93.7% leased to 33 tenants including the lease of Nobel University. The neighborhood surrounding the Plaza Diamond Bar Property consists of a mixture of commercial, retail, and residential development. The Plaza Diamond Bar Property includes 274 surface parking spaces resulting in a parking ratio of 4.4 parking spaces per 1,000 square feet of net rentable area. The 2015 population within a one-, three-, and five-mile radius of the Plaza Diamond Bar Property is 11,972, 81,083, and 223,992, respectively, while the average household income within the same radii is $104,991, $95,730, and $97,461, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

PLAZA DIAMOND BAR

Sources and Uses

Sources			Uses
Original loan amount	$11,000,000	98.6%	Loan payoff(1)	$9,695,552	86.9%
Sponsor’s new cash contribution	156,824	1.4	Closing costs	331,776	3.0
			Reserves	1,129,496	10.1
Total Sources	$11,156,824	100.0%	Total Uses	$11,156,824	100.0%

(1)	The Plaza Diamond Bar Property was previously securitized in the MLMT 2005-CIP1 transaction.

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
James Real (S&S Realtors, TLC Financial)	NR/NR/NR	7,557	12.2%	$27.00	$204,039	14.1%	7/31/2020
Dr. Robin Abari	NR/NR/NR	3,174	5.1%	$42.70	$135,528	9.4%	5/31/2017
Nobel University(2)	NR/NR/NR	6,354	10.3%	$18.60	$118,184	8.2%	3/31/2021
All Day, Inc.	NR/NR/NR	3,379	5.5%	$20.39	$68,911	4.8%	2/28/2020
Total Major Tenants		20,464	33.1%	$25.74	$526,662	36.4%

Non-Major Tenants		37,485	60.6%	$24.50	$918,552	63.6%

Occupied Collateral Total		57,949	93.7%	$24.94	$1,445,215	100.0%

Vacant Space		3,908	6.3%

Collateral Total		61,857	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016, totaling $27,976.

(2)	Nobel University executed the lease on May 28, 2015 and is not yet in occupancy or paying rent. The lease term will commence the earlier of 90 days from the issuance of a conditional use permit from the City of Diamond Bar or January 1, 2016. If the tenant is unable to obtain a conditional use permit or all required approvals, the tenant or the borrower may terminate the lease.

The following table presents certain information relating to the lease rollover schedule at the Plaza Diamond Bar Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	3,560	5.8%	3,560	5.8%	$82,528	$23.18
2015	5	6,270	10.1%	9,830	15.9%	$156,180	$24.91
2016	10	13,587	22.0%	23,417	37.9%	$320,916	$23.62
2017	7	10,428	16.9%	33,845	54.7%	$299,698	$28.74
2018	0	0	0.0%	33,845	54.7%	$0	$0.00
2019	2	2,054	3.3%	35,899	58.0%	$39,993	$19.47
2020	3	11,636	18.8%	47,535	76.8%	$288,238	$24.77
2021	1	6,354	10.3%	53,889	87.1%	$118,184	$18.60
2022	1	1,200	1.9%	55,089	89.1%	$34,131	$28.44
2023	0	0	0.0%	55,089	89.1%	$0	$0.00
2024	0	0	0.0%	55,089	89.1%	$0	$0.00
2025	0	0	0.0%	55,089	89.1%	$0	$0.00
Thereafter	1	2,860	4.6%	57,949	93.7%	$105,347	$36.83
Vacant	0	3,908	6.3%	61,857	100.0%	$0	$0.00
Total/Weighted Average	33	61,857	100.0%			$1,445,215	$24.94
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

PLAZA DIAMOND BAR

The following table presents historical occupancy percentages at the Plaza Diamond Bar Property:

Historical Occupancy

2012(1)	2013(1)	2014(1)(2)	6/26/2015(3)
98.4%	93.2%	81.8%	93.7%

(1)	Information obtained from the borrower.

(2)	The 2014 occupancy decreased to 81.8% after a tenant occupying 6,354 square feet (10.3% of net rentable area) vacated in March 2014. The space was re-leased to Nobel University in May 2015.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Plaza Diamond Bar Property:

Cash Flow Analysis

	2012	2013	2014(1)	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,345,458	$1,380,408	$1,224,924	$1,254,310	$1,417,238	85.5%	$22.91
Rent Steps	0	0	0	0	27,976	1.7	0.45
Grossed Up Vacant Space	0	0	0	0	92,296	5.6	1.49
Total Reimbursables	192,011	251,507	212,011	222,981	223,007	13.4	3.61
Other Income	20,826	28,528	13,045	25,145	20,800	1.3	0.34
Less Vacancy & Credit Loss	0	(13,917)	0	0	(123,236)(1)	(7.4)	(1.99)
Effective Gross Income	$1,558,295	$1,646,526	$1,449,980	$1,502,437	$1,658,081	100.0%	$26.81

Total Operating Expenses	$487,392	$513,461	$502,047	$486,142	$542,519	32.7%	$8.77

Net Operating Income	$1,070,904	$1,133,065	$947,933	$1,016,294	$1,115,562	67.3%	$18.03
TI/LC	0	0	0	0	65,570	4.0	1.06
Capital Expenditures	0	0	0	0	15,464	0.9	0.25
Net Cash Flow	$1,070,904	$1,133,065	$947,933	$1,016,294	$1,034,528	62.4%	$16.72

NOI DSCR	1.56x	1.65x	1.38x	1.48x	1.62x
NCF DSCR	1.56x	1.65x	1.38x	1.48x	1.50x
NOI DY	9.7%	10.3%	8.6%	9.2%	10.1%
NCF DY	9.7%	10.3%	8.6%	9.2%	9.4%

(1)	The 2014 occupancy decreased to 81.8% after a tenant occupying 6,354 square feet (10.3% of net rentable area) vacated in March 2014. The space was re-leased to Nobel University in May 2015.

(2)	The underwritten economic vacancy is 7.0%. The Plaza Diamond Bar Property was 93.7% leased and 83.4% physically occupied as of June 26, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

No. 14 – Sunrise Industrial Park

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$10,850,000			Specific Property Type:	Flex
Cut-off Date Principal Balance:	$10,850,000			Location:	Rancho Cordova, CA
% of Initial Pool Balance:	1.5%			Size:	304,433 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$35.64
Borrower Name:	FJM Sunrise Associates SPE, LLC			Year Built/Renovated:	1982/NAP
Sponsors:	Mark Pirie; Robert M. Moran, Jr.; The Moran Family Trust			Title Vesting:	Fee
Mortgage Rate:	4.410%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy (As of):	83.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.3% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	81.4% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	82.0% (7/8/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,104,310 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,130,824 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,154,387 (3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$1,460,086
Additional Debt Type:	NAP			U/W Expenses:	$375,694
				U/W NOI:	$1,084,392
				U/W NCF:	$1,009,676
				U/W NOI DSCR:	1.66x
Escrows and Reserves:				U/W NCF DSCR:	1.55x
				U/W NOI Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.3%
Taxes	$50,528	$12,632	NAP	As-Is Appraised Value:	$15,800,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 21, 2015
Replacement Reserves	$0	$2,537	$60,887	Cut-off Date LTV Ratio:	68.7%
TI/LC Reserve(2)	$0	$3,689	$132,819	LTV Ratio at Maturity or ARD:	62.7%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Sunrise Industrial Park Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(2)	Monthly TI/LC reserves of $3,689 are required until the reserve has reached a cap $132,819. If funds are drawn from the TI/LC reserve, the borrower is required to replenish the reserve with monthly deposits until the reserve has reached the cap of $132,819. In the event the tenant We’re Organized has not renewed its lease agreement three months prior to its lease expiration date of 12/31/2015, the TI/LC monthly reserve requirement will increase to $20,356, or the borrower may deposit $50,000 with the lender in the form of cash or a letter of credit in lieu of the increased monthly reserve requirement.

The Sunrise Industrial Park mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in four industrial flex buildings totaling 304,433 square feet located in Rancho Cordova, California (the “Sunrise Industrial Park Property”), approximately 15.7 miles east of Sacramento, California. The Sunrise Industrial Park Property was constructed between 1982 and 1991, and the buildings contain between 12,800 square feet and 135,456 square feet comprised of approximately 13% office space and 87% warehouse space. Tenancy includes national, regional and local tenants from a wide variety of industries including manufacturing, healthcare and construction. The tenants’ facilities are predominantly used for distribution and warehouse space. The Sunrise Industrial Park Property contains 11 loading docks in total, with clear heights ranging from 18 feet to 24 feet, and is conveniently located 0.9 miles south of U.S. Highway 50, providing east-west access to and from Sacramento. The Sunrise Industrial Park Property features 240 parking spaces resulting in a parking ratio of 0.8 spaces per 1,000 square feet of rentable area. As of July 8, 2015, the Sunrise Industrial Park Property was 82.0% occupied by 16 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

SUNRISE INDUSTRIAL PARK

Sources and Uses

Sources			Uses
Original loan amount	$10,850,000	100.0%	Loan payoff	$8,960,684	82.6%
			Reserves	50,528	0.5
			Closing costs	9,001	0.1
			Return of equity	1,829,787	16.9%
Total Sources	$10,850,000	100.0%	Total Uses	$10,850,000	100.0%

The following table presents certain information relating to the tenants at the Sunrise Industrial Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
We’re Organized	NR/NR/NR	30,000	9.9%	$6.00	$180,000	14.7%	12/31/2015
Healthnet, Inc.	BB+/Ba2/BB	29,400	9.7%	$5.04	$148,176	12.1%	4/30/2016
Mailing Systems Inc.	NR/NR/NR	24,500	8.0%	$4.80	$117,600	9.6%	6/30/2016
Sacramento Bee	NR/NR/NR	18,000	5.9%	$4.79	$86,304	7.0%	12/31/2015
Tony’s Sons Moving & Storage	NR/NR/NR	17,500	5.7%	$4.49	$78,600	6.4%	8/31/2020
Total Major Tenants		119,400	39.2%	$5.11	$610,680	49.8%

Non-Major Tenant		130,296	42.8%	$4.73	$616,367	50.2%

Occupied Collateral Total		249,696	82.0%	$4.91	$1,227,047	100.0%

Vacant Space		54,737	18.0%

Collateral Total		304,433	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2016 totaling $8,257.

The following table presents certain information relating to the lease rollover schedule at the Sunrise Industrial Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	12,611	4.1%	12,611	4.1%	$63,559	$5.04
2015	2	48,000	15.8%	60,611	19.9%	$266,304	$5.55
2016	5	96,600	31.7%	157,211	51.6%	$477,642	$4.94
2017	3	36,263	11.9%	193,474	63.6%	$165,433	$4.56
2018	1	10,500	3.4%	203,974	67.0%	$46,620	$4.44
2019	2	16,500	5.4%	220,474	72.4%	$78,180	$4.74
2020	2	29,222	9.6%	249,696	82.0%	$129,309	$4.43
2021	0	0	0.0%	249,696	82.0%	$0	$0.00
2022	0	0	0.0%	249,696	82.0%	$0	$0.00
2023	0	0	0.0%	249,696	82.0%	$0	$0.00
2024	0	0	0.0%	249,696	82.0%	$0	$0.00
2025	0	0	0.0%	249,696	82.0%	$0	$0.00
Thereafter	0	0	0.0%	249,696	82.0%	$0	$0.00
Vacant	0	54,737	18.0%	304,433	100.0%	$0	$0.00
Total/Weighted Average	16	304,433	100.0%			$1,227,047	$4.91

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

SUNRISE INDUSTRIAL PARK

The following table presents historical occupancy percentages at the Sunrise Industrial Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/8/2015(2)
83.0%	83.3%	81.4%	82.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Sunrise Industrial Park Property:

Cash Flow Analysis

	2012	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,199,625	$1,242,196	$1,265,597	$1,284,592	$1,480,535(1)	101.4%	$4.86
Total Reimbursables	221,289	215,897	238,310	239,503	233,039	16.0	0.77
Other Income	6,251	16,129	24,000	21,181	0	0.0	0.00
Less Vacancy & Free Rent	0	0	0	0	(253,488)(2)	(17.4)	(0.83)
Effective Gross Income	$1,427,164	$1,474,222	$1,527,907	$1,545,276	$1,460,086	100.0%	$4.80

Total Operating Expenses	$401,915	$369,912	$397,083	$390,889	$375,694	25.7%	$1.23

Net Operating Income	$1,025,249	$1,104,310	$1,130,824	$1,154,387	$1,084,392	74.3%	$3.56
TI/LC	0	0	0	0	44,273	3.0	0.15
Capital Expenditures	0	0	0	0	30,443	2.1	0.10
Net Cash Flow	$1,025,249	$1,104,310	$1,130,824	$1,154,387	$1,009,676	69.2%	$3.32

NOI DSCR	1.57x	1.69x	1.73x	1.77x	1.66x
NCF DSCR	1.57x	1.69x	1.73x	1.77x	1.55x
NOI DY	9.4%	10.2%	10.4%	10.6%	10.0%
NCF DY	9.4%	10.2%	10.4%	10.6%	9.3%

(1)	U/W Base Rent includes contractual rent steps through January 2016 totaling $8,257.
(2)	The underwritten economic vacancy is 17.1%. The Sunrise Industrial Park Property was 82.0% physically occupied as of July 8, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

No. 15 - Sheridan Professional Centre

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$10,350,000			Specific Property Type:	Medical
Cut-off Date Principal Balance:	$10,325,370			Location:	Cooper City, FL
% of Initial Pool Balance:	1.4%			Size:	57,717 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$178.90
Borrower Name:	Sheridan Professional Centre, Ltd., LLLP			Year Built/Renovated:	2004/NAP
Sponsors:	John C. Halliday III; Gerald T. Herrod			Title Vesting:	Fee
Mortgage Rate:	4.770%			Property Manager:	Self-managed
Note Date:	June, 8, 2015			3rd Most Recent Occupancy (As of)(2):	71.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.5% (12/31/2013)
Maturity Date:	June, 06, 2025			Most Recent Occupancy (As of):	90.0% (12/31/2014)
IO Period:	NAP			Current Occupancy (As of):	95.6% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$962,891 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,041,514 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$1,047,638 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$1,484,664
Additional Debt Type:	NAP			U/W Expenses:	$449,995
				U/W NOI:	$1,034,670
				U/W NCF:	$953,637
Escrows and Reserves:				U/W NOI DSCR:	1.59x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.0%
Taxes:	$143,920	$17,133	NAP	U/W NCF Debt Yield:	9.2%
Insurance	$9,601	$4,572	NAP	As-Is Appraised Value:	$14,000,000
Replacement Reserves:	$0	$962	NAP	As-Is Appraisal Valuation Date:	February 10, 2015
TI/LC Reserve:	$100,000	$4,167	$200,000	Cut-off Date LTV Ratio:	73.8%
Other(1):	$200,625	$0	NAP	LTV Ratio at Maturity or ARD:	60.3%

(1)	Other reserves includes a $200,000 TI/LC reserves, allocated as follows: $100,000 for the Hicks, Porter, Ebenfeld and Stein, P.A.; and $100,000 for Gregory A. Ebenfeld, P.A. Additionally, the Other reserve includes $625 for deferred maintenance.
(2)	Five suites (301, 302, 304, 309 and 310) totalling 5,675 square feet (9.8% net rentable area) were offline through most of 2012 due to major renovation of the respective spaces.

The Sheridan Professional Centre Mortgage Loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an office property (the “Sheridan Professional Centre Property”) located in Cooper City, Florida, approximately 15 miles southwest of the Fort Lauderdale central business district. The Sheridan Professional Centre Property consists of three interconnected buildings, situated on 5.0 acres. As of the June 1, 2015 rent roll, the Sheridan Professional Centre Property was 95.6% occupied. The largest tenant, GC West Properties, LLP (“GC West”), has been in occupancy since April 2005 and currently occupies 12,429 square feet (21.5% of net rentable area) of the Sheridan Professional Centre Property. GC West is fully owned by Physicians Endoscopy, a private ambulatory surgery center development and management company. GC West has sublease agreements with South Broward Endoscopy (7,223 square feet, 12.5% net rentable area) and Gastroenterology Consultants (5,206 square feet, 9.0% net rentable area). South Broward Endoscopy and Gastroenterology Consultants have been in occupancy since April 2005. The subtenants’ leases are coterminous with the GC West lease. The Sheridan Professional Centre is located approximately 4.7 miles from Memorial Regional Hospital. The Sheridan Professional Centre Property includes 262 parking spaces resulting in a parking ratio of 4.5 parking spaces per 1,000 square feet of net rentable area. In 2015, the population within a one-, three-, and five-mile radius of the Sheridan Professional Centre Property is 16,772, 126,094, and 328,944, respectively, while the average household income within the same radii is $98,701, $77,723, and $76,696, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

SHERIDAN PROFESSIONAL CENTRE

Sources and Uses

Sources			Uses
Original loan amount	$10,350,000	100.0%	Loan payoff(1)	$7,887,481	76.2%
			Reserves	454,146	4.4
			Closing costs	270,410	2.6
			Return of equity	1,737,963	16.8
Total Sources	$10,350,000	100.0%	Total Uses	$10,350,000	100.0%
(1)	The Sheridan Professional Centre Property was previously securitized in the GCCFC 2005-GG5 transaction.

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GC West Properties, LLP(3)	NR/NR/NR	12,429	21.5%	$21.00	$261,009	24.5%	4/30/2025
Renal Life Link	NR/Ba3/BB	5,675	9.8%	$21.00	$119,175	11.2%	1/31/2020
Plantation Oper MRI, LLC	NR/NR/NR	5,524	9.6%	$21.00	$116,004	10.9%	12/31/2019
Total Major Tenants		23,628	40.9%	$21.00	$496,188	46.7%

Non-Major Tenants		31,573	54.7%	$17.96	$567,002	53.3%

Occupied Collateral Total		55,201	95.6%	$19.26	$1,063,190	100.0%

Vacant Space		2,516	4.4%

Collateral Total		57,717	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2016, totaling $20,063.
(3)	GC West subleases 7,223 square feet (12.5% of net rentable area) to South Broward Endoscopy and 5,206 square feet (9.0% of net rentable area) to Gastroenterology Consultants. The subtenants’ leases are coterminous with GC West lease. Square footage shown is inclusive of the subleased space.

The following table presents certain information relating to the lease rollover schedule at the Sheridan Professional Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	2,762	4.8%	2,762	4.8%	$48,349	$17.50
2015	1	1,135	2.0%	3,897	6.8%	$18,728	$16.50
2016	5	7,295	12.6%	11,192	19.4%	$120,368	$16.50
2017	3	4,150	7.2%	15,342	26.6%	$68,475	$16.50
2018	5	6,666	11.5%	22,008	38.1%	$126,419	$18.96
2019	2	7,534	13.1%	29,542	51.2%	$158,214	$21.00
2020	1	5,675	9.8%	35,217	61.0%	$119,175	$21.00
2021	1	3,015	5.2%	38,232	66.2%	$49,748	$16.50
2022	0	0	0.0%	38,232	66.2%	$0	$0.00
2023	1	4,540	7.9%	42,772	74.1%	$92,707	$20.42
2024	0	0	0.0%	42,772	74.1%	$0	$0.00
2025	1	12,429	21.5%	55,201	95.6%	$261,009	$21.00
Thereafter	0	0	0.0%	55,201	95.6%	$0	$0.00
Vacant	0	2,516	4.4%	57,717	100.0%	$0	$0.00
Total/Weighted Average	22	57,717	100.0%			$1,063,190	$19.26
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SHERIDAN PROFESSIONAL CENTRE

The following table presents historical occupancy percentages at the Sheridan Professional Centre Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(2)	12/31/2014(2)	6/1/2015(3)
71.6%	84.5%	90.0%	95.6%

(1)	Five suites (301, 302, 304, 309 and 310) totaling 5,675 square feet (9.8% net rentable area) were offline through most of 2012 due to major renovation of the respective spaces.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sheridan Professional Centre Property:

Cash Flow Analysis

	2012(1)	2013	2014	T12 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$888,736	$1,023,164	$1,081,106	$1,085,593	$1,105,989	74.5%	$19.16
Rent Steps	0	0	0	0	20,063	3.2	$0.35
Grossed Up Vacant Space	0	0	0	0	47,729	1.4	$0.83
Mark to Market Adjustments(2)	0	0	0	0	(30,513)	(2.1)	($0.53)
Total Reimbursables	278,788	325,890	347,031	344,932	425,015	28.6	$7.36
Other Income	6,828	1,645	3,046	2,197	3,429	0.2	$0.06
Less Vacancy & Credit Loss	0	0	0	0	(87,048)(3)	(5.9)	($1.51)
Effective Gross Income	$1,174,352	$1,350,700	$1,431,183	$1,432,722	$1,484,664	100.0%	$25.72

Total Operating Expenses	$350,738	$387,809	$389,669	$385,084	$449,995	30.3%	$7.80

Net Operating Income	$823,614	$962,891	$1,041,514	$1,047,638	$1,034,670	69.7%	$17.93
TI/LC	0	0	0	0	69,489	4.7	$1.20
Capital Expenditures	0	0	0	0	11,543	0.8	$0.20
Net Cash Flow	$823,614	$962,891	$1,041,514	$1,047,638	$953,637	64.2%	$16.52

NOI DSCR	1.27x	1.48x	1.60x	1.61x	1.59x
NCF DSCR	1.27x	1.48x	1.60x	1.61x	1.47x
NOI DY	8.0%	9.3%	10.1%	10.1%	10.0%
NCF DY	8.0%	9.3%	10.1%	10.1%	9.2%

(1)	Five suites (301, 302, 304, 309 and 310) totaling 5,675 square feet (9.8% net rentable area) were offline through most of 2012 due to a major renovation of the respective spaces.
(2)	Mark to market adjustments were taken for the difference between in-place rent and the appraiser’s concluded rent for the tenant spaces.
(3)	The underwritten economic vacancy is 5.6%. The Sheridan Professional Centre Property was 95.6% physically occupied as of June 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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